                                         [THE FIRST MARBLEHEAD CORPORATION LOGO]
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 6, 2004)

                                 $1,122,789,000

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-2
                            NCF GRANTOR TRUST 2004-2
                                     ISSUERS

                       THE NATIONAL COLLEGIATE FUNDING LLC
                                    DEPOSITOR

                STUDENT LOAN ASSET BACKED NOTES AND CERTIFICATES

SECURITIES OFFERED                             --------------------------------
                                               You should carefully consider
o  Classes of notes and certificates           the risk factors beginning on
   listed in the table below                   page S-13.

ASSETS                                         The notes and certificates are
                                               asset backed securities issued
o  Private student loans guaranteed by         by separate trusts and are
   The Education Resources Institute,          obligations of the respective
   Inc.                                        trust only.

CREDIT ENHANCEMENT                             Neither the notes nor the
                                               certificates are obligations
o  Excess interest on the student loans        of the depositor, The First
                                               Marblehead Corporation, The
o  Subordination of the class C notes          Education Resources Institute,
   and class B notes to the class A            Inc., the sellers or the
   securities and subordination of the         servicer.
   class C notes to the class B notes to
   the extent more fully described in          Neither the notes nor the
   this prospectus supplement o Reserve        certificates are guaranteed or
   account                                     insured by the United States
                                               or any governmental agency.
o  The Education Resources Institute,          --------------------------------
   Inc. guaranty on the student loans
   together with certain guaranty fees
   pledged to secure payments of claims
   on defaulted student loans

                            INITIAL CLASS    INTEREST RATE                                    DISCOUNTS AND     PROCEEDS TO THE
                                BALANCE       (per annum)    FINAL MATURITY DATE     PRICE    COMMISSIONS(1)         TRUST
                           ---------------   -------------   -------------------    -------   --------------    ----------------
                                               One-month
Class A-1 Notes            $   290,569,000    LIBOR plus        April 25, 2023      100.000%           0.300%             99.700%
                                                 0.11%
                                              One-month
Class A-2 Notes            $   149,830,000    LIBOR plus       October 27, 2025     100.000%           0.310%             99.690%
                                                0.15%
                                              One-month
Class A-3 Notes            $   187,338,000    LIBOR plus        April 26, 2027      100.000%           0.320%             99.680%
                                                0.21%
                                              One-month
Class A-4 Notes            $   194,695,000    LIBOR plus      November 27, 2028     100.000%           0.330%             99.670%
                                                0.31%
                                              One-month
Class A-5-1 Certificates   $   187,757,000    LIBOR plus       December 26, 2033    100.000%           0.325%             99.675%
                                                0.48%

Class A-IO Certificates                (2)       9.75%         October 27, 2014      56.186%           1.000%             55.186%

                                              One-month
Class B Notes              $    55,800,000    LIBOR plus      December 26, 2033     100.000%           0.400%             99.600%
                                                0.54%
                                              One-month
Class C Notes              $    56,800,000    LIBOR plus      December 26, 2033     100.000%           0.410%             99.590%
                                                0.80%

           Total           $ 1,122,789,000                                                                      $  1,174,768,524(3)

----------
(1) Subject to indemnification and expense reimbursement arrangements with the underwriters.
(2)  Initial notional amount equal to $100,000,000.
(3) Before deducting expenses estimated to be $3,214,046 and excluding proceeds from the class A-5-2 certificates and the structuring advisory fee paid to The First Marblehead Corporation.

        NCF Grantor Trust 2004-2 will also issue class A-5-2 certificates, which will be sold by the depositor in a privately negotiated transaction. The aggregate initial principal balance for the offered securities (excluding the class A-IO certificates) and the class A-5-2 certificates is equal to $1,122,902,000.

        The offered securities are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the offered securities will be made in book-entry-only form on or about October 28, 2004.

        Application will be made to list the offered securities on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered securities is not conditioned on the listing of the offered securities on the Irish Stock Exchange.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL REGULATORY AUTHORITY OR STATE SECURITIES COMMISSION HAS APPROVED OR RECOMMENDED THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. NO SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS REVIEWED THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEUTSCHE BANK SECURITIES      GOLDMAN, SACHS & CO.       UBS INVESTMENT BANK
   Joint Book-Runner            Joint Book-Runner         Joint Book-Runner

                  CITIGROUP                             JPMORGAN

                                   ----------
                 Sole Book-Runner of the Class A-IO Certificates
                            DEUTSCHE BANK SECURITIES
                                   ----------

                                October 26, 2004

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----

Summary of Terms.............................................................S-1
Risk Factors................................................................S-13
Formation of the Trust......................................................S-23
Formation of the Grantor Trust..............................................S-24
Use of Proceeds and Assets..................................................S-25
The Sellers.................................................................S-25
The Servicer................................................................S-26
The Student Loan Guarantor..................................................S-27
Notes Previously Issued by Affiliates of The First Marblehead Corporation...S-32
Characteristics of the Trust Student Loans..................................S-32
TERI Guaranty Agreements and TERI Security Agreement........................S-43
The Servicing Agreement.....................................................S-44
Description of the Securities...............................................S-46
U.S. Federal Income Tax Consequences........................................S-56
ERISA Considerations........................................................S-57
Underwriting................................................................S-59
Legal Matters...............................................................S-62
Ratings.....................................................................S-62
Experts.....................................................................S-63
Glossary for Prospectus Supplement...........................................G-1
Annex I:  TERI Financial Statements.........................................TF-1

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----

Prospectus Summary.............................................................1
Formation of the Trusts........................................................7
Use of Proceeds................................................................8
The Depositor, The First Marblehead Corporation, the Administrator, the
 Servicers and the Custodians..................................................8
Description of Student Loan Programs..........................................10
The Student Loan Pools........................................................14
Transfer and Administration Agreements........................................16
Description of the Notes......................................................18
Description of the Certificates...............................................19
Certain Information Regarding the Securities..................................20
Certain Legal Aspects of the Student Loans....................................40
U.S. Federal Income Tax Consequences..........................................41
State and Other Tax Consequences..............................................61
ERISA Considerations..........................................................61
Available Information.........................................................63
Reports to Securityholders....................................................63
Incorporation of Certain Documents by Reference...............................64
Underwriting..................................................................64
Legal Matters.................................................................66
Annex I:  Global Clearance, Settlement and Tax Documentation Procedures......I-1

              THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE
                             ACCOMPANYING PROSPECTUS

        Information about the securities is included in two separate sections of this document that provide progressively more detailed information. These two sections are:

        (a) This prospectus supplement, which describes the specific terms of the securities being offered; and

        (b) The accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of offered securities.

        You should rely on information contained in this document. No one has been authorized to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        The securities may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay securities, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent our expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement.

                                SUMMARY OF TERMS

     . This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire prospectus supplement in order to understand all of the terms of the offering of the securities.

     . This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement.

     . You can find a glossary of certain capitalized terms used in this prospectus supplement in the glossary.

PRINCIPAL PARTIES

THE DEPOSITOR

The National Collegiate Funding LLC

THE TRUST

The National Collegiate Student Loan Trust 2004-2

THE GRANTOR TRUST

NCF Grantor Trust 2004-2

THE ADMINISTRATOR

First Marblehead Data Services, Inc.

THE BACK-UP ADMINISTRATOR

U.S. Bank National Association

THE SERVICER

..    Pennsylvania Higher Education Assistance Agency, also known as PHEAA

THE STUDENT LOAN GUARANTOR

The Education Resources Institute, Inc., also known as TERI

PRIMARY SELLERS

..    Bank One, N.A.

..    Charter One Bank, N.A.

..    Bank of America, N.A.

THE STRUCTURING ADVISOR

The First Marblehead Corporation

THE OWNER TRUSTEE

Wachovia Trust Company, National Association

THE INDENTURE TRUSTEE

U.S. Bank National Association

THE GRANTOR TRUSTEE

U.S. Bank National Association

DATES

DISTRIBUTION DATES

..    A distribution date for the securities is the 25th calendar day of each month or if the 25th is not a business day, the next business day. The first distribution date for the securities is December 27, 2004.

CUTOFF DATE

..    September 30, 2004.

..    The trust will be entitled to receive all collections and proceeds on the trust student loans on and after the cutoff date.

STATISTICAL CUTOFF DATE

..    September 30, 2004.

..    All statistical information relating to the trust student loans is presented as of the statistical cutoff date.

CLOSING DATE

..    On or about October 28, 2004.

INTEREST PERIODS

..    The initial interest period for the securities will be from the closing date to but excluding the first distribution date; thereafter, interest on the securities will accrue from the most recent distribution date on which interest on the securities has been distributed to but excluding the current distribution date.

DESCRIPTION OF THE SECURITIES

GENERAL

The original principal amount or notional amount and interest rates for each class of offered securities are on the cover page of this prospectus supplement. We refer to the offered notes and certificates together as the "offered securities."

The offered securities will be issued in book-entry form through The Depository Trust Company, Clearstream Banking, societe anonyme, Luxembourg and Euroclear. You will not be entitled to receive definitive certificates representing your interests in the offered securities, except in certain limited circumstances.

The offered securities will be available in minimum denominations or notional amounts of $50,000 and $1,000 integral multiples.

OFFERED SECURITIES

Senior Securities

Senior Securities/Class A Securities

..    Class A-1 notes

..    Class A-2 notes

..    Class A-3 notes

..    Class A-4 notes

..    Class A-5-1 certificates

..    Class A-IO certificates

Subordinate Securities

Subordinate Notes/Class B Notes

..    Class B notes

Subordinate Notes/Class C Notes

..    Class C notes

The class C notes are subordinate to the class A securities and class B notes and the class B notes are subordinate to the class A securities to the extent more fully described under "Description of the Securities--Credit
Enhancement--Subordination of the Subordinate Notes."

NON-OFFERED SECURITIES

..    The trust will also issue 6 class A-5 notes with an initial aggregate principal balance of $187,870,000. The class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates will receive all amounts paid by the trust on the class A-5 notes.

..    The trust will also issue privately a single class of certificates to the depositor and TERI. We refer to these certificates as the "owner trust certificates."

..    The owner trust certificates will not have a principal balance and will not bear interest.

..    The owner trust certificates will only be entitled to distributions on any distribution date after all other required payments, deposits and distributions are made.

..    The grantor trust will also issue class A-5-2 certificates with an initial principal balance of $113,000. The class A-5-2 certificates will be sold by the depositor in a privately negotiated transaction.

..    Any information in this prospectus supplement relating to the class A-5 notes, the class A-5-2 certificates or the owner trust certificates is solely for informational purposes to further a better understanding of the offered securities.

INTEREST PAYMENTS

..    The rate of interest on each class of offered securities (other than the class A-IO certificates) for each interest period will be an annual rate equal to the sum of the then applicable one-month LIBOR plus the margins listed on the cover page of this prospectus supplement.

..    However, for the initial interest period the LIBOR rate will be determined by the following formula:

     X + ((29/30).(Y-X))

     where, X = one-month LIBOR, and Y = two-month LIBOR, as of the second business day before the start of the initial interest period.

..    The interest rate on the class A-5-2 certificates will be the same as the rate on the class A-5-1 certificates.

..    Interest calculations for the securities (other than the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates) are based on actual/360. Interest calculations for the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates are based on 30/360.

..    Interest will accrue on the notional amount of the class A-IO certificates at a rate of 9.75% per annum. For each distribution date, the notional amount of the class A-IO certificates will equal the lesser of the aggregate outstanding principal balance of the class A-5-1 certificates and class A-5-2 certificates on that distribution date and the amount determined as follows:

Distribution Dates                     Notional Amount
------------------                     ---------------
December 2004-October 2008             $   100,000,000
November 2008-October 2009             $    95,000,000
November 2009-October 2010             $    80,000,000
November 2010-October 2011             $    60,000,000
November 2011-October 2012             $    50,000,000
November 2012 and thereafter           $             0

..    For the initial interest period, the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates will receive 59 days of interest.

After issuance of the securities, you may obtain the current interest rates for the securities from the administrator's website at www.firstmarblehead.com, the indenture trustee's website at https://trustinvestorreporting.usbank.com/ or by telephone from the indenture trustee at (866) 252-4360.

Subordinate Note Interest Triggers

A Class B Note Interest Trigger will occur on any distribution date if, on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes exceeds the sum of the pool balance plus the amount on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund); provided, however, that a Class B Note Interest Trigger will not be deemed to be in effect if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

If a Class B Note Interest Trigger is in effect, interest on the class B notes and class C notes will be subordinated to the payment of principal on the class A securities.

A Class C Note Interest Trigger will occur on any distribution date if, on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes and the class B notes exceeds the sum of the pool balance plus the amount on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund); provided, however, that a Class C Note Interest Trigger will not be deemed to be in effect if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A securities and the class B notes.

For any distribution date after the 10% Pool Balance Distribution Date (as defined below), amounts on deposit in the reserve account will be excluded from the calculation of the Class B Note Interest Trigger and the Class C Note Interest Trigger.

PRINCIPAL PAYMENTS

Principal payments on the offered securities (other than the class A-IO certificates) and the class A-5-2 certificates will be made on each distribution date, to the extent of available funds, in an amount equal to the principal distribution amount.

For each distribution date, the principal distribution amount is equal to the amount necessary, so that (a) the sum of the pool balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding collection period equals (b) 103% of the outstanding principal balance of the offered securities and the class A-5-2 certificates after payments on that distribution date.

On each distribution date:

(a) Occurring on or after the distribution date on which the outstanding principal balance of the trust student loans is equal to or less than 10% of the aggregate principal balance of the trust student loans as of the cut-off date;

(b)  While a Turbo Parity Trigger is in effect; or

(c)  A TERI Turbo Trigger has occurred;

all available funds remaining in the collection account after clause (9) below under "Distributions--Distribution Dates" will be distributed as principal to the securityholders.

We refer to the distribution date described in clause (a) as the "10% Pool Balance Distribution Date."

A Turbo Parity Trigger will occur on any distribution date if (a) the sum of the pool balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding collection period is less than (b) 100% of the outstanding principal balance of the offered securities and the class A-5-2 certificates after payments on that distribution date.

A TERI Turbo Trigger will occur on any distribution date if the Cumulative Default Rate (as defined in the glossary) exceeds 15%; provided, however, that a TERI Turbo Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

CREDIT ENHANCEMENT

..    Excess interest on the trust student loans

..    Subordination of the class B notes and the class C notes (we refer to these notes as the "subordinate notes") to the class A securities (we refer to these securities as the "senior securities"); and subordination of the class C notes to the class B notes to the extent more fully described under "Description of the Securities--Credit Enhancement--Subordination of the Subordinate Notes"

..    Reserve account

..    TERI guaranty on the trust student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

DISTRIBUTIONS

Distribution Dates

On each distribution date on which a Class B Note Interest Trigger or Class C
Note Interest Trigger is not in effect, the following distributions will be made to the extent of available funds in the order indicated below.

(1) Pro rata: indenture trustee and paying agent fees and expenses up to the amount specified in the indenture and any Irish paying agent agreement; grantor trustee fees and expenses up to the amount specified in the grantor trust agreement; owner trustee fees and expenses up to the amount specified in the trust agreement; servicer fees and expenses up to the amount specified in the servicing agreement; administrator fees and expenses up to the amount specified in the administration agreement; and back-up administrator fees and expenses up to the amount specified in the back-up administration agreement;

(2) To TERI, certain additional guaranty fees, which will be deposited into the TERI pledge fund;

(3) To the holders of each class of class A securities, interest on a pro rata basis;

(4)     To the holders of the class B notes, interest;

(5)     To the holders of the class C notes, interest;

(6) To the reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to the greater of 1.25% of the outstanding principal amount of the notes as of the last day of the immediately preceding collection period and $5,614,510;

(7)     To TERI, to purchase rehabilitated trust student loans;

(8) To the holders of the securities, the principal distribution amount as described below under "Payment of the Principal Distribution Amount;"

(9) Pro rata: any unreimbursed advances to The First Marblehead Corporation, and for all amounts in excess of the maximum amounts specified in clause
        (1) for indenture trustee fees and expenses; Irish paying agent fees and expenses; grantor trustee fees and expenses; owner trustee fees and expenses; servicer indemnities, fees and expenses; administrator fees and expenses; and back-up administrator fees and expenses;

(10) (a) On and after the 10% Pool Balance Distribution Date, (b) while a Turbo Parity Trigger is in effect or (c) if a TERI Turbo Trigger has occurred, to the holders of the securities any remaining amounts as payment of principal until paid in full; and

(11) Any remaining amounts will be paid first to the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the owner trust certificateholders.

On each distribution date, the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates will be entitled to all payments received by the grantor trustee on the class A-5 notes.

Payment of the Principal Distribution Amount

Prior to an event of default, on each distribution date, the principal distribution amount for the securities will be payable as follows:

Prior to the December 2010 distribution date (also referred to as the "Stepdown Date") or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, the principal distribution amount will be payable to each class of class A securities (other than the class A-IO certificates) sequentially in ascending numerical order until each class is paid in full, then, to the class B notes until such class is paid in full, and finally, to the class C notes until such class is paid in full.

Principal allocated to the class A-5-1 certificates and class A-5-2 certificates will be paid on a pro rata basis.

On and after the Stepdown Date and so long as no Subordinate Note Principal

Trigger has occurred and remains in effect:

..    The Class A Percentage (as defined below) of the principal distribution amount will be payable to the class A securities (in the same order of priority as described in the preceding paragraph) until paid in full;

..    The Class B Percentage (as defined below) of the principal distribution amount will be payable to the class B notes until paid in full; and

..    The Class C Percentage (as defined below) of the principal distribution amount will be payable to the class C notes until paid in full.

The Class A Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class A notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

The Class B Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class B notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

The Class C Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class C notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

If an event of default occurs and continues, on each distribution date, the principal distribution amount will be payable to each class of class A securities (other than the class A-IO certificates) on a pro rata basis until each class is paid in full, then to the class B notes until such class is paid in full and then, to the class C notes until such class is paid in full.

Stepdown Date

The "Stepdown Date" will be the December 2010 distribution date.

Subordinate Note Principal Trigger

A Subordinate Note Principal Trigger will occur if either:

..    A Note Parity Trigger occurs and is continuing; or

..    A TERI Principal Trigger has occurred.

A Note Parity Trigger will occur on any distribution date if (a) the sum of the pool balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding collection period is less than (b) 101% of the outstanding principal balance of the offered securities and the class A-5-2 certificates after payments on that distribution date.

A TERI Principal Trigger will occur on any distribution date if the Cumulative Default Rate (as defined in the glossary) exceeds 10%; provided, however, that a TERI Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

FINAL MATURITY DATES

The unpaid principal amount of each class of offered securities (other than the class

A-IO certificates) will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

TRUST PROPERTY

FORMATION OF THE TRUST

The trust is a Delaware statutory trust. The only activities of the trust will be acquiring, owning and servicing the trust student loans and the other assets of the trust, issuing and making payments on the notes and other related activities.

THE TRUST'S ASSETS

The assets of the trust will include:

..    Private student loans guaranteed by TERI. It is anticipated that on the closing date the trust will purchase student loans having an aggregate principal balance and accrued interest of approximately $818,296,149.

..    Collections and other payments on the trust student loans.

..    Funds in the reserve account. It is anticipated that there will be
     $244,500,000 in the reserve account on the closing date.

..    TERI will pledge approximately 75% of its guaranty fees with respect to the trust student loans to the trust to secure payments of claims on defaulted student loans under the TERI guaranty agreements. It is anticipated that there will be approximately $47,382,918 in the TERI pledge fund on the closing date.

..    On the closing date, the sum of the outstanding principal balance of the trust student loans, the amount deposited into the TERI pledge fund, the reserve account and the collection account on the closing date will be no less than 98.87% of the outstanding principal amount of the notes.

TRUST STUDENT LOANS

The trust student loans are all private student loans that are not reinsured by the Department of Education or any other government agency. The trust student loans are guaranteed by TERI. All trust student loans were originated from several different banks under different loan programs that were structured with the assistance of The First Marblehead Corporation.

The trust student loans will be purchased by the trust from the depositor with proceeds from the sale of the securities.

The trust student loans have the characteristics set forth below as of September 30, 2004. Unless otherwise specified, percentages are of the initial pool principal balance (including certain interest accrued to be capitalized).

Aggregate Characteristics as of the Statistical Cutoff Date (September 30, 2004)

..    Aggregate principal amount:.............................$ 808,890,478

..    Aggregate principal amount and accrued interest:........$ 815,019,187

..    Weighted average annual percentage spread over LIBOR:............4.70%

..    Weighted average remaining term:...........................272 months

..    Percentage of cosigned loans:....................................81.8%

At the closing of the delivery of the securities, the trust expects to acquire approximately $818,296,149 of principal and accrued interest of student loans (approximately $3,276,962 in excess of the outstanding principal balance and accrued interest of the trust student loans as of the statistical cutoff date). The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the statistical cutoff date.

RESERVE ACCOUNT

There will be a reserve account to pay the fees of the trust and interest on the notes. Amounts in the reserve account in excess of the required reserve amount will be deposited into the collection account and will be used to make payments in the same order of priority as described above under "Distributions" (including to the holders of the owner trust certificates after payment of all other amounts). Amounts on deposit in the reserve account also will be available, if necessary, to pay principal on each class of offered securities and the class A-5-2 certificates (other than the class A-IO certificates) on its respective final maturity date.

Initially, the amount in the reserve account will be approximately $244,500,000. If the amount on deposit in the reserve account on any distribution date beginning with the distribution date in November 2005 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the required amount for that distribution date, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution as available funds on the distribution date to the persons and in the order of priority specified for distributions.

Starting with the November 2005 distribution date, the required amount in the reserve account will step-down according to the schedule described under "Description of the Securities--Accounts--Reserve Account." However, the required amount will never be less than the greater of $5,614,510 and 1.25% of the outstanding principal amount of the offered securities and the class A-5-2 certificates immediately prior to the related distribution date.

GRANTOR TRUST

The grantor trust will be a New York common law trust. The grantor trust will:

..    Acquire and hold the class A-5 notes;

..    Issue the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates; and

..    Make payments on the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates.

SERVICER

The Pennsylvania Higher Education Assistance Agency, also known as PHEAA, will be the initial servicer for all of the trust student loans from origination through the date of acquisition by the trust.

FEES

Indenture trustee, owner trustee,       Fees in accordance with the indenture,
grantor trustee and any Irish paying    trust agreement, grantor trust agreement
agent                                   and any Irish paying agent agreement not
                                        to exceed $250,000 in the aggregate per
                                        annum

Administrator                           Fees equal to 0.05% per annum of the
                                        aggregate outstanding principal balance
                                        of the trust student loans

Back-up Administrator                   Initial fee of $10,000 and monthly fee
                                        of $1,000

PHEAA                                   Fees as described under "The Servicer"

U.S. FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and not as an equity interest in the trust, and the trust will not be classified as an association or a publicly traded partnership taxable as a corporation.

The grantor trust will be classified as a grantor trust under the Internal Revenue Code of 1986, as amended (referred to as the "Code" in this prospectus supplement), and not as a partnership or an association taxable as a corporation, and the grantor trust certificates will be characterized as evidencing ownership interests in the class A-5 notes and as constituting interests in "stripped notes" (or, in the case of the class A-IO certificates, "stripped coupons") within the meaning of section 1286 of the Code. The class A-IO certificates will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code. See "U.S. Federal Income Tax Consequences--Taxation of Owners of Grantor Trust Certificates--If Stripped Bond Rules Apply" in the prospectus.

See "U.S. Federal Income Tax Consequences" in this prospectus supplement.

ERISA CONSIDERATIONS

Any person who purchases or acquires notes will be deemed to represent, warrant and covenant either:

(a) The purchaser is not, and is not acquiring the notes on behalf of, as a fiduciary of, or with assets of, a Plan (as defined in "ERISA Considerations" in this prospectus supplement); or

(b)     (1)     The notes are rated investment grade or better as of the date of purchase;

        (2) It believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation (as defined in "ERISA Considerations" in this prospectus supplement) and agrees to so treat the notes; and

        (3) The acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Code because the transaction is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicer, the indenture trustee, the grantor trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest (as defined in "ERISA Considerations" in this prospectus supplement) with respect to the Plan.

Any person who purchases or acquires certificates will be deemed to represent, warrant and covenant that the purchaser is not, and is not acquiring the certificates on behalf of, as a fiduciary of, or with assets of, a Plan unless
(a) for the class A-5-1 certificates and class A-IO certificates, both classes of certificates are rated investment grade or better and (b) the acquisition and holding of the certificates do not result in a violation of the prohibited transaction rules of ERISA or section 4975 of the Code because the transaction is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicer, the indenture trustee, the grantor trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest with respect to the Plan.

See the section titled "ERISA Considerations" in this prospectus supplement.

RATINGS

The class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5-1 certificates and class A-IO certificates must be rated in the highest rating category of at least two of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

The class B notes must be rated in one of the two highest rating categories of at least two of the three rating agencies, and the class C notes must be rated in one of the three highest rating categories of at least two of the three rating agencies.

                             IDENTIFICATION NUMBERS

         Class                  CUSIP Number           ISIN         European Common Code
-------------------------      --------------     --------------    --------------------
Class A-1 Notes                  63543P AU 0       US63543PAU03           20447168
Class A-2 Notes                  63543P AV 8       US63543PAV85           20447176
Class A-3 Notes                  63543P AW 6       US63543PAW68           20447184
Class A-4 Notes                  63543P AX 4       US63543PAX42           20447214
Class A-5-1 Certificates         63543P AY 2       US63543PAY25           20447249
Class A-IO Certificates          63543P AZ 9       US63543PAZ99           20447281
Class B Notes                    63543P BA 3       US63543PBA30           20447290
Class C Notes                    63543P BB 1       US63543PBB13           20447303

                                  RISK FACTORS

        You should consider the following risk factors together with all the information contained in this prospectus supplement in deciding whether to purchase any of the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR   Application will be made to list the
SECURITIES                             offered securities on the Irish Stock
                                       Exchange. There can be no assurance that this listing will be obtained. If the securities are not listed on a securities exchange and you want to sell your securities, you will have to locate a purchaser that is willing to purchase them. The underwriters intend to make a secondary market for the offered securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities, and there may be times in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

IF THE TRUST ASSETS ARE INSUFFICIENT   The trust is not permitted to have any
TO MAKE PAYMENTS ON THE SECURITIES,    significant assets or sources of funds
YOU MAY INCUR A LOSS                   other than the trust student loans, the
                                       guaranty agreements, the reserve account and the collection account. You will have no claim to any amounts properly distributed to the owner trust certificateholders, the indenture trustee, the owner trustee, the grantor trustee, the administrator, the back-up administrator or the servicer, from time to time.

                                       If you are a holder of any securities,
                                       and the reserve account is exhausted, the trust will depend solely on payments with respect to the trust student loans to make payments on the notes and you could suffer a loss.

THE CHARACTERISTICS OF THE TRUST       Certain characteristics of the trust
STUDENT LOANS MAY CHANGE               student loans will vary from the
                                       characteristics of the trust student
                                       loans described in this prospectus
                                       supplement due to payments received over time. Distribution by loan type and weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the trust student loans after the remaining terms of the deferral and forbearance periods.

YOUR YIELD TO MATURITY MAY BE REDUCED  The pre-tax return on your investment is
BY PREPAYMENTS, DELINQUENCIES AND      uncertain and will depend on a number of
DEFAULTS                               factors including the following:

                                       .    THE RATE OF RETURN OF PRINCIPAL IS
                                       UNCERTAIN. The amount of distributions of principal on the securities and the time when you receive those distributions depend on the amount and the times at which borrowers make principal payments on the trust student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the trust student loans.

                                       .    YOU MAY NOT BE ABLE TO REINVEST
                                       DISTRIBUTIONS IN COMPARABLE INVESTMENTS.
                                       Asset backed securities, like the
                                       securities offered by this prospectus
                                       supplement, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce less returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

SPECIAL YIELD CONSIDERATIONS RELATING  The class A-IO certificates will accrue
TO THE CLASS A-IO CERTIFICATES         interest on the lesser of the aggregate
                                       outstanding principal balance of the
                                       class A-5-1 certificates and class A-5-2 certificates and the scheduled notional amount. If the rates of prepayments and losses on the trust student loans exceed significantly the rates used in structuring the class A-IO certificates, the aggregate outstanding principal balance of the class A-5-1 certificates and class A-5-2 certificates may be less than the scheduled notional amount. In this event, the yield on the class A-IO certificates will become extremely sensitive to the rate and timing of principal payments on the class A-5-1 certificates and class A-5-2
                                       certificates, resulting from prepayments, defaults and liquidations with respect to the underlying trust student loans, which rate may fluctuate significantly over time. An extremely rapid rate of prepayments on the underlying trust student loans could result in the failure of investors in the class A-IO certificates to fully recover their investments. Investors must make their own decisions as to the appropriate assumptions to be used in deciding whether to purchase any class A-IO certificates.

THE TRUST'S PURCHASE OF STUDENT LOANS  The sum of the outstanding principal
AT A PREMIUM MAY RESULT IN LOSSES      balance of the trust student loans, the
                                       amount deposited in the TERI pledge fund, the reserve account and the collection account on the closing date will be no less than 98.87% of the outstanding principal amount of the notes. There can be no assurance that the aggregate principal amount of the notes will be equal to or less than the sum of the principal amount of the trust student loans plus the amounts on deposit in the reserve account and the collection account. If an event of default occurs under the indenture, and the trust student loans are liquidated at a time when the outstanding principal amount of the notes exceeded the sum of the principal amount of the trust student loans and the amounts on deposit in the reserve account and the collection account, the securityholders may suffer a loss. If an event of default occurs before the holders of the class A-IO certificates have received distributions equal to their investment in the class
                                       A-IO certificates, those investors will
                                       suffer a loss, regardless of the
                                       liquidation proceeds.

RELIANCE ON A THIRD PARTY SERVICER     Although the servicer is obligated to
FOR SERVICING THE TRUST STUDENT LOANS  cause the trust student loans to be serviced in accordance with the terms of the servicing agreement, the timing of payments will be directly affected by the ability of the servicer to adequately service the trust student loans. In addition, you will be relying on compliance by the servicer with private program regulations to ensure that TERI is obligated to maintain guaranty payments. If the servicer defaults on its obligations and is terminated, you will be relying on the ability of the administrator to find an alternative servicer to service the trust student loans and you may suffer a delay in the timing of payments until any transfer of servicing is completed or effective.

RISK OF DEFAULT BY TERI ON THE TRUST   If TERI defaults on its guaranty
STUDENT LOANS                          obligations, and you own any class of
                                       securities, you will rely primarily on
                                       payments from the related borrower for
                                       payments on the related private student
                                       loan and, to a limited extent, on
                                       guaranty fees paid to TERI but deposited in the TERI pledge fund to secure its guaranty obligations. In these circumstances, if you are a holder of any securities, you will bear the risk of loss resulting from the failure of any borrower of a trust student loan if the limited credit enhancement provided by the financing structure available to the securities is inadequate to cover the loss. Moreover, if a TERI Turbo Trigger occurs, payments on the securities may be accelerated and you will bear the risk of reinvestment and any adverse effect on the weighted average life and yield on your securities.

INVESTORS IN THE SUBORDINATE NOTES     Although interest on the class B notes
ARE SUBJECT TO VARIABILITY OF CASH     and class C notes will be paid prior to
FLOWS AND FACE GREATER RISK OF LOSS    principal on the class A securities, if a
                                       Class B Note Interest Trigger or Class C
                                       Note Interest Trigger is in effect for
                                       any particular class of subordinate
                                       notes, interest on the related class or
                                       classes of subordinate notes will be
                                       subordinated to the payment of principal on the class A securities and, if applicable, the class B notes. Principal on the subordinate notes will not begin to be paid until the Stepdown Date and then only so long as no Subordinate Note
                                       Principal Trigger has occurred and
                                       remains in effect. Moreover, the
                                       subordinate notes will not receive any
                                       payments of principal after the Stepdown
                                       Date if a Subordinate Note Principal
                                       Trigger occurs and is continuing until
                                       the class A securities have been paid in full (and, if applicable, the class or classes of subordinate notes with a higher payment priority have been paid in full). Thus, investors in the subordinate notes will bear losses on the trust student loans prior to the losses being borne by holders of the senior securities
                                       (and, if applicable, the class or classes of subordinate notes with a higher payment priority).

SEQUENTIAL PAYMENT OF THE CLASS A      Class C noteholders bear a greater risk
SECURITIES AND SUBORDINATION OF THE    of loss than class A securityholders and
SUBORDINATE NOTES RESULT IN A GREATER  class B noteholders; class B noteholders
RISK OF LOSS FOR SOME HOLDERS          bear a greater risk of loss than class A
                                       securityholders; and, among the class A
                                       securityholders those with a higher class numerical designation bear a greater risk of loss than those with a lower class numerical designation because:

                                       .      In general, prior to the Stepdown
                                       Date, distributions of principal will be made, first, to the class A securities in ascending numerical designation, then, only after the outstanding amount of each class A security has been reduced to zero, to the class B notes and then, only after the outstanding amount of each class B note has been reduced to zero, to the class C notes. Holders of those classes of securities receiving principal later have a greater risk of suffering a loss on their investments as compared to holders of securities whose principal payments have an earlier sequential priority.

                                       .      Distributions of interest on the
                                       class B notes will be subordinate to the payment of interest and, in some circumstances, payments of principal on the class A securities. Distributions of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A securities. Holders of the class B notes have a greater risk of suffering a loss on their investments as compared to holders of the class A securities.

                                       .      Distributions of interest on the
                                       class C notes will be subordinate to the payment of interest on the class A securities and class B notes and, in some circumstances, payments of principal on the class A securities and the class B notes. Distributions of principal on the class C notes will be subordinate to the payment of both interest and principal on the class A securities and the class B notes. Holders of the class C notes have a greater risk of suffering a loss on their investments as compared to holders of the class A securities and the class B notes.

                                       Following the Stepdown Date and so long
                                       as no Subordinate Note Principal Trigger has occurred and remains in effect, the class B notes and class C notes will start receiving principal payments. As the outstanding principal balances of the class B notes and class C notes are reduced, the class A securities and class B notes will have less credit enhancement than if the securities continued to have principal paid sequentially.

PAYMENT PRIORITIES ON THE SECURITIES   Upon the occurrence of an event of
CHANGE UPON CERTAIN EVENTS OF DEFAULT  default with respect to the securities and the acceleration of the securities:

                                       .      Payment of the principal of and
                                       interest on the class B notes and class C notes will be fully subordinated to the payment in full of all amounts due and payable on the class A securities; and

                                       .      Payment of the principal of and
                                       interest on the class C notes will be
                                       fully subordinated to the payment in full of all amounts due and payable on the class A securities and class B notes.

                                       Following acceleration, if available
                                       funds are not sufficient to fully repay
                                       all of the securities, the holders of the class B notes may suffer a loss and the class C notes will suffer a loss.

THE FAILURE TO PAY THE SUBORDINATE     So long as class A securities are
NOTES IS NOT AN EVENT OF DEFAULT       outstanding, the indenture provides that
                                       there cannot be an event of default for
                                       the failure to pay interest or principal on the class B notes and class C notes.

                                       If amounts otherwise allocable to the
                                       class B notes and class C notes are used to fund payments of interest and/or principal on the class A securities, distributions on the class B notes and class C notes may be delayed or reduced and you may suffer a loss.

                                       So long as class B notes are outstanding, the indenture provides that there cannot be an event of default for the failure to pay interest or principal on the class C notes.

                                       If amounts otherwise allocable to the
                                       class C notes are used to fund payments
                                       of interest and/or principal on the class
                                       B notes, distributions on the class C
                                       notes may be delayed or reduced and you
                                       may suffer a loss.

WITHDRAWAL OR DOWNGRADING OF INITIAL   The rating of the securities will depend
RATINGS WILL ADVERSELY AFFECT THE      primarily on an assessment by the rating
PRICES FOR THE SECURITIES              agencies of the trust student loans and
                                       the structure of the transaction. Any
                                       subsequent downgrade in the assessment of the credit quality of the trust student loans may result in a reduction in the rating initially assigned to the securities.

                                       A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after the securities are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable securities.

                                       None of the trust, the depositor, the
                                       sellers, the administrator, the back-up
                                       administrator, the servicer, the
                                       indenture trustee or the grantor trustee are required to maintain the rating of any class of the securities. Any downgrade in the ratings assigned to your notes could result in a decline in the market value and liquidity of your securities.

THE SECURITIES ARE NOT SUITABLE        The securities, and in particular the
INVESTMENTS FOR ALL INVESTORS          subordinate notes, are not a suitable
                                       investment if you require a regular or
                                       predictable schedule of payments or
                                       payment on any specific date. The
                                       securities are complex investments that
                                       should be considered only by investors
                                       who, either alone or with their
                                       financial, tax and legal advisors, have
                                       the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

CONSUMER PROTECTION LAWS MAY AFFECT    Numerous federal and state consumer
ENFORCEABILITY OF THE TRUST STUDENT    protection laws and related regulations
LOANS                                  impose substantial requirements upon
                                       lenders and servicers involved in
                                       consumer finance. These requirements may apply to assignees such as the trust and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending
                                       Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must be made to borrowers. Certain state disclosure laws, such as those protecting co-signers, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans.

                                       If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans have been priced by lenders using a so-called "risk based pricing" methodology in which borrowers with lower creditworthiness are charged higher prices. If pricing has an adverse impact on classes of protected persons under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder.

LIMITATIONS ON GUARANTY AGREEMENTS     The guaranty agreements with TERI require
                                       holders and the servicer of the trust
                                       student loans to follow specified
                                       procedures to ensure that the trust
                                       student loans are properly originated and serviced. Failure to follow these specified procedures may result in TERI's refusal to make guaranty payments with respect to the trust student loans. Loss of any guaranty payments could adversely affect the amount of revenues and the trust's ability to pay principal and interest on the notes, which in turn would affect the grantor trust's ability to pay principal and interest on the certificates. The sellers and the servicer have agreed to perform origination and servicing procedures in accordance with the specified procedures.
                                       Upon a material breach of the specified
                                       procedures, the sellers and the servicer are obligated to purchase the trust student loans affected by the breach and/or to indemnify for losses incurred.

CERTAIN CONCERNS REGARDING             It is intended by the depositor and the
RECHARACTERIZATION OF THE LOAN         trust that the transfers of the trust
PURCHASES BY THE TRUST                 student loans by the several different
                                       banks to the depositor and by the
                                       depositor to the trust constitute sales
                                       of the trust student loans to the
                                       depositor and to the trust. If the
                                       transfers constitute sales, the trust
                                       student loans and the proceeds thereof
                                       would not be the property of the sellers or of the depositor, should the sellers or the depositor become the subject of any proceeding under any insolvency law after the transfer of the trust student loans to the depositor and to the trust.

                                       Each of the sellers will warrant to the
                                       depositor in a student loan purchase
                                       agreement that the sale of the trust
                                       student loans by that seller to the
                                       depositor is a valid sale of the trust
                                       student loans by that seller to the
                                       depositor. The depositor will warrant to the trust in a deposit and sale agreement that that the sale of the trust student loans by the depositor to the trust is a valid sale of the trust student loans by the depositor to the trust.

                                       Notwithstanding the foregoing, if a
                                       seller or the depositor were to become
                                       subject to any proceeding under any
                                       insolvency law and a creditor or receiver in insolvency or a seller or the depositor itself were to take the position that the sale of trust student loans by that seller to the depositor or the depositor to the trust should instead be treated as a pledge of the trust student loans to secure a borrowing of that seller or the depositor, delays in payments of collections on trust student loans to the holders of the securities could occur or (should the court rule in favor of a seller, the depositor, receiver or creditor), reductions or delays in the amounts of payments could result.

                                       If the transfer of the trust student
                                       loans by a seller to the depositor or by the depositor to the trust is treated as a pledge instead of a sale, a tax or government lien on the property of a seller or the depositor arising before the transfer of the trust student loans to the depositor or to the trust may have priority over the indenture trustee's interest in the trust student loans. As a precaution that the sale of the trust student loans would not be deemed to be a sale, the indenture trustee will also have a valid perfected first priority security interest in the trust student loans.

VARIABILITY OF REVENUES; FINANCIAL     Amounts received with respect to the
HEALTH OF TERI AS STUDENT LOAN         trust student loans for a particular
GUARANTOR                              period may vary in both timing and amount
                                       from the payments actually due on the
                                       trust student loans for a variety of
                                       economic, social and other factors,
                                       including both individual factors, such
                                       as additional periods of deferral or
                                       forbearance prior to or after a
                                       borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted trust student loans.

                                       Failures by borrowers to pay timely
                                       principal and interest on the trust
                                       student loans will affect the amount of
                                       revenues, which may reduce the amount of principal and interest available to be paid to the holders of the securities. In addition, failures by borrowers of student loans to pay timely principal and interest due on the student loans could obligate TERI as student loan guarantor to make payments thereon, which could adversely affect the solvency of TERI and its ability to meet its guaranty obligations. The inability of TERI as student loan guarantor to meet its guaranty obligations could reduce the amount of principal and interest paid to the holders of the securities. TERI will pledge a portion of its guaranty fees to the indenture trustee to secure its guaranty obligations, pursuant to a TERI security agreement. However, the funds in the TERI pledge fund may not be sufficient to meet TERI's guaranty obligations with respect to the trust student loans. Additionally, if TERI were to become subject to any insolvency proceeding, delays in payments of collections on trust student loans to the holders of the securities could occur or (should the court rule in favor of a seller, receiver or creditor), reductions or delays in the amounts of payments could result.

REPURCHASE OF TRUST STUDENT LOANS BY   Upon the occurrence of a breach of
THE SELLERS                            representations and warranties with
                                       respect to a trust student loan, the
                                       depositor may have the option to
                                       repurchase the related trust student loan from the trust and, regardless of the repurchase, must indemnify the trust with respect to losses caused by the breach.
                                       Similarly, the seller of the loan to the depositor may then have the option to repurchase the related trust student loan from the depositor and, regardless of the repurchase, must indemnify the depositor with respect to losses caused by the breach. If the respective seller were to become insolvent or otherwise be unable to repurchase the trust student loan or to make required indemnity payments, it is unlikely that a repurchase of the trust student loan from the trust or payments to the trust would occur.

EFFECT OF THE SERVICEMEMBERS CIVIL     Under the Servicemembers Civil Relief Act
RELIEF ACT OF 2003; DEFERMENT FOR      of 2003, loans entered into by persons on
ARMED FORCES PERSONNEL                 active duty in military service prior to
                                       their period of active duty may bear
                                       interest at no more than 6% per year
                                       during the period of active service and
                                       for a grace period after separation.
                                       Installment payments must be reduced
                                       correspondingly. The Servicemembers Civil
                                       Relief Act of 2003 also limits the
                                       ability of a loan servicer to take legal action against the borrower during the borrower's period of active military duty and for a grace period thereafter.
                                       Certain fees and penalties are also
                                       suspended. Finally, under the servicing
                                       procedures adopted for the trust student loans, armed forces personnel may be granted additional deferments for repayment so long as they are serving in overseas duty.

                             FORMATION OF THE TRUST

        The National Collegiate Student Loan Trust 2004-2 is a newly formed Delaware statutory trust. The trust will be governed by a Trust Agreement dated as of October 28, 2004 among the depositor, TERI and Wachovia Trust Company, National Association, as owner trustee for the transactions described in this prospectus supplement. We refer to this agreement as the "trust agreement." The beneficial ownership of the trust is expected to be held by the depositor (80%) and TERI (20%).

        The trust has taken steps in structuring these transactions that are intended to make it unlikely that the voluntary or involuntary application for relief by The First Marblehead Corporation under bankruptcy or insolvency laws will result in consolidation of the assets and liabilities of the trust with those of The First Marblehead Corporation or an affiliate of The First Marblehead Corporation. Pursuant to its trust agreement, the trust may not engage in any activity other than:

        (a) Entering into a deposit and sale agreement with the depositor for the purchase of private student loans, servicing agreements supporting the student loans (referred to in this prospectus supplement as the "trust student loans") acquired by the trust from the depositor on October 28, 2004 and from time to time thereafter, the Indenture dated as of October 1, 2004 between the trust and U.S. Bank National Association, as indenture trustee (we refer to this agreement as the "indenture"), and all related agreements, documents and instruments;

        (b)     Issuing notes under the indenture;

        (c)     Issuing certificates under the trust agreement;

        (d) Undertaking all rights, duties and obligations under the trust's agreements; and

        (e) Entering into and performing under the related agreements, documents or instruments and otherwise engaging in any lawful act or activity under Delaware law governing statutory trusts, so long as the same are necessary, appropriate or suitable to accomplish the object or purposes described in (a), (b), (c) and (d).

        The trust agreement will appoint an owner trustee, Wachovia Trust Company, National Association, which is unaffiliated with the beneficial owners of the trust, to act as owner trustee of the trust. First Marblehead Data Services, Inc., as administrator, will be responsible for performing substantially all of the duties of the trust, to a certain extent subject to the direction of the beneficial owners of the trust.

        On the closing date, the property of the trust will consist of:

        (a)     The trust student loans;

        (b) All funds collected in respect thereof on or after the cutoff date;

        (c) Guaranty agreements and servicing agreements with respect to the trust student loans assigned to the trust and rights to secure payments on defaulted trust student loans under the TERI guaranty agreements with all moneys on deposit in the TERI pledge fund;

        (d) All moneys and investments on deposit in the collection account and the reserve account; and

        (e) The rights of the trust under the indenture, the deposit and sale agreement, the administration agreement, the TERI security agreement and custodial agreements.

                         FORMATION OF THE GRANTOR TRUST

        The NCF Grantor Trust 2004-2 will be a newly formed New York common law trust. The grantor trust will be governed by a Grantor Trust Agreement, dated as of October 28, 2004 among the depositor and U.S. Bank National Association, as grantor trustee for the transactions described in this prospectus supplement. We refer to this agreement as the "grantor trust agreement."

        After formation, the grantor trust will not engage in any activity other than:

        (a) Acquiring and holding the class A-5 notes and the other assets of the grantor trust and proceeds therefrom;

        (b) Issuing the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates under the grantor trust agreement;

        (c) Making payments on the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates; and

        (d) Entering into and performing under the related agreements, documents or instruments and otherwise engaging in any lawful act or activity under New York law governing common law trusts, so long as the same are necessary, appropriate or suitable to accomplish the object or purposes described in (a), (b) and (c).

        U.S. Bank National Association will serve as grantor trustee. The grantor trustee will be responsible for performing substantially all of the duties of the grantor trust.

                           USE OF PROCEEDS AND ASSETS

        The trust estimates that the net proceeds from the sale of the securities will be applied substantially as follows:

Purchase Price of Trust Student Loans   $     859,418,047
Reserve Account                         $     244,500,000
Collection Account                                     --
Deposit to TERI Pledge Fund                    $2,831,994
Cost of Issuance                               $3,214,046
Underwriting Fee                               $4,206,674
Structuring Advisory Fee                      $64,917,437
                                        -----------------
         TOTAL USES                     $   1,179,088,198*

----------
*  Includes proceeds from the class A-5-2 certificates

        The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:

Trust Student Loans                     $     818,296,149
Reserve Account                         $     244,500,000
Collection Account                                     --
TERI Pledge Fund                        $      47,382,918
                                        -----------------
         TOTAL ASSETS                   $   1,110,179,067

                                   THE SELLERS

        Set forth below is a chart containing certain information regarding the sellers who will sell pools of student loans originated under different programs to the depositor pursuant to student loan purchase agreements. The percentages below do not add up to 100.00% due to rounding.

                                               Trust Student Loans by       Percentage of Trust Student Loans
                                            Outstanding Principal Balance   by Outstanding Principal Balance
         Seller           Number of Loans     as of September 30, 2004           as of September 30, 2004
-----------------------   ---------------   -----------------------------   ---------------------------------
Bank One, N.A.                     30,078           $    351,129,613                                     43.4%
Charter One Bank, N.A.             21,971           $    259,137,438                                     32.0%
Bank of America, N.A.              10,730           $    141,251,594                                     17.5%
Others                              6,441           $     57,371,833                                      7.1%
-----------------------   ---------------   -----------------------------   ---------------------------------
            Total                  69,220           $    808,890,478                                    100.0%

        The securities offered in this prospectus supplement and the accompanying prospectus do not represent an interest in, or obligation of, any of the sellers of the student loans or their affiliates. No purchaser of the offered securities or the class A-5-2 certificates will have any recourse to any of the sellers of the student loans or their affiliates. Neither the certificates nor the notes evidencing student loans supporting the offered securities and the class A-5-2 certificates are insured or guaranteed by the Federal Deposit Insurance Corporation or, at the request of or for the account of any of the sellers of the student loans or their affiliates, by any other governmental agency. The underwriting criteria used by the sellers of the student loans in originating student loans purchased by the depositor may be different from those used by the sellers of the student loans and their affiliates in originating student loans under other existing student loan programs.

                                  THE SERVICER

        PHEAA will be the initial servicer for all of the trust student loans from origination through the date of acquisition by the trust.

        The Pennsylvania Higher Education Assistance Agency. PHEAA is a public corporation and a governmental instrumentality of the Commonwealth of Pennsylvania. PHEAA was formed in 1964 and has its principal place of business at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (Tel. No. (717) 720-2750). In addition to servicing student loans, PHEAA guarantees loans under the federal Title IV programs, administers certain state scholarship and financial aid programs, and issues tax-exempt and taxable notes to finance its direct lending secondary market purchases of student loan portfolios. As of August 31, 2004, PHEAA had total assets of approximately $5.3 billion. As of August 31, 2004, PHEAA serviced approximately 4.3 million student loans, with an aggregate principal balance of over $26.7 billion. PHEAA has approximately 2,300 employees and is one of the largest servicers of education loans in the United States.

        PHEAA will be entitled to receive from the trust a monthly fee for its services in an amount based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to the following:

        Trust Student Loan Status                                             Servicing Fee
        -----------------------------------------------------------------   ----------------
        During deferment                                                                0.14%

        During the first 10 years of repayment (and borrower is current)                0.38%

          If delinquent (additional)                                                    0.12%

        After 10 years of repayment (and borrower is current)                           0.60%

          If delinquent (additional)                                                    0.10%

        In addition, PHEAA is entitled to certain dollar based fees related to defaulted loans.

        PHEAA will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to PHEAA's acts or omissions with respect to the services provided to the trust, where the final determination of liability on the part of PHEAA is established by an arbitrator, by a court of law or by way of settlement agreed to by PHEAA. The maximum liability on the part of PHEAA for all losses incurred by The First Marblehead Corporation on trust student loans serviced by PHEAA as a result of servicing deficiencies will not exceed 10% of the aggregate initial principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates. As of August 31, 2004, the aggregate initial principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates equals approximately $2.2 billion.

                           THE STUDENT LOAN GUARANTOR

THE EDUCATION RESOURCES INSTITUTE, INC.

        The following description of TERI is based solely on information furnished by TERI, and has not been independently verified by the trust or the underwriters. The inclusion of this information is not, and should not be construed as, a representation by the trust as to its accuracy or completeness or otherwise.

         TERI was incorporated in 1985 for the purpose of guaranteeing student loans and is a private, non-profit corporation organized under Chapter 180 of the Massachusetts General Laws. It is a student loan guarantor, not a regulated insurance company. TERI's offices are located at 31 St. James Avenue, Boston, Massachusetts 02116, and its telephone number is (617) 426-0681. TERI currently employs approximately 61 people.

        TERI Loan Guaranty Programs. All of the loan programs for which TERI provides guaranties are private, and TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Each loan that TERI guarantees under its programs is funded by a participating financial institution. TERI charges a guaranty fee for each loan it guarantees. In addition to the loan programs, the principal loan programs for which TERI provides guaranties are:

        TERI Alternative Program. The TERI Alternative Program (including variants thereof marketed by various lenders under proprietary names) is a private education loan program established by TERI for students enrolled in nationally or regionally accredited 2 to 4-year undergraduate degree-granting institutions in the United States and Canada. To be eligible for a loan under the TERI Alternative Program, a student must be deemed creditworthy or provide a creditworthy co-borrower. At least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

        PEP Program. The PEP Program (including variants thereof marketed by various lenders under proprietary names) is an education loan program established by TERI in 1988 for graduate and professional school students enrolled at least half-time in accredited 2 to 4-year degree-granting institutions in the United States and Canada. Under the PEP Program students with little or no credit history can borrow on their own signature provided their credit profiles do not violate TERI's credit standards. Creditworthy students or students with creditworthy co-borrowers can borrow on more favorable terms.

        With respect to student loans made by lending institutions under the TERI loan guaranty programs, TERI guarantees 100% of the principal (including capitalized interest) plus accrued interest for loans for which one of the following events has occurred:

        . Failure by a borrower to make monthly principal and/or interest payments on a loan when due, provided the failure continues for a specified period (generally from 150 to 180 days);(1)

        . The filing by or against a borrower of a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding the filing of an adversary proceeding pursuant to 11 U.S.C.
                Section 523(a)(8);(2)

        .       The death of a borrower.(1)

-----------------------
(1) Depending on the terms of the applicable guaranty agreement, this event may not entitle the lender to make a claim for payment unless the same condition or another condition applies to all co-signers of a note, if the note has multiple borrowers.
(2) Depending on the terms of the applicable guaranty agreement, a bankruptcy filing by one of several borrowers under Chapter 7 of the Bankruptcy Code may not entitle the lender to make a claim for payment unless and until the same condition or another condition applies to all co-signers of a promissory note, if the note has multiple borrowers, unless the borrower seeks a discharge of the loan pursuant to section 523(a)(8) of the Bankruptcy Code.

        TERI's obligation to honor its guaranty for any loan is subject to certain conditions, including that TERI has timely received the guaranty fees for the loan; that the origination, disbursement, and servicing of the loan have been performed in accordance with program requirements and applicable law; that a claim for guaranty of the loan has been filed timely and in accordance with program requirements; and that the promissory note has been validly transferred and endorsed to TERI. The terms of TERI's guaranty vary depending upon the particular guaranty agreement.

        Attached to this prospectus supplement as Annex I are certain audited financial statements, including consolidated statements of activities and changes in net assets and consolidated statements of financial position of TERI as of and for the years ended June 30, 2002, June 30, 2003 and June 30, 2004.

        Financial Information Summary. Set forth below is a summary of certain TERI financial information for the last three fiscal years(1):

                                Fiscal Years Ending June 30,
                          ---------------------------------------
                              2002         2003           2004
                          (dollars in   (dollars in   (dollars in
                            millions)     millions)     millions)
                          -----------   -----------   -----------

Increase in Net Assets    $       7.4   $      14.6   $      32.8
Total Net Assets          $      35.1   $      49.7   $      82.6
Total Assets              $     148.0   $     191.1   $     300.4
Loan Loss Reserves        $      75.2   $     107.9   $     180.5

----------
(1) Source: TERI's audited financial statements for the fiscal years ending June 30, 2002, 2003 and 2004.

        Loan Loss Reserve. TERI's loan loss reserve represents an amount TERI believes would be adequate to absorb probable losses arising from its guaranty commitments. TERI's management determines the adequacy of the reserve based primarily on historical loan default experience compiled in its database of borrower default data dating back to TERI's inception in 1985. In addition, TERI commissions an actuarial study performed twice annually by a national accounting firm independent of TERI's auditors, which analyzes the adequacy of TERI's reserves. Activity in the loan loss reserve account for the fiscal years ending June 30, 2002, 2003 and 2004(1), was as follows:

                                        Fiscal Years Ending June 30,
                                 ------------------------------------------
                                   (dollars       (dollars      (dollars
                                 in millions)   in millions)   in millions)
                                     2002           2003           2004
                                 ------------   ------------   ------------
Beginning Balance                $       91.3   $       75.2   $      107.9
Default Claims Paid              $      (49.4)  $      (45.6)  $      (44.3)
Default Claims Recoveries, Net   $       33.1   $       34.6   $       33.3
 of Adjustments
Access Transaction(2)            $      (22.9)            --             --
Loan Loss Provision              $       23.1   $       43.7   $       83.6
                                 ------------   ------------   ------------
Ending Balance                   $       75.2   $      107.9   $      180.5
                                 ============   ============   ============

----------
(1) Source: TERI's audited financial statements for the fiscal years ending June 30, 2002, 2003 and 2004.
(2) On November 15, 2001, TERI and the Access Group, Inc. agreed to and executed a plan that would remove TERI's guarantee from approximately $340 million of Access Group, Inc. loans originated after May 1, 1998 (the "Access Transaction"). TERI's loan loss reserve balance was reduced by $22.9 million in connection with this transfer.

        Reserve Ratio. TERI computes its reserve ratio by dividing the "total amounts available for guaranty commitments" by the "total loans outstanding." TERI defines "total amounts available for guaranty commitments" as the sum of the amounts set forth below under the caption "-- Summary of Amounts Available For Guaranty Commitments." It defines "total loans outstanding" as the aggregate principal amount outstanding of all loans under guaranty as of the end of each fiscal year. TERI's reserve ratio as of June 30 of each of the fiscal years 2002, 2003 and 2004 was as follows.

             Fiscal Year               Reserve Ratio
             -----------               -------------
                2002                       4.3%
                2003                       4.8%
                2004                       5.7%

        Summary of Amounts Available for Guaranty Commitments. As a guarantor of student loans, TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Although TERI maintains a loan loss reserve intended to absorb losses arising from its guaranty commitments, there can be no assurance that the amount of such reserves will be sufficient to cover the obligations of TERI over the term of the trust student loans. As of June 30, 2002, 2003 and 2004, TERI had available the following reserves to absorb its loan guaranty commitments(1):

                                                             As of June 30,
                                                         (dollars in thousands)
                                                   ---------------------------------
                                                     2002        2003        2004
                                                   ---------   ---------   ---------
Deferred Guaranty Fees                             $   6,704   $   9,578   $  15,885
Loan Loss Reserves                                 $  75,229   $ 107,942   $ 180,465
Unrestricted Net Assets--Board Designated          $  13,326   $  13,293   $  13,293
Unrestricted Net Assets--Undesignated              $  19,820   $  34,446   $  67,280
                                                   ---------   ---------   ---------
Total Amounts Available For Guaranty Commitments   $ 115,079   $ 165,259   $ 276,923
                                                   =========   =========   =========

----------
(1) Source: TERI's audited financial statements for the fiscal years ending June 30, 2002, 2003 and 2004.

The sum of the accounts set forth above is the aggregate of all the amounts made available by TERI to secure its guaranties with various lending institutions under the guaranty agreements described above.

        Reserve Agreements With Lending Institutions. Under its guaranty agreements with lending institutions, TERI has agreed to maintain reserves equal to a percentage of the amount of unpaid principal on outstanding loans, which is either at least 2% in cash and marketable securities or their equivalents or at least 3% in total TERI funds available. As of June 30, 2004, the principal amount outstanding of loans guaranteed by TERI amounted to approximately $4.8 billion, and TERI was required under these agreements to have reserves available of approximately $97 million in cash and marketable securities and $145 million in total TERI funds available. Certain lenders have required cash collateralization as security for TERI's obligations and, accordingly, at June 30, 2004, approximately $118.7 million of the reserves were required to be so pledged. Amounts so pledged (other than those on deposit in the TERI pledge fund) would not be available to pay TERI's general obligations under the TERI guaranty agreements. The TERI pledge fund constitutes a similar cash collateral account supporting TERI's obligations to the trust that would not be available to pay TERI's general obligations until TERI's obligations to the trust are satisfied.

        Guaranty Volume. TERI is one of the largest guarantors of non-federally reinsured student loans in the country. The following chart shows the non-federally reinsured student loans guaranteed by TERI for the fiscal years ending June 30, 2002, 2003 and 2004.

              Fiscal Year                                   Private Loans Guaranteed
              -----------                                   ------------------------
                                                              (dollars in millions)
                 2002                                       $                  622.9
                 2003                                       $                  965.4
                 2004                                       $                1,704.1

        Net Cohort Default Rate. All TERI-guaranteed loans made in a given fiscal year are referred to collectively as a "cohort." TERI's "net cohort default rate" refers to the total principal amount of guaranty payments made by TERI on defaulted loans of a given cohort, less any subsequent recoveries by TERI expressed as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year. The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of June 30, 2004, for each of the last six cohort (fiscal) years.

                                                    Total Net Defaults Paid for
        Cohort Year    Total Loans Guaranteed(1)           Loans Guaranteed        Net Cohort Default Rate
        -----------   ---------------------------   ---------------------------    -----------------------
                                           (dollars in thousands)
           1999       $                   265,214   $                    11,622                       4.38%
           2000       $                   239,564   $                     5,725                       2.39%
           2001       $                    97,245   $                     1,604                       1.65%
           2002       $                   622,894   $                     4,011                       0.64%
           2003       $                   965,416   $                     3,511                       0.36%
           2004       $                 1,704,139   $                       246                       0.01%

----------
(1) Excluding $340 million of loans originated by Access Group, Inc. with respect to which TERI discontinued its guaranty obligations on November 15, 2001.

        The declining trend reflected above in the net cohort default rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of June 30, 2004. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the net cohort default rate of TERI for any future year will be similar to the historical experience set forth above.

        Recovery Rates. TERI determines its recovery rates by tracking the recovery history of loans that defaulted in a particular year, and dividing the cumulative amount recovered through its collection efforts on such loans by the total initial amount of claims paid on such loans. The following table shows TERI's recovery rates as of June 30, 2004 for the loans that defaulted in each of the last six fiscal years.

    Period of Default
      Fiscal Year(1)         Undergraduate Credit-Worthy Recovery Rate        Graduate Credit-Worthy Recovery Rate
    -----------------        -----------------------------------------        ------------------------------------
          1999                                  88%                                             50%
          2000                                  88%                                             55%
          2001                                  68%                                             43%
          2002                                  56%                                             43%
          2003                                  36%                                             26%
          2004                                  12%                                              6%

----------
(1) As of June 30, 2001, TERI changed its fiscal year from the calendar year to the year ending June 30. Therefore, the fiscal year ending June 30, 2001 was the six month period from January 1, 2001 through June 30, 2001.

        The foregoing chart illustrates that recovery rates tend in general to increase over time as TERI seeks to collect on defaulted loans. However, there can be no assurance that TERI's recovery rate for any future year will be similar to the historical experience set forth above.

               NOTES PREVIOUSLY ISSUED BY AFFILIATES OF THE FIRST
                             MARBLEHEAD CORPORATION

        The National Collegiate Master Student Loan Trust I, The National Collegiate Student Loan Trust 2003-1 and The National Collegiate Student Loan Trust 2004-1, bankruptcy remote special purpose Delaware statutory trusts beneficially owned by GATE Holdings, Inc. and TERI, have previously issued several series of student loan asset backed notes having an aggregate initial principal balance of $2,337,700,000. Each of these trusts has paid in full all scheduled interest due and payable on each outstanding series of notes. The student loans owned by these trusts and pledged to secure the notes issued by each of them are not collateral for the notes offered by this trust or the certificates offered by the grantor trust. The notes issued by these trusts are not pari passu with the notes offered by this trust or the certificates offered by the grantor trust.

                   CHARACTERISTICS OF THE TRUST STUDENT LOANS

        The following information is derived from reports received from the servicer and sets forth certain characteristics as of September 30, 2004 of a significant portion of the trust student loans expected to be acquired by the trust on the closing date. The trust expects that the outstanding principal balance and accrued interest on the closing date of all of the trust student loans to be owned by the trust on the closing date will be approximately $818,296,149 (approximately $3,276,962 in excess of the outstanding principal balance and accrued interest of the trust student loans as of the statistical cutoff date). The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the statistical cutoff date. In the tables below, the percentages may not always add up to 100.00% and the balances may not always add up to the total amount indicated due to rounding. In addition, the information regarding the distribution of the trust student loans by remaining repayment term is based in part from reports received from the servicer, some of which vary to a limited extent from the actual repayment terms of the student loans.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                           (as of September 30, 2004)

Outstanding Principal Balance                                     $ 808,890,478

Total Accrued Interest                                            $   6,128,709

Total Outstanding Principal and Accrued Interest                  $ 815,019,187

Number of Borrowers                                                      66,041

Average Outstanding Principal Balance Per Borrower                $      12,248

Number of Loans                                                          69,220

Average Outstanding Principal Balance Per Loan                    $      11,686

Weighted Average Annual Interest Rate                              LIBOR + 4.70%

Weighted Average Annual Interest Rate in Repayment                 LIBOR + 4.73%

Weighted Average Remaining Term to Maturity                          272 Months

Weighted Average FICO Score for All Loans                                   717

Weighted Average FICO Score for Cosigned Loans                              721

Weighted Average FICO Score for Non-Cosigned Loans                          697

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY MARKETING TYPE
                           (as of September 30, 2004)

                                                                            Percentage of Trust Student
                                                   Outstanding Principal   Loans by Outstanding Principal
Marketing Type                   Number of Loans          Balance                     Balance
------------------------------   ---------------   ---------------------   ------------------------------
Direct to Consumer                        62,384   $         745,928,372                             92.2%
School Channel                             6,836   $          62,962,106                              7.8%
------------------------------   ---------------   ---------------------   ------------------------------
Total                                     69,220   $         808,890,478                            100.0%
==============================   ===============   =====================   ==============================

              DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE
                           (as of September 30, 2004)

                                                                            Percentage of Trust Student
                                                   Outstanding Principal   Loans by Outstanding Principal
Loan Type                        Number of Loans          Balance                     Balance
------------------------------   ---------------   ---------------------   ------------------------------
Credit Ready - No Cosigner                   155   $           1,618,287                              0.2%
Credit Ready - Cosigned                        2   $              17,391                                 *
Credit Worthy - No Cosigner               12,790   $         145,928,743                             18.0%
Credit Worthy - Cosigned                  56,273   $         661,326,057                             81.8%
------------------------------   ---------------   ---------------------   ------------------------------
Total                                     69,220   $         808,890,478                            100.0%
==============================   ===============   =====================   ==============================

*      Less than 0.1%

      DISTRIBUTION OF THE TRUST STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                           (as of September 30, 2004)

                                                                Percentage of Trust Student
                                       Outstanding Principal   Loans by Outstanding Principal
Principal Range       Number of Loans          Balance                     Balance
------------------   ---------------   ---------------------   ------------------------------
Less than $1,000                  64   $              31,192                                 *
$1,000 to $1,999               1,967   $           3,173,581                              0.4%
$2,000 to $2,999               3,828   $           9,284,386                              1.1%
$3,000 to $3,999               4,727   $          16,201,917                              2.0%
$4,000 to $5,999              10,723   $          54,431,490                              6.7%
$6,000 to $7,999               7,739   $          53,555,295                              6.6%
$8,000 to $9,999               6,028   $          53,293,134                              6.6%
$10,000 to $14,999            14,251   $         167,743,427                             20.7%
$15,000 to $19,999             8,410   $         141,816,423                             17.5%
$20,000 to $24,999             4,980   $         109,402,882                             13.5%
$25,000 to $29,999             2,807   $          76,756,716                              9.5%
$30,000 to $34,999             3,475   $         112,044,151                             13.9%
Over $35,000                     221   $          11,155,886                              1.4%
------------------   ---------------   ---------------------   ------------------------------
Total                         69,220   $         808,890,478                            100.0%
==================   ===============   =====================   ==============================

*      Less than 0.1%

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY INTEREST RATE
                           (as of September 30, 2004)

                                                                                 Outstanding         Percentage of Trust Student
                                                             Number of            Principal              Loans by Outstanding
Current Interest Rate*                                         Loans               Balance                Principal Balance
-------------------------------------------------------   ---------------   ---------------------   ------------------------------
LIBOR + at least 1.00% but less than 3.00%                          3,854   $          25,747,071                              3.2%
LIBOR + at least 3.00% but less than 3.25%                            243   $           2,239,566                              0.3%
LIBOR + at least 3.25% but less than 3.50%                            273   $           2,076,138                              0.3%
LIBOR + at least 3.50% but less than 3.75%                          1,677   $          27,879,759                              3.4%
LIBOR + at least 3.75% but less than 4.00%                            664   $           4,057,198                              0.5%
LIBOR + at least 4.00% but less than 4.25%                            125   $           1,396,415                              0.2%
LIBOR + at least 4.25% but less than 4.50%                          1,293   $          15,699,023                              1.9%
LIBOR + at least 4.50% but less than 4.75%                         39,724   $         474,066,429                             58.6%
LIBOR + at least 4.75% but less than 5.00%                         17,871   $         212,965,767                             26.3%
LIBOR + at least 5.00% but less than 7.00%                            533   $           5,718,158                              0.7%
LIBOR + at least 7.00% but less than 7.51%                          2,963   $          37,044,955                              4.6%
-------------------------------------------------------   ---------------   ---------------------   ------------------------------
Total                                                              69,220   $         808,890,478                            100.0%
=======================================================   ===============   =====================   ==============================

*      Base LIBOR Index for third quarter of 2004 set at 1 10%

                                                                                 Outstanding         Percentage of Trust Student
                                                             Number of            Principal              Loans by Outstanding
Repayment Interest Rate*                                       Loans               Balance                Principal Balance
-------------------------------------------------------   ---------------   ---------------------   ------------------------------
LIBOR + at least 2.75% but less than 3.00%                            171   $           1,301,956                              0.2%
LIBOR + at least 3.00% but less than 3.25%                            299   $           3,213,024                              0.4%
LIBOR + at least 3.25% but less than 3.50%                            299   $           2,410,960                              0.3%
LIBOR + at least 3.50% but less than 3.75%                          5,276   $          50,983,260                              6.3%
LIBOR + at least 3.75% but less than 4.00%                            665   $           4,089,360                              0.5%
LIBOR + at least 4.00% but less than 4.25%                            125   $           1,396,415                              0.2%
LIBOR + at least 4.25% but less than 4.50%                          1,134   $          13,920,538                              1.7%
LIBOR + at least 4.50% but less than 4.75%                         39,879   $         475,762,833                             58.8%
LIBOR + at least 4.75% but less than 5.00%                         17,879   $         213,129,756                             26.3%
LIBOR + at least 5.00% but less than 7.00%                            533   $           5,718,158                              0.7%
LIBOR + at least 7.00% but less than 7.51%                          2,960   $          36,964,220                              4.6%
-------------------------------------------------------   ---------------   ---------------------   ------------------------------
Total                                                              69,220   $         808,890,478                            100.0%
=======================================================   ===============   =====================   ==============================

*      Base LIBOR Index for third quarter of 2004 set at 1.10%

   DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
                           (as of September 30, 2004)

                                                                                      Percentage of Trust Student
                                                              Outstanding Principal      Loans by Outstanding
Borrower Payment Status                    Number of Loans           Balance               Principal Balance
---------------------------------------   -----------------   ---------------------   ---------------------------
Deferment (Principal and Interest)                   60,149   $         697,108,877                          86.2%
Deferment (Principal Only)                            5,732   $          63,162,227                           7.8%
Forbearance                                              38   $             425,104                           0.1%
Repayment (Principal and Interest)                    3,301   $          48,194,270                           6.0%
---------------------------------------   -----------------   ---------------------   ---------------------------
Total                                                69,220   $         808,890,478                         100.0%
=======================================   =================   =====================   ===========================

       DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN STATUS
                           (as of September 30, 2004)

                                           Weighted Average Months Remaining in Status
                                          ---------------------------------------------
Borrower Payment Status                    Deferment   Forbearance   Repayment   Total
---------------------------------------   ----------   -----------   ---------   ------
Deferment (Principal and Interest)             35.06                    239.98   275.04
Deferment (Principal Only)                     29.04                    240.03   269.07
Forbearance                                                   3.55      237.69   241.24
Repayment (Principal and Interest)                                      234.16   234.16

           DISTRIBUTION OF THE TRUST STUDENT LOANS BY DELINQUENCY DAYS
                           (as of September 30, 2004)

                                                                                      Percentage of Trust Student
                                                              Outstanding Principal      Loans by Outstanding
Delinquency Days                          Number of Loans**          Balance              Principal Balance**
---------------------------------------   -----------------   ---------------------   ---------------------------
Current                                               9,029   $         111,342,420                          99.6%
31-60 days                                               30   $             324,288                           0.3%
61-90 days                                                7   $              35,588                              *
91-180 days                                               4   $              72,526                           0.1%
> 180 days                                                1   $               6,779                              *
---------------------------------------   -----------------   ---------------------   ---------------------------
Total                                                 9,071   $         111,781,601                         100.0%
=======================================   =================   =====================   ===========================

*      Less than 0.1%
**     Loans in repayment only

     DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN DEFERMENT
                           (as of September 30, 2004)

                                                                                  Percentage of Trust Student
                                                                Outstanding      Loans by Outstanding Principal
Remaining Term in Months                  Number of Loans*   Principal Balance              Balance*
---------------------------------------   ----------------   -----------------   ------------------------------
0 - 12 (months)                                      6,064   $      57,133,731                              7.5%
13 - 24                                             14,434   $     163,234,079                             21.5%
25 - 36                                             16,266   $     192,160,610                             25.3%
37 - 48                                             13,077   $     156,784,154                             20.6%
49 - 60                                             11,782   $     144,300,753                             19.0%
60 +                                                 4,258   $      46,657,775                              6.1%
---------------------------------------   ----------------   -----------------   ------------------------------
Total                                               65,881   $     760,271,104                            100.0%
=======================================   ================   =================   ==============================

*      Loans in deferment only

      DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO MATURITY
                           (as of September 30, 2004)

                                                                                  Percentage of Trust Student
                                                                Outstanding      Loans by Outstanding Principal
Remaining Term in Months                  Number of Loans*   Principal Balance              Balance*
---------------------------------------   ----------------   -----------------   ------------------------------
100 or less (months)                                   239   $         492,248                              0.1%
101-150                                                208   $         661,803                              0.1%
151-230                                                322   $       1,912,447                              0.2%
231-240                                              2,980   $      48,903,787                              6.0%
241-299                                             61,080   $     708,066,710                             87.5%
300-325                                              4,385   $      48,620,779                              6.0%
326-340                                                  4   $         165,229                                 *
341 or greater                                           2   $          67,475                                 *
---------------------------------------   ----------------   -----------------   ------------------------------
Total                                               69,220   $     808,890,478                            100.0%
=======================================   ================   =================   ==============================

*      Less than 0.1%

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY PROGRAM TYPE
                           (as of September 30, 2004)

                                                                                  Percentage of Trust Student
                                                                Outstanding      Loans by Outstanding Principal
Program Type                              Number of Loans*   Principal Balance              Balance*
---------------------------------------   ----------------   -----------------   ------------------------------
Continuing Education                                 2,598   $      24,467,967                              3.0%
Graduate                                             5,749   $      89,643,765                             11.1%
K-12                                                 1,072   $      24,107,828                              3.0%
Medical                                                 22   $         308,888                                 *
Other                                                   13   $         120,606                                 *
Parent                                                  18   $         246,488                                 *
Undergraduate                                       59,748   $     669,994,937                             82.8%
---------------------------------------   ----------------   -----------------   ------------------------------
Total                                               69,220   $     808,890,478                            100.0%
=======================================   ================   =================   ==============================

*      Less than 0.1%

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                           (as of September 30, 2004)

                                    All Loans

                                                                                      Percentage of Trust Student
                                                             Outstanding Principal   Loans by Outstanding Principal
         Credit Score                     Number of Loans           Balance                     Balance
---------------------------------------   ----------------   ---------------------   ------------------------------
         >800                                        1,498   $          18,105,335                              2.2%
         791-800                                     2,618   $          30,540,299                              3.8%
         781-790                                     3,499   $          40,036,791                              4.9%
         771-780                                     3,776   $          44,788,185                              5.5%
         761-770                                     3,862   $          43,581,057                              5.4%
         751-760                                     3,894   $          45,303,319                              5.6%
         741-750                                     3,994   $          45,149,316                              5.6%
         731-740                                     4,227   $          49,243,167                              6.1%
         721-730                                     4,484   $          52,167,551                              6.4%
         711-720                                     4,603   $          53,836,470                              6.7%
         701-710                                     4,895   $          58,897,001                              7.3%
         691-700                                     4,945   $          58,399,848                              7.2%
         681-690                                     4,920   $          58,388,044                              7.2%
         671-680                                     4,515   $          53,104,492                              6.6%
         661-670                                     4,302   $          50,163,966                              6.2%
         651-660                                     3,824   $          43,538,655                              5.4%
         641-650                                     2,740   $          31,755,377                              3.9%
         631-640                                     1,519   $          19,114,287                              2.4%
         621-630                                       796   $           9,910,541                              1.2%
         611-620                                        18   $             255,394                                *
         601-610                                         8   $             190,104                                *
         <=600                                           6   $              86,734                                *
         No Score                                      277   $           2,334,546                              0.3%
---------------------------------------   ----------------   ---------------------   ------------------------------
 Total                                              69,220   $         808,890,478                            100.0%
=======================================   ================   =====================   ==============================

*      Less than 0.1%

The weighted average FICO score for all loans for which FICO scores are available as of the date of application was 717.

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                           (as of September 30, 2004)
                                   (continued)

                                 Cosigned Loans

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal   Loans by Outstanding Principal
         Credit Score                     Number of Loans**          Balance                    Balance**
---------------------------------------   -----------------   ---------------------   ------------------------------
         >800                                         1,472   $          17,526,612                              2.7%
         791-800                                      2,554   $          29,588,025                              4.5%
         781-790                                      3,369   $          38,133,478                              5.8%
         771-780                                      3,564   $          41,981,840                              6.3%
         761-770                                      3,562   $          39,951,162                              6.0%
         751-760                                      3,496   $          40,311,240                              6.1%
         741-750                                      3,496   $          39,555,962                              6.0%
         731-740                                      3,571   $          41,396,841                              6.3%
         721-730                                      3,675   $          42,944,899                              6.5%
         711-720                                      3,688   $          43,337,933                              6.6%
         701-710                                      3,818   $          45,946,951                              6.9%
         691-700                                      3,763   $          44,793,314                              6.8%
         681-690                                      3,580   $          43,190,271                              6.5%
         671-680                                      3,107   $          37,498,561                              5.7%
         661-670                                      2,866   $          33,878,209                              5.1%
         651-660                                      2,393   $          28,376,065                              4.3%
         641-650                                      1,887   $          22,704,639                              3.4%
         631-640                                      1,478   $          18,702,281                              2.8%
         621-630                                        776   $           9,721,234                              1.5%
         611-620                                         17   $             248,433                                 *
         601-610                                          8   $             190,104                                 *
         <=600                                            5   $              82,947                                 *
         No Score                                       130   $           1,282,447                              0.2%
---------------------------------------   -----------------   ---------------------   ------------------------------
Total                                                56,275   $         661,343,448                            100.0%
=======================================   =================   =====================   ==============================

*      Less than 0.1%
**     Cosigned loans only

The weighted average FICO score for cosigned loans for which FICO scores are available as of the date of application was 721.

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                           (as of September 30, 2004)
                                   (continued)

                               Non-Cosigned Loans

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal   Loans by Outstanding Principal
         Credit Score                     Number of Loans**          Balance                    Balance**
---------------------------------------   -----------------   ---------------------   ------------------------------
         >800                                            26   $             578,723                              0.4%
         791-800                                         64   $             952,274                              0.6%
         781-790                                        130   $           1,903,313                              1.3%
         771-780                                        212   $           2,806,345                              1.9%
         761-770                                        300   $           3,629,895                              2.5%
         751-760                                        398   $           4,992,079                              3.4%
         741-750                                        498   $           5,593,354                              3.8%
         731-740                                        656   $           7,846,326                              5.3%
         721-730                                        809   $           9,222,652                              6.3%
         711-720                                        915   $          10,498,537                              7.1%
         701-710                                      1,077   $          12,950,050                              8.8%
         691-700                                      1,182   $          13,606,534                              9.2%
         681-690                                      1,340   $          15,197,773                             10.3%
         671-680                                      1,408   $          15,605,931                             10.6%
         661-670                                      1,436   $          16,285,757                             11.0%
         651-660                                      1,431   $          15,162,590                             10.3%
         641-650                                        853   $           9,050,738                              6.1%
         631-640                                         41   $             412,006                              0.3%
         621-630                                         20   $             189,307                              0.1%
         611-620                                          1   $               6,961                                 *
         601-610                                          0   $                   0                                 *
         <=600                                            1   $               3,787                                 *
         No Score                                       147   $           1,052,099                              0.7%
---------------------------------------   -----------------   ---------------------   ------------------------------
Total                                                12,945   $         147,547,030                            100.0%
=======================================   =================   =====================   ==============================

*      Less than 0.1%
**     Non-cosigned loans only

The weighted average FICO score for non-cosigned loans for which FICO scores are available as of the date of application was 697.

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                           (as of September 30, 2004)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal   Loans by Outstanding Principal
State                                      Number of Loans          Balance                      Balance
---------------------------------------   -----------------   ---------------------   ------------------------------
Alabama                                               1,089   $          12,064,111                              1.5%
Alaska                                                   37   $             620,039                              0.1%
Arizona                                               1,060   $          13,388,158                              1.7%
Arkansas                                                736   $           8,236,070                              1.0%
California                                            3,296   $          49,485,219                              6.1%
Colorado                                              1,110   $          14,805,511                              1.8%
Connecticut                                             529   $           7,113,109                              0.9%
Delaware                                                162   $           2,123,635                              0.3%
District of Columbia                                     89   $           1,181,161                              0.1%
Florida                                               2,786   $          36,814,299                              4.6%
Georgia                                               1,605   $          20,137,254                              2.5%
Hawaii                                                  149   $           2,136,630                              0.3%
Idaho                                                   211   $           2,571,520                              0.3%
Illinois                                              4,028   $          48,869,811                              6.0%
Indiana                                               2,831   $          32,101,207                              4.0%
Iowa                                                    542   $           5,975,810                              0.7%
Kansas                                                  692   $           7,799,034                              1.0%
Kentucky                                              1,032   $          10,545,341                              1.3%
Louisiana                                             2,060   $          21,546,005                              2.7%
Maine                                                   281   $           3,004,622                              0.4%
Maryland                                              1,239   $          15,612,511                              1.9%
Massachusetts                                         1,266   $          16,241,087                              2.0%
Michigan                                              3,644   $          40,205,047                              5.0%
Minnesota                                               887   $          10,945,213                              1.4%
Mississippi                                             503   $           5,091,080                              0.6%
Missouri                                              1,125   $          12,224,238                              1.5%
Montana                                                 184   $           1,975,895                              0.2%
Nebraska                                                411   $           4,085,479                              0.5%
Nevada                                                  218   $           3,172,682                              0.4%
New Hampshire                                           277   $           3,691,080                              0.5%
New Jersey                                            1,269   $          16,896,701                              2.1%
New Mexico                                              272   $           3,463,967                              0.4%
New York                                              3,259   $          39,932,453                              4.9%
North Carolina                                        1,593   $          18,153,599                              2.2%
North Dakota                                            102   $             965,739                              0.1%
Ohio                                                  5,408   $          63,370,844                              7.8%
Oklahoma                                              1,067   $          11,435,606                              1.4%
Oregon                                                  583   $           7,809,956                              1.0%
Pennsylvania                                          6,077   $          51,932,458                              6.4%
Rhode Island                                            206   $           2,451,946                              0.3%
South Carolina                                          753   $           8,459,969                              1.0%
South Dakota                                            120   $           1,253,950                              0.2%
Tennessee                                               920   $          10,761,875                              1.3%
Texas                                                 7,607   $          89,671,693                             11.1%

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                           (as of September 30, 2004)
                                   (continued)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal   Loans by Outstanding Principal
State                                      Number of Loans           Balance                     Balance
---------------------------------------   -----------------   ---------------------   ------------------------------
Utah                                                    375   $           4,643,362                              0.6%
Vermont                                                  94   $           1,062,221                              0.1%
Virginia                                              1,654   $          19,851,089                              2.5%
Washington                                              838   $          11,472,904                              1.4%
West Virginia                                           618   $           6,287,952                              0.8%
Wisconsin                                             2,052   $          21,110,375                              2.6%
Wyoming                                                 133   $           1,649,546                              0.2%
Other*                                                  141   $           2,489,416                              0.3%
---------------------------------------   -----------------   ---------------------   ------------------------------
Total                                                69,220   $         808,890,478                            100.0%
=======================================   =================   =====================   ==============================

* Other includes two military designations (Armed Forces Africa and Armed Forces Pacific), U.S. Territories (Guam, Puerto Rico and the Virgin Islands) and others not located in the United States.

              TERI GUARANTY AGREEMENTS AND TERI SECURITY AGREEMENT

        The trust student loans are guaranteed 100% by TERI as to payment of principal and interest conditioned upon all guaranty fees having been paid, the sellers having followed the procedures specified by TERI in connection with the underwriting, origination and servicing and collection of the trust student loans, and a claim having been filed within the time period and in accordance with the procedures set forth in the TERI guaranty agreements. TERI agrees to use all reasonable efforts to make payment within 60 days of receipt of a properly filed claim, and in any event within 90 days of receipt.

        A claim for payment on a trust student loan may be made under the TERI guaranty agreements if:

        (a) The borrower or each of the co-borrowers, if applicable, has failed to make monthly principal and/or interest payments on the loan when due, provided the failure continues for a period of 150 consecutive days;

        (b) The borrower or each of the co-borrowers, if applicable, has filed a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding has filed an adversary proceeding pursuant to 11 U.S.C. Section 523(a)(8); or

        (c)     The borrower or each of the co-borrowers has died.

        If TERI denies a claim with respect to a trust student loan on the grounds of due diligence deficiencies and the claim is not cured, the sellers or the servicer may be liable for the claim and must reimburse the depositor for the lost amount of the trust student loan. The depositor will then reimburse the trust for the lost amount of the trust student loan.

        If TERI will have purchased a trust student loan due to a TERI guaranty event, the trust will repurchase, (to the extent there are Available Funds) the trust student loan from TERI, if TERI succeeds, after purchase, in obtaining from the borrower three full consecutive on-time monthly payments, and the borrower is within thirty days of being current on the trust student loan; provided that the repurchase by the trust may be invoked by TERI only once as to any trust student loan. We refer to these trust student loans as "rehabilitated trust student loans."

        The rehabilitated trust student loan will have the benefit of the TERI guaranty agreements.

        To secure the payment of the TERI guaranty amount with respect to a claim for payment on a trust student loan, TERI will enter into the TERI security agreement. Pursuant to the TERI security agreement, TERI will pledge approximately 75% of its guaranty fees with respect to the trust student loans to the trust by deposit into the TERI pledge fund. The TERI pledge fund is pledged to the trust, which in turn pledges all of its interest in the TERI pledge fund and all of its rights under the TERI security agreement to the indenture trustee for the benefit of the noteholders.

        The indenture trustee, at the direction of TERI, will withdraw amounts from the TERI pledge fund to the extent that guaranty claims on the trust student loans acquired by the trust are payable by TERI under the TERI guaranty agreements and that applicable procedures under the TERI security agreement have been followed. Funds in the TERI pledge fund will be invested in eligible securities, which have substantially the same criteria for investment as funds held in the trust accounts, as directed by TERI, in accordance with the TERI security agreement. In addition, recoveries on defaulted trust student loans, on which guaranty payments have been made from the TERI pledge fund, received by TERI, net of costs of collection, will be deposited in the TERI pledge fund. If the trust purchases a rehabilitated trust student loan in which a guaranty payment has been made from the TERI pledge fund, all proceeds from the purchase, net of costs of collection, will be deposited in the TERI pledge fund. Funds may be released from the TERI pledge fund to TERI to the extent that the balance of the TERI pledge fund on any distribution date exceeds 16% of the aggregate principal balance of the trust student loans then held by the trust as of the last day of the related Collection Period. As of the closing date, approximately $47,382,918 of the guaranty fees payable to TERI for guaranteeing the trust student loans will be on deposit in the TERI pledge fund held by the indenture trustee for the benefit of the noteholders.

                             THE SERVICING AGREEMENT

THE SERVICING AGREEMENT

        All of the trust student loans will be serviced by the Pennsylvania Higher Education Assistance Agency, also known as PHEAA, pursuant to the Alternative Servicing Agreement between the servicer and The First Marblehead Corporation dated October 16, 2001, as amended, which will be assigned to the trust concurrent with the purchase of trust student loans. We refer to this agreement as the "servicing agreement."

        General Terms. Pursuant to the servicing agreement, the servicer will service and perform other related tasks with respect to the trust student loans in compliance with the program guidelines promulgated by The First Marblehead Corporation and consented to by the servicer. The following summary describes certain terms of the servicing agreement. The summary is not complete, and is subject to and qualified in its entirety, by reference to all of the provisions of the servicing agreement. The servicer's duties include the following:

        . Prepare schedules of repayment and coupon books or invoices for each borrower;

        . Collect and maintain records of all payments of trust student loans;

        . Collect all payments required under the terms and provisions of the trust student loans as and when the payments become due, and remit the payments received on each trust student loan to the indenture trustee monthly;

        . Respond to inquiries and communications from borrowers regarding their student loans;

        . Ensure the safekeeping of loan documents delivered to the servicer relating to the trust student loans in accordance with procedures that the servicer has established for those purposes;

        .       Furnish the trust with a monthly report of collections; and

        . Reproduce, at the servicer's own cost and expense, from microfilm duplicates in the servicer's possession, records or data submitted to the servicer for processing should the records or data be lost or damaged while in the possession, control or custody of the servicer or its agents.

        Reporting Obligations. The servicer will furnish the trust with copies of all material reports, records and other documents and data as required by law or as otherwise required by the servicing agreement. The trust will provide copies of all of these documents and data to the administrator and the indenture trustee.

        All records and reports relating to the servicing of the trust student loans are subject to review, audit and copying by the trust, its designated representative and external and internal auditors, at the servicer's principal office.

        Termination by the Trust. The servicing agreement may be terminated at the direction of the indenture trustee, upon the occurrence of any of the following:

        (a) Any of the representations and warranties made in or pursuant to the servicing agreement are not true or are erroneous in any material respect;

        (b) The servicer fails to perform or observe any of the provisions or covenants set forth in the servicing agreement in any material respect;

        (c) The servicer discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits to take any action in order thereby to affect the foregoing; or

        (d) The servicer fails to transmit to the indenture trustee any funds collected by the servicer on the trust student loans within five business days following the day the funds were required to be transmitted under the servicing agreement.

        In the event of a default listed in (a) or (b) above, the servicer will have the right to cure the breach or error to the trust's full satisfaction, within one hundred twenty (120) days of written notice from the trust. In the event the servicer is unable to cure the breach within the cure period, the servicer may be terminated at the time that a successor servicer for the trust student loans is appointed.

        Termination by the Servicer. The servicing agreement may be terminated at the option of the servicer upon the occurrence of any of the following:

        (a) The trust fails to perform or observe any of the material provisions or covenants of the servicing agreement, which affect the servicer's ability to perform;

        (b) The trust discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits any action in order thereby to affect the foregoing; or

        (c) The trust fails to cure a default relating to the payment of the servicer's invoices under the servicing agreement within thirty (30) days of the servicer's notification to the trust of the default.

        In the event of a default listed in (a) or (b) above, the trust will have the right to cure the breach or error to the servicer's full satisfaction within one hundred and twenty (120) days of written notice from the servicer. In the event the trust is unable to cure the breach within the provided cure period, the servicer may terminate the servicing agreement.

        Resignation. The servicing agreement provides that the servicer may not resign from its obligations and duties as the servicer thereunder, except upon determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation will become effective until a successor has assumed the servicer's servicing obligations and duties under the servicing agreement.

        Compensation. The servicer will be entitled to receive from the trust a monthly fee for its services as described under "The Servicer."

                          DESCRIPTION OF THE SECURITIES

GENERAL

        The notes will be issued pursuant to the terms of the indenture. The certificates will be issued pursuant to the terms of the grantor trust agreement. Owner trust certificates representing beneficial ownership interests in the trust will be issued privately to the depositor and TERI, pursuant to the terms of the trust agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the certificates, the owner trust certificates, the indenture, the trust agreement and the grantor trust agreement. Only the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5-1 certificates, class A-IO certificates, class B notes and class C notes are offered by this prospectus supplement. Any information presented in this prospectus supplement relating to the class A-5 notes, the class A-5-2 certificates or the owner trust certificates is for informational purposes only to provide for a better understanding of the offered securities.

        The offered securities will be available in minimum denominations or notional amounts of $50,000 and $1,000 integral multiples in book-entry form only.

THE SECURITIES

        Interest. Interest will accrue on the principal balance of each class of offered securities (other than the class A-IO certificates) at a rate per annum equal to the sum of the then applicable one-month LIBOR (as of the second business day before the applicable interest accrual period) plus the margins listed on the cover page of this prospectus supplement.

        However, for the initial interest period the LIBOR rate will be determined by the following formula:

        X + ((29/30).(Y-X))

where, X = one-month LIBOR, and Y = two-month LIBOR, as of the second business day before the start of the initial interest period. For purposes of calculating LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business.

        The interest rate on the class A-5-2 certificates will be the same as the rate on the class A-5-1 certificates.

        Interest will accrue on the notional amount of the class A-IO certificates at a rate of 9.75% per annum. For each distribution date, the notional amount of the class A-IO certificates will equal the lesser of the aggregate outstanding principal balance of the class A-5-1 certificates and class A-5-2 certificates on that distribution date and the amount determined as follows:

     Distribution Dates                             Notional Amount
     ------------------                             ---------------
     December 2004-October 2008                     $   100,000,000
     November 2008-October 2009                     $    95,000,000
     November 2009-October 2010                     $    80,000,000
     November 2010-October 2011                     $    60,000,000
     November 2011-October 2012                     $    50,000,000
     November 2012 and thereafter                   $             0

        Interest due for any interest period for the securities (other than the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates) will be determined based on the actual number of days in the interest period over a 360-day year. Interest due for any interest period for the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates will be determined based on 30 days over a 360-day year. Interest on the securities will accrue from and including the closing date or from the most recent distribution date on which interest has been paid to, but excluding, the current distribution date and will be payable to the holders of the securities on each distribution date. For the initial interest period, the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates will receive 59 days of interest.

        A Class B Note Interest Trigger will occur on any distribution date if, on the last day of the related Collection Period, the aggregate outstanding principal balance of the class A notes exceeds the sum of the Pool Balance plus the amount on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund); provided, however, that a Class B Note

Interest Trigger will not be deemed to be in effect if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

        If a Class B Note Interest Trigger is in effect, interest on the class B notes and class C notes will be subordinated to the payment of principal on the class A securities.

        A Class C Note Interest Trigger will occur on any distribution date if, on the last day of the related Collection Period, the aggregate outstanding principal balance of the class A notes and the class B notes exceeds the sum of the Pool Balance plus the amount on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund); provided, however, that a Class C
Note Interest Trigger will not be deemed to be in effect if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

        If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A securities and the class B notes.

        For any distribution date after the 10% Pool Balance Distribution Date (as defined in the glossary), amounts on deposit in the reserve account will be excluded from the calculation of the Class B Note Interest Trigger and the Class C Note Interest Trigger.

        Distributions of Principal. Principal payments on the offered securities (other than the class A-IO certificates) and the class A-5-2 certificates will be made on each distribution date, to the extent of Available Funds, in an amount equal to the Principal Distribution Amount for the distribution date, until the principal balance of the securities is reduced to zero. Principal payments on the securities will generally be derived from Available Funds remaining after the distribution of transaction fees, interest and certain other amounts. The class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates will be entitled to all payments received on the class A-5 notes as provided below.

        Unless an event of default occurs, the Principal Distribution Amount on the securities will be applied:

        . Prior to the Stepdown Date or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, (1) to the class A-1 notes, until paid in full, then (2) to the class A-2 notes, until paid in full, then (3) to the class A-3 notes, until paid in full, then (4) to the class A-4 notes, until paid in full, then (5) to the class A-5-1 certificates and class A-5-2 certificates on a pro rata basis, until each class is paid in full, then (6) to the class B notes, until paid in full, and finally, (7) to the class C notes, until paid in full. The aggregate outstanding principal amount of each class of notes will be payable in full on the final maturity date for that class of notes.

        . On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the Class A Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class A securities (in the same order of priority as described in the preceding paragraph), the

                Class B Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class B notes, and the Class C Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class C notes until paid in full.

        The "Stepdown Date" will be the December 2010 distribution date.

        A Subordinate Note Principal Trigger will occur if either:

        .       A Note Parity Trigger occurs and is continuing; or

        .       A TERI Principal Trigger has occurred.

        A Note Parity Trigger will occur on any distribution date if (a) the sum of the Pool Balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period is less than (b) 101% of the outstanding principal balance of the offered securities and the class A-5-2 certificates after payments on that distribution date.

        A TERI Principal Trigger will occur on any distribution date if the Cumulative Default Rate (as defined in the glossary) exceeds 10%; provided, however, that a TERI Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

        If an event of default occurs and continues, on each distribution date, the Principal Distribution Amount for the securities will be payable to each class of class A securities (other than the class A-IO certificates) on a pro rata basis until each class is paid in full, then to the class B notes until paid in full, and finally, to the class C notes until paid in full.

        On the final maturity date for each class of securities, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of securities to zero. Although the maturity of certain of the trust student loans will extend well beyond the final maturity date for the class C notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any class of securities are paid may be earlier than the final maturity date for that class of securities, based on a variety of factors.

        On each distribution date (a) on and after the 10% Pool Balance Distribution Date, (b) while a Turbo Parity Trigger is in effect or (c) if a TERI Turbo Trigger has occurred, all Available Funds remaining in the collection account after clause (9) under "Distributions and Payments--Distributions from the Collection Account" will be distributed as principal payments on the securities.

ACCOUNTS

        The administrator will establish and maintain separate segregated accounts as follows: the collection account and the reserve account. We refer to these accounts collectively as the "trust accounts." Each account will be established in the name of the indenture trustee on behalf of the noteholders and the trust. In addition, TERI will pledge a portion of its guaranty fees to the indenture trustee to secure its guaranty obligations, pursuant to the TERI security agreement. Amounts pledged pursuant to the TERI security agreement will be held by the indenture trustee in a separate TERI pledge fund. The cost of issuance account does not constitute an account held by the indenture trustee as part of the trust's property and does not secure payment of the securities.

        Funds in the trust accounts will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the related distribution date. Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the collection account on each distribution date and will be treated as collections of interest on the trust student loans.

        The trust accounts will be maintained as eligible deposit accounts. Any trust accounts may be maintained with the sellers or any of their affiliates, if the accounts qualify as eligible deposit accounts; provided, however, that at all times when any accounts are held by the sellers, or any of their affiliates, the accounts will be segregated accounts.

        Collection Account. On or about the third business day prior to each distribution date, the administrator will provide the indenture trustee with certain information with respect to the distributions to be made on the distribution date.

        On or before the business day prior to each distribution date, the administrator will cause (or will cause the servicer and the indenture trustee to cause) the amount of Available Funds to be deposited into the collection account.

        Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to approximately $244,500,000. The amount on deposit in the reserve account to the extent used will be replenished up to the specified reserve account balance on each distribution date from the amount of Available Funds remaining after payment of the prior amounts set forth under "Distributions and Payments" with respect to the notes, all for the distribution date.

        Funds will be withdrawn from the reserve account to the extent that the amount of Available Funds is insufficient to pay any of the items specified in clauses (1) through (5) under "Distributions and Payments--DISTRIBUTIONS FROM THE COLLECTION Account," on any distribution date. These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (1) through (5) on a distribution date. In addition, on the final maturity dates for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero.

        If the amount on deposit in the reserve account on any distribution date beginning with the distribution date in November 2005 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the greater of the respective amount listed below for that distribution date:

     Distribution Date             Amount        Distribution Date             Amount
     -----------------------    -------------    ------------------------    ------------
     November 2005              $ 225,000,000    October 2007                $ 30,000,000
     December 2005              $ 210,000,000    November 2007               $ 28,000,000
     January 2006               $ 195,000,000    December 2007               $ 26,000,000
     February 2006              $ 183,000,000    January 2008                $ 24,000,000
     March 2006                 $ 171,000,000    February 2008               $ 22,000,000
     April 2006                 $ 159,000,000    March 2008                  $ 21,000,000
     May 2006                   $ 149,000,000    April 2008                  $ 20,000,000
     June 2006                  $ 139,000,000    May 2008                    $ 19,000,000
     July 2006                  $ 129,000,000    June 2008                   $ 18,000,000
     August 2006                $ 120,000,000    July 2008                   $ 17,000,000
     September 2006             $ 111,000,000    August 2008                 $ 16,000,000
     October 2006               $ 102,000,000    September 2008              $ 15,000,000
     November 2006              $  95,000,000    October 2008                $ 14,000,000
     December 2006              $  88,000,000    November 2008               $ 13,000,000
     January 2007               $  81,000,000    December 2008               $ 12,000,000
     February 2007              $  74,000,000    January 2009                $ 11,000,000
     March 2007                 $  67,000,000    February 2009               $ 10,000,000
     April 2007                 $  60,000,000    March 2009                  $  9,000,000
     May 2007                   $  55,000,000    April 2009                  $  8,000,000
     June 2007                  $  50,000,000    May 2009                    $  7,000,000
     July 2007                  $  45,000,000    June 2009                   $  6,000,000
     August 2007                $  40,000,000    July 2009 and thereafter    $  5,614,510
     September 2007             $  35,000,000

and 1.25% of the outstanding principal amount of the notes as of the last day of the immediately preceding Collection Period, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution as Available Funds on the distribution date to the persons and in the order of priority specified for distributions. Upon any distribution to the owner trust certificateholders of any amounts included as Available Funds, the securityholders will not have any rights in, or claims to, these amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.

        If there are insufficient Available Funds in the collection account to pay the trust's fees and expenses, and there are no amounts on deposit in the reserve account, The First Marblehead Corporation, in its sole discretion, will have the right, but not the obligation, to advance funds to the collection account. The First Marblehead Corporation will be reimbursed for advances as described under "Distributions and Payments."

DISTRIBUTIONS AND PAYMENTS

        Distributions from the Collection Account. On each distribution date on which a Class B Note Interest Trigger or a Class C Note Interest Trigger is not in effect, the following distributions will be made in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period.

        (1) Pro rata: indenture trustee and paying agent fees and expenses up to the amount specified in the indenture and any related Irish paying agent agreement; grantor trustee fees and expenses up to the amount specified in the grantor trust agreement; owner trustee fees and expenses up to the amount specified in the trust agreement; servicing fees and expenses with respect to the trust student loans due on the distribution date and all prior unpaid servicing fees and expenses allocated to the trust student loans up to the amount specified in the servicing agreement; administrator fees and expenses with respect to the trust student loans up to the amount specified in the administration agreement; and back-up administrator fees and expenses up to the amount specified in the back-up administration agreement;

        (2) To TERI, the additional guaranty fees pursuant to the TERI guaranty agreements, which will be deposited into the TERI pledge fund;

        (3) To holders of each class of class A securities, the Interest Distribution Amount for the class A securities on a pro rata basis;

        (4) To the holders of the class B notes, the Interest Distribution Amount for the class B notes;

        (5) To the holders of the class C notes, the Interest Distribution Amount for the class C notes;

        (6) To the reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the reserve account to the greater of 1.25% of the outstanding principal amount of the notes as of the last day of the immediately preceding Collection Period and $5,614,510;

        (7)     To TERI, to purchase rehabilitated trust student loans;

        (8) To the holders of (i) the class A-1 notes, until paid in full, then (ii) the class A-2 notes, until paid in full, then (iii) the class A-3 notes, until paid in full, then (iv) the class A-4 notes, until paid in full, then (v) the class A-5-1 certificates and class A-5-2 certificates on a pro rata basis, until each class is paid in full, then (vi) the class B notes, until paid in full, and finally, (vii) to the class C notes, until paid in full, the Principal Distribution Amount; provided that on and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the Class A Percentage of the Principal Distribution Amount will be payable to the class A securities (in the same order of priority set forth above), the Class B Percentage of the Principal Distribution Amount will be payable to the class B notes and the Class C Percentage of the Principal Distribution Amount will be payable to the class C notes until paid in full;

        (9) Pro rata: any unreimbursed advances to The First Marblehead Corporation and for all amounts in excess of the maximum amounts specified in clause (1), for indenture trustee and paying agent fees and expenses pursuant to the indenture and any related Irish paying agent agreement; grantor trustee fees and expenses pursuant to the grantor trust agreement; owner trustee fees and expenses pursuant to the trust agreement; indemnities, fees and expenses of the servicer; the portion of the administration fee and expenses allocated to the securities and all unpaid administration fees and expenses from prior Collection Periods allocated to the securities; and back-up administrator fees and expenses;

        (10) (a) On and after the 10% Pool Balance Distribution Date, (b) while a Turbo Parity Trigger is in effect or (c) if a TERI Turbo Trigger has occurred, to the holders of the securities any remaining amounts as payment of principal allocated among the noteholders as described in clause (8) until paid in full; and

        (11) To the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the owner trust certificateholders, any remaining amounts.

        Upon any distribution to The First Marblehead Corporation or the owner trust certificateholders of any amounts included as Available Funds, the securityholders will not have any rights in, or claims to, those amounts.

        The following chart summarizes the distributions that will be made on each distribution date on which a Class B Note Interest Trigger or a Class C
Note Interest Trigger is not in effect:

          ---------------------------------------------------------------------------------------------------
                                                   COLLECTION ACCOUNT
          ---------------------------------------------------------------------------------------------------
             INDENTURE
  1st       TRUSTEE AND
            ANY IRISH         GRANTOR        OWNER
            PAYING AGENT      TRUSTEE       TRUSTEE     SERVICER                              BACK-UP
             (Fees and       (Fees and     (Fees and   (Fees and      ADMINISTRATOR        ADMINISTRATOR
             expenses)       expenses)     expenses)   expenses)   (Fees and expenses)   (Fees and expenses)
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  2nd                                                     TERI
                          (Additional guaranty fees to be deposited into the TERI pledge fund)
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  3rd                                          CLASS A SECURITYHOLDERS
                                                     (Interest)
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  4th                                            CLASS B NOTEHOLDERS
                                                     (Interest)
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  5th                                            CLASS C NOTEHOLDERS
                                                     (Interest)
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  6th                                              RESERVE ACCOUNT
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  7th                                                     TERI
                                   (Purchase of rehabilitated trust student loans)
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  8th                                               SECURITYHOLDERS
                                            (Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  9th         THE FIRST MARBLEHEAD CORPORATION; INDENTURE TRUSTEE; ANY IRISH PAYING AGENT; GRANTOR TRUSTEE;
                             OWNER RUSTEE; SERVICER; ADMINISTRATOR; BACK-UP ADMINISTRATOR
               (All amounts due these parties in excess of the maximum amounts to be distributed in (1))
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  10th                                              SECURITYHOLDERS
           ((a) On and after the 10% Pool Balance Distribution Date, (b) while a Turbo Parity Trigger is in effect or (c) if a TERI Turbo Trigger has occurred, any remaining amounts as payment of principal until paid in full)
          ---------------------------------------------------------------------------------------------------
                                                           |
          ---------------------------------------------------------------------------------------------------
  11th                            STRUCTURING ADVISOR; OWNER TRUST CERTIFICATEHOLDERS
                                   (Structuring advisory fees; any remaining amounts)
          ---------------------------------------------------------------------------------------------------

DISTRIBUTIONS AND PAYMENTS ON THE CERTIFICATES

        On each distribution date, each of the class A-5-1 certificates, class A-5-2 certificates and class A-IO certificates will be entitled to all payments received on the class A-5 notes.

CREDIT ENHANCEMENT

        Excess Interest. Excess interest is created when interest collections received on the trust student loans during a Collection Period and related investment earnings exceed the interest on the note at the related Security Interest Rates and certain fees and expenses of the trust. Excess interest with respect to the trust student loans is intended to provide "first loss" protection for the notes. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your securities will affect the weighted average life and yield on your investment. Excess interest not applied to make required distributions on any distribution date, and not deposited into the reserve account, will be paid to the owner trust certificateholders and will not be available on subsequent distribution dates to make payments on any class of the securities.

        Subordination of the Subordinate Notes. The rights of the holders of the class C notes to receive payments of interest are subordinated to the rights of the holders of the class A securities and class B notes to receive payments of interest, and the rights of the holders of the class C notes to receive payments of principal are subordinated to the rights of the holders of the class A securities and class B notes to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the class A securities and the class B notes before payment of interest on the class C notes. Moreover, for so long as the class A securities and class B notes are outstanding, the holders of the class C notes will not be entitled to any payments of principal.

        The rights of the holders of the class B notes to receive payments of interest are subordinated to the rights of the holders of the class A securities to receive payments of interest, and the rights of the holders of the class B notes to receive payments of principal are subordinated to the rights of the holders of the class A securities to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the class A securities before payment of interest on the class B notes. Moreover, for so long as the class A securities are outstanding, the holders of the class C notes will not be entitled to any payments of principal.

        Reserve Account. The reserve account is intended to enhance the likelihood of timely receipt by the securityholders of the full amount of interest due to them and to decrease the likelihood that holders will experience losses. In certain circumstances, however, the reserve account could be depleted.

MATURITY AND PREPAYMENT ASSUMPTIONS

        The rate of payment of principal of each class of securities and the yield on each class of securities will be affected by prepayments of the trust student loans that may occur as described below. Each of the sellers is generally obligated to repurchase any trust student loan as a result of a breach of any of its representations and warranties contained in its student loan purchase agreement and the servicer is obligated to purchase any trust student loan pursuant to its servicing agreement as a result of a breach of certain covenants with respect to the trust student loan, in each case where the breach materially adversely affects the interests of the securityholders in that trust student loan and is not cured within the applicable cure period. In addition, holders of the securities will receive accelerated payments of principal from excess interest collections (a) on and after the 10% Pool Balance Distribution Date, (b) while a Turbo Parity Trigger is in effect or (c) if a TERI Turbo Trigger has occurred. Any reinvestment risk from the accelerated payment of principal will be borne by the securityholders receiving the prepayment.

        On the other hand, scheduled payments with respect to, and maturities of, the trust student loans may be extended, including pursuant to grace periods, deferral periods and, under certain circumstances, forbearance periods. The rate of payment of principal of the securities, and the yield on the securities may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of TERI to make guaranty payments with respect thereto. In addition, the maturity of certain of the trust student loans will extend well beyond the final maturity date for the class C notes.

        The rate of prepayment on the trust student loans cannot be predicted. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans related to the securities. Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

OWNER TRUST CERTIFICATES

        On the closing date, the trust will issue privately a single class of owner trust certificates to the depositor and TERI. The owner trust certificates will represent the beneficial ownership interests in the trust's assets. The owner trust certificates will not have a principal balance and will not bear interest. On each distribution date, the owner trust certificates will not be entitled to any distributions with respect to Available Funds until all amounts owed to the securityholders have been paid. Once a distribution has been made in respect of the owner trust certificates, it will not be available to pay any of the securityholders.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, the notes will be characterized as indebtedness to a noteholder other than the owner of the owner trust certificates and not as representing an ownership interest in the assets of the trust or an equity interest in the trust and the certificates will represent beneficial ownership interest in the assets of the grantor trust. In addition, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation or a "publicly traded partnership" as defined in Treasury regulation section 1.7704-1, and the grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Internal Revenue Code of 1986, as amended (referred to as the "Code" in this prospectus supplement) and not as a partnership or an association taxable as a corporation, and the grantor trust certificates will be characterized as evidencing ownership interests in the class A-5 notes and as constituting interests in "stripped notes" (or, in the case of the class A-IO certificates, "stripped coupons") within the meaning of section 1286 of the Code. The class A-IO certificates will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code. See "U.S. Federal Income Tax Consequences" in the prospectus.

        Prospective investors in the securities should see "U.S. Federal Income Tax Consequences" and "State Tax Consequences" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the trust and purchasers of the securities.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code impose certain fiduciary and prohibited transaction restrictions on:

        (a) Employee benefit plans as defined in section 3(3) of ERISA, subject to Title I of ERISA;

        (b)     Plans described in section 4975(e)(1) of the Code, subject to section 4975(c) of the Code, including individual retirement accounts or Keogh plans;

        (c) Any entities whose underlying assets include plan assets by reason of an investment in these entities by a plan described in (a) or (b); and

        (d) Persons who have certain specified relationships to these Plans--these persons are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

        We refer to entities described in (a), (b) and (c) as "Plans."

        Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account and the insurance company might be treated as a Party in Interest as to a Plan by virtue of that investment. ERISA also imposes various duties on persons who are fiduciaries of Plans and prohibits certain transactions between a Plan and its Parties in Interest or Disqualified Persons.

        The depositor, the servicer, the indenture trustee, the grantor trustee, the owner trustee, the administrator, the back-up administrator, the underwriters, any provider of credit support or any of their affiliates may be the sponsor of or investment advisor for one or more Plans. Because these parties may receive certain benefits from the sale of the securities, the purchase of the securities using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the purchase of securities using the assets of any Plan may be restricted if the depositor, the servicer, the indenture trustee, the grantor trustee, the owner trustee, the administrator, the back-up administrator, the underwriters, any provider of credit support or any of their affiliates has investment authority over those assets.

        In addition, under a regulation issued by the Department of Labor called the "Plan Asset Regulation," if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the securities are treated as debt for purposes of the Plan Asset Regulation, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the securities are treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing the securities could be treated as holding the trust student loans and the other assets of the trust. Although there can be no assurances in this regard, it appears that the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation. It is not expected that the certificates would be treated as debt under the Plan Asset Regulation, but because it appears the underlying class A-5 notes should be treated as debt, it is not expected that a Plan purchasing the certificates would be treated as holding trust assets. If, however, any of the class A-5 notes are treated as "equity interests" for purposes of the Plan Asset Regulation, a Plan purchasing the certificates could be treated as holding assets of the trust, and prohibited transactions could occur in connection with the operation of the trust.

        Although it is not free from doubt, it also appears that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Asset Regulation. In addition, so long as the class A-5-1 certificates and class A-IO certificates retain a rating of at least investment grade, the underlying class A-5 notes also should continue to be treated as indebtedness. There is, however, increased uncertainty regarding the characterization of a debt instrument that does not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the ratings of any notes or the class A-5-1 certificates or class A-IO certificates, any subsequent transfer of such securities or any interest therein to a trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer may be restricted. A prospective transferee (including any purchaser in the initial transfer of the notes) of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, will be deemed to represent that at the time of such transfer the notes are rated at least investment grade; that such transferee believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation, and agrees to so treat the notes; and that the acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of ERISA or section 4975 of the Code because the transaction is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicer, the indenture trustee, the grantor trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest with respect to such Plan. A prospective transferee (including any purchaser in the initial transfer of the certificates) of the certificates or any interest therein will be deemed to represent that such transferee is not a trustee or a person acting on behalf of a Plan or using Plan assets to effect such transfer, unless, for the class A-5-1 certificates or class A-IO certificates, both classes of certificates are rated investment grade or better, and unless the acquisition and holding of the certificates do not result in a violation of the prohibited transaction rules of ERISA or section 4975 of the Code because the transaction is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicer, the indenture trustee, the grantor trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest with respect to such Plan. Alternatively, a prospective transferee of the securities or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, may provide the indenture trustee, grantor trustee or owner trustee, as applicable, an opinion of counsel satisfactory to such trustee, which opinion will not be at the expense of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicer, the indenture trustee, the grantor trustee or the owner trustee, that the purchase, holding and transfer of the securities or interests therein is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the trust, the depositor, the administrator, the underwriters, the servicer, the indenture trustee, the grantor trustee or the owner trustee to any obligation in addition to those undertaken in the indenture, grantor trust agreement or trust agreement, as applicable.

        Before making an investment in the securities, prospective Plan investors should refer to the "ERISA Considerations" section in the prospectus and consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

        .       Whether the fiduciary has the authority to make the investment;

        . Whether the investment constitutes a direct or indirect transaction with a Party in Interest;

        .       The diversification by type of asset of the Plan's portfolio;

        .       The Plan's funding objectives;

        .       The tax effects of the investment; and

        . Whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

        The securities listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about October 28, 2004 against payment in immediately available funds and also Clearstream Banking, societe anonyme, Luxembourg and Euroclear.

        Subject to the terms and conditions set forth in the underwriting agreement relating to the offered securities, the trust and the depositor will sell the offered securities, respectively, to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount or notional amount of each class of offered securities set forth opposite its name.

                                              CLASS A-1        CLASS A-2         CLASS A-3        CLASS A-4      CLASS A-5-1
                                                NOTES            NOTES             NOTES            NOTES        CERTIFICATES
                                            --------------   --------------   --------------   --------------   --------------
DEUTSCHE BANK SECURITIES INC.               $   87,170,700   $   44,949,000   $   56,201,400   $   58,408,500   $  187,757,000

GOLDMAN, SACHS & CO                         $   72,642,250   $   37,457,500   $   46,834,500   $   48,673,750   $            0

UBS SECURITIES LLC                          $   72,642,250   $   37,457,500   $   46,834,500   $   48,673,750   $            0

CITIGROUP GLOBAL MARKETS INC                $   29,056,900   $   14,983,000   $   18,733,800   $   19,469,500   $            0

J.P. MORGAN SECURITIES INC                  $   29,056,900   $   14,983,000   $   18,733,800   $   19,469,500   $            0

TOTAL                                       $  290,569,000   $  149,830,000   $  187,338,000   $  194,695,000   $  187,757,000

                                              CLASS A-IO
                                             CERTIFICATES    CLASS B NOTES    CLASS C NOTES        TOTAL
                                            --------------   --------------   --------------   --------------
DEUTSCHE BANK SECURITIES INC.                          100%  $   16,740,000   $   17,040,000   $  468,266,600

GOLDMAN, SACHS & CO                                     --   $   13,950,000   $   14,200,000   $  233,758,000

UBS SECURITIES LLC                                      --   $   13,950,000   $   14,200,000   $  233,758,000

CITIGROUP GLOBAL MARKETS INC                            --   $    5,580,000   $    5,680,000   $   93,503,200

J.P. MORGAN SECURITIES INC                              --   $    5,580,000   $    5,680,000   $   93,503,200

TOTAL                                                  100%  $   55,800,000   $   56,800,000   $1,122,789,000

        In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the securities offered hereby if any of the securities are purchased. The trust has been advised by the underwriters that the underwriters propose initially to offer the offered securities at the respective prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of 0.180% per class A-1 note, 0.186% per class A-2 note, 0.192% per class A-3 note, 0.198% per class A-4 note, 0.195% per class A-5-1 certificate, 0.600% per class A-IO certificate, 0.240% per class B note and 0.246% per class C note. The underwriters may allow and dealers may reallow to other dealers a discount not in excess of 0.090% per class A-1 note, 0.093% per class A-2 note, 0.096% per class A-3 note, 0.099% per class A-4 note, 0.098% per class A-5-1 certificate, 0.300% per class A-IO certificate, 0.120% per class B note and 0.123% per class C note. After the initial offering, prices, concessions and reallowances may be changed.

        The underwriting agreement provides that the obligations of the underwriters thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by their counsel. The underwriters are committed to take and pay for all of the offered securities if any are taken. The depositor and The First Marblehead Corporation have agreed in the underwriting agreement to indemnify the underwriters and their controlling persons against certain liabilities in connection with the offer and sale of the offered securities.

        The underwriters propose to offer the offered securities for resale initially at the offering price set forth on the cover page hereof. After the initial offering, the offering price and other selling terms may be changed at any time without notice.

        The class A-5-2 certificates will be sold by the depositor in a privately negotiated transaction. There is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the class A-5-2 certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor.

        The trust has informed the underwriters that it does not intend to apply for listing of the securities through the National Association of Securities Dealers Automated Quotation System.

        The offered securities are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the offered securities but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered securities.

        In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with The First Marblehead Corporation, the depositor and their affiliates.

        During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered securities. The lead underwriters, for example, may over-allot the offered securities for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered securities than are to be sold.

        In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered securities. This means that if an underwriter purchases offered securities in the open market to reduce a broker-dealer's short position or to stabilize the prices of the offered securities, it may reclaim the selling concession from the broker-dealer who sold those offered securities as part of the offering.

        In general, over-allotment transactions and open market purchases of the offered securities for the purpose of stabilization or to reduce a short position could cause the price of an offered security to be higher than it might be in the absence of such transactions.

        Each underwriter has represented and agreed that:

        (a) It has not offered or sold and will not offer or sell any offered securities to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the offered securities except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

        (b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any offered securities in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

        (c) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered securities in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered securities in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered securities may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered securities or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

        We have not authorized any offer of the offered securities to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. The offered securities may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

                                  LEGAL MATTERS

        Certain legal matters relating to the offered securities will be passed upon for the trust and the grantor trust and the administrator by Thacher Proffitt & Wood LLP, New York, New York, and for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the trust and the grantor trust by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

        It is a condition to the issuance of the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5-1 certificates and class A-IO certificates that they be rated in the highest rating category of at least two of the three rating agencies. It is a condition to the issuance of the class B notes that the class B notes be rated in one of the two highest rating categories of at least two of the three rating agencies. It is a condition to the issuance of the class C notes that the class C notes be rated in one of the three highest rating categories of at least two of the three rating agencies. No application was made to any other rating agency for the purpose of obtaining additional ratings of the offered securities.

        Any ratings, if assigned, reflect only the view of the rating agency rating the offered securities. Any explanation of the significance of the ratings may be obtained only from the rating agency. The trust and grantor trust have furnished to the rating agencies certain information and materials, some of which may not have been included in this prospectus supplement, relating to the offered securities. Generally, rating agencies base their ratings on that information and materials and on investigation, studies and assumptions made by the rating agencies. There can be no assurance that ratings when assigned will continue for any given period of time.

                                     EXPERTS

        The financial statements of TERI as of and for the years ended June 30, 2002, June 30, 2003 and June 30, 2004 attached to this prospectus supplement as Annex I have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports appearing in Annex I, and are included in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.

                                    GLOSSARY
                            FOR PROSPECTUS SUPPLEMENT

        "Available Funds" means, with respect to any distribution date or any other distribution date pursuant to the indenture, the sum of the following amounts received with respect to the then elapsed portion of the related Collection Period to the extent not previously distributed:

        (a) All collections received by the servicer (or any sub-servicer acting on its behalf) on the trust student loans, (including any guaranty payments received) but net of any applicable administrative fees, a portion of any late fees or similar fees received from a borrower;

        (b) All liquidation proceeds and all Recoveries in respect of liquidated student loans which were written off in prior Collection Periods or prior months of the Collection Period;

        (c) The aggregate Purchase Amounts received for trust student loans repurchased by a seller or the servicer or under an obligation which arose during the elapsed portion of the Collection Period;

        (d)     Investment earnings for the distribution date;

        (e) Amounts withdrawn from the reserve account in excess of the specified reserve account balance and deposited into the collection account;

        (f) Any amounts advanced by The First Marblehead Corporation in its discretion; and

        (g) Any proceeds received in connection with the sale of the trust student loans, or sums collected by the indenture trustee pursuant to the indenture; provided, however, that Available Funds will exclude all payments and proceeds (including liquidation proceeds) of any trust student loans, the related Purchase Amount of which has been included in Available Funds, for a prior distribution date; provided, further, that if on any distribution date there would not be sufficient funds, after application of Available Funds and amounts available from the reserve account, to pay any of the items specified in clauses (1) through (5) as described in "Description of the Securities--Distributions and Payments--Distributions from Collection Account" for the distribution date, then Available Funds for the distribution date will include, in addition to the Available Funds, amounts being held by the indenture trustee, or on deposit in the collection account, with respect to Available Funds relating to the distribution date which would have constituted Available Funds for the distribution date succeeding the distribution date, up to the amount necessary to pay the items specified in clauses (1) through (5) as described in "Description of the Securities--Distributions and Payments--Distributions from Collection Account," and the Available Funds, for the succeeding distribution date will be adjusted accordingly.

        "Class A Percentage" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class A notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

        "Class B Note Interest Trigger" means on any distribution date if, on the last day of the related Collection Period, the aggregate outstanding principal balance of the class A notes exceeds the sum of the Pool Balance plus the amount on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund); provided, however, that a Class B Note Interest Trigger will not be deemed to be in effect if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent; and provided, further, for any distribution date after the 10% Pool Balance Distribution Date, amounts on deposit in the reserve account will be excluded from this calculation.

        "Class B Percentage" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class B notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

        "Class C Note Interest Trigger" means on any distribution date if, on the last day of the related Collection Period, the aggregate outstanding principal balance of the class A notes and the class B notes exceeds the sum of the Pool Balance plus the amount on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund); provided, however, that a Class C
Note Interest Trigger will not be deemed to be in effect if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent; and provided, further, for any distribution date after the 10% Pool Balance Distribution Date, amounts on deposit in the reserve account will be excluded from this calculation.

        "Class C Percentage" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class C notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

        "Collection Period" means, with respect to the first distribution date, the period beginning on October 1, 2004 and ending on November 30, 2004, and with respect to each subsequent distribution date, the Collection Period means the calendar month immediately following the end of the previous Collection Period.

        "Cumulative Default Rate" means the percentage equivalent of the fraction the numerator of which is the cumulative principal balance of the trust student loans which are defaulted trust student loans on the distribution date, and the denominator of which is the cumulative principal balance (on a loan by loan basis, the beginning principal balance of each trust student loan on the first date each loan first enters repayment status) of all trust student loans that have entered repayment status plus any prepayments on the trust student loans that have occurred prior to those trust student loans entering repayment.

        "Interest Distribution Amount" means, with respect to any distribution date for a class of offered securities and the class A-5-2 certificates, the sum of:

        (a) The aggregate amount of interest accrued at the applicable Security Interest Rate for the related interest period of the class of offered securities and the class A-5-2 certificates on the immediately preceding distribution date for that class of offered securities and the class A-5-2 certificates after giving effect to all principal distributions, or notional amount allocations, as applicable, to securityholders of that class on that date (or, in the case of the first distribution date, on the closing date); and

        (b) Any accrued and unpaid interest for that class of offered securities and the class A-5-2 certificates from prior interest periods, together with interest on the unpaid amount.

        "Note Parity Trigger" means on any distribution date if (a) the sum of the Pool Balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period is less than (b) 101% of the outstanding principal balance of the offered securities and the class A-5-2 certificates after payments on that distribution date.

        "Pool Balance" means at any time the aggregate principal balance of the trust student loans at the end of the preceding Collection Period (including accrued interest thereon for the Collection Period to the extent interest will be capitalized upon commencement of repayment or during deferment or forbearance).

        "Principal Distribution Amount" means, with respect to any distribution date, the amount necessary, so that (a) the sum of the Pool Balance plus the amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period equals (b) 103% of the outstanding principal balance of the offered securities and the class A-5-2 certificates after payments on that distribution date; provided, however, that the Principal Distribution Amount will not exceed the outstanding principal balance of the offered securities and the class A-5-2 certificates. In addition, on the final maturity date for each related class of offered securities or the class A-5-2 certificates, the principal required to be distributed to that class of offered securities or the class A-5-2 certificates will include the amount required to reduce the outstanding principal balance of that class of offered securities or the class A-5-2 certificates to zero.

        "Purchase Amount" means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective trust student loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment.

        "Recoveries" means, with respect to any liquidated student loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which the trust student loan, became a liquidated student loan, net of the sum of any amounts expended by the servicer (or any sub-servicer acting on its behalf) for the account of any obligor and any amounts required by law to be remitted to the obligor.

        "Security Interest Rate" means with respect to any interest period:

        (a) In the case of the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5-1 certificates, class B notes and class C notes, the interest rate per annum equal to the sum of one-month LIBOR (or in the case of the initial interest period, the blended rate of LIBOR calculated under "Description of the Securities--The Securities") plus the margins listed on the cover page of this prospectus supplement;

        (b)     In the case of the class A-IO certificates, 9.75% per annum; and

        (c) In the case of the class A-5-2 certificates, the same interest rate as the class A-5-1 certificates.

        "Stepdown Date" means the December 2010 distribution date.

        "Subordinate Note Principal Trigger" means if a Note Parity Trigger occurs and is continuing, or a TERI Principal Trigger has occurred.

        "10% Pool Balance Distribution Date" means the distribution date on which the outstanding aggregate Pool Balance is equal to or less than 10% of the aggregate trust student loan pool balance as of the cut-off date.

        "Teri Principal Trigger" means with respect to the trust student loans on any distribution date, when the Cumulative Default Rate exceeds 10%; provided, however, that a TERI Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

        "Teri Turbo Trigger" means with respect to the trust student loans on any distribution date, when the Cumulative Default Rate exceeds 15%; provided, however, that a TERI Turbo Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

        "Turbo Parity Trigger" means on any distribution date if (a) the sum of the Pool Balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period is less than (b) 100% of the outstanding principal balance of the offered securities and the class A-5-2 certificates after payments on that distribution date.

                                      ANNEX I

                      THE EDUCATION RESOURCES INSTITUTE, INC.

         CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2003 AND JUNE 30, 2002

         CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2004 AND JUNE 30, 2003

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2003 AND JUNE 30, 2002

Report of Independent Auditors............................................TF-4
Statements of Financial Position..........................................TF-5
Statements of Activities and Changes in Net Assets........................TF-6
Statements of Cash Flows..................................................TF-7
Notes to Financial Statements.............................................TF-8


CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2004 AND JUNE 30, 2003

Report of Independent Auditors...........................................TF-23
Statements of Financial Position.........................................TF-24
Statements of Activities and Changes in Net Assets.......................TF-25
Statements of Cash Flows.................................................TF-26
Notes to Financial Statements............................................TF-27
Supplemental Consolidating Statement of Financial Position...............TF-41
Supplemental Consolidating Statement of
  Activities and Changes in Net Assets...................................TF-42

         The Education Resources Institute, Inc. and Subsidiary
         Consolidated Financial Statements
         June 30, 2003 and 2002

The Education Resources Institute, Inc. and Subsidiary
Index
June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                                         Page(s)

Report of Independent Auditors ................................................1

Consolidated Financial Statements

Statements of Financial Position ..............................................2

Statements of Activities and Changes in Net Assets ............................3

Statements of Cash Flows ......................................................4

Notes to Financial Statements ..............................................5-17

[LOGO OF PRICEWATERHOUSECOOPERS]
--------------------------------------------------------------------------------

                                                      PricewaterhouseCoopers LLP
                                                      One International Place
                                                      Boston MA 02110-2611
                                                      Telephone (617) 530 5000
                                                      Facsimile (617) 530 5001

                         Report of Independent Auditors

To the Board of Directors of
The Education Resources Institute, Inc.

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. and its subsidiary ("TERI") at June 30, 2003 and 2002 and the changes in its net assets and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TERI's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

September 4, 2003

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Financial Position
June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                       2003            2002
                                                   -------------   -------------
Assets
Cash and equivalents
  Cash                                             $   2,735,042   $   8,500,693
  Marketable securities treated as equivalents         1,234,579       3,839,681
                                                   -------------   -------------
    Total cash and equivalents                         3,969,621      12,340,374

Marketable securities                                 84,504,684      51,006,781
Restricted cash and equivalents                       12,655,332       7,621,892
                                                   -------------   -------------
    Total investments                                 97,160,016      58,628,673

Receivables
  Guarantee fees                                      18,156,449      11,407,340
  Residual interest in securitized portfolios         13,669,370       3,680,696
  Accrued interest                                       567,272         771,318
  Other                                                  313,983         212,476
                                                   -------------   -------------
    Total receivables                                 32,707,074      16,071,830

Notes receivable                                       6,674,019       7,305,348

Prepaid expenses and other assets, net                   638,883         668,257

Student loans
  Student loans receivable                            20,615,407      27,849,626
  Receivables recoverable on claim payments           29,312,985      25,157,293
                                                   -------------   -------------
    Total student loans                               49,928,392      53,006,919
                                                   -------------   -------------
    Total assets                                   $ 191,078,005   $ 148,021,401
                                                   =============   =============

Liabilities and Net Assets
Accounts payable and accrued expenses              $     968,893   $   1,068,694
Due to First Marblehead Education Resources            2,272,229       1,927,413
Accrued pension liability                                310,282         327,635
Deferred revenue - other                               1,207,536       1,158,157
Deferred guarantee fees                                9,578,241       6,704,169
Loan loss reserves                                   107,942,083      75,228,737
Bonds payable                                         19,060,000      26,460,000
                                                   -------------   -------------
    Total liabilities                                141,339,264     112,874,805

Net assets
  Unrestricted
    Undesignated                                      34,445,513      19,820,464
    Board-designated                                  13,293,228      13,326,132
  Permanently restricted                               2,000,000       2,000,000
                                                   -------------   -------------
      Total net assets                                49,738,741      35,146,596
                                                   -------------   -------------
      Total liabilities and net assets             $ 191,078,005   $ 148,021,401
                                                   =============   =============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                        2                                   TF-5

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Activities and Changes in Net Assets
Years Ended June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                        2003           2002
                                                   -------------   -------------
Revenue
Guarantee fees                                     $  67,648,014   $  42,458,718
Residual interest in securitized portfolios           10,175,301       3,607,438
Investment income                                      2,046,105       2,480,816
Grants and contracts                                   2,463,639       2,899,707
Origination fees                                       5,337,145       2,843,725
HEIC membership fees                                     120,032          77,572
Interest income                                        1,381,955       2,439,762
Interest income - FMC - notes receivable                 421,739         457,820
Contractual income - FMC                                 747,528         747,528
Other                                                      2,877         159,807
                                                   -------------   -------------
    Total revenue                                     90,344,335      58,172,893

Expenses
Compensation and employee fringe benefits              2,293,273       2,868,431
Office expenses                                          367,031         393,653
Rent (net of reimbursement)                              260,429         137,043
Professional fees (FMER)                              20,534,471      14,191,953
Professional fees (other)                              2,971,472       3,439,479
Loan servicing fees                                      236,857         329,475
Collection costs                                       4,229,603       4,333,267
Printing and promotion                                    65,134          86,605
Loan loss provision, net                              43,736,775      23,102,882
Depreciation and amortization                            158,453         210,742
Grants                                                    41,469         167,178
Interest expense                                         416,431         858,509
Other expenses                                           440,792         614,001
                                                   -------------   -------------
    Total expenses                                    75,752,190      50,733,218
                                                   -------------   -------------
Increase in net assets                                14,592,145       7,439,675

Net assets, beginning of year                         35,146,596      27,706,921
                                                   -------------   -------------
Net assets, end of year                            $  49,738,741      35,146,596
                                                   =============   =============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

TF-6                                    3

The Education Resources Institute, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended June 30, 2003 and 2002
--------------------------------------------------------------------------------

                                                                      2003               2002
                                                                 --------------    --------------
Cash flows from operating activities
Changes in net assets                                            $   14,592,145    $    7,439,675

Adjustments to reconcile changes in net assets to net cash
 provided by operating activities
  Depreciation and amortization                                         158,453           210,742
  Gain on sale of assets                                                      -          (155,620)
  Provision for loan loss reserve (net)                              43,736,775        23,102,882
  Amortization of net discount on securities                            (69,561)         (208,594)
  Unrealized gain on investments in marketable securities               (89,395)          (25,867)
  Change in
    Receivables                                                     (16,635,244)        9,803,400
    Student loans                                                     3,078,527         9,873,053
    Prepaid expenses and other assets                                    49,376         1,058,235
    Default claims paid                                             (45,614,236)      (49,380,669)
    Default claims recoveries (net of adjustments)                   34,590,807        33,157,742
    Access transaction (Note 9)                                               -       (22,927,121)
    Accounts payable and accrued expenses                               227,662           728,996
    Deferred revenue - other                                             49,379          (582,839)
    Deferred guarantee fees                                           2,874,072         1,566,604
                                                                 --------------    --------------
      Total adjustments                                              22,356,615         6,220,944

      Net cash provided by operating activities                      36,948,760        13,660,619

Cash flows from investing activities
Purchases of property and equipment                                     (37,753)          (19,178)
Sale of property and equipment                                                -             5,413
Investments in marketable securities                               (188,477,228)     (124,572,649)
Proceeds from the sale and maturities of investments in
 marketable securities                                              154,997,579       108,537,592
(Increase) decrease in restricted cash and equivalents               (5,033,440)       18,006,387
Proceeds from notes receivable                                          631,329        (7,305,348)
                                                                 --------------    --------------
      Net cash used in investing activities                         (37,919,513)       (5,347,783)

Cash flows from financing activities
Principal payments on bonds payable                                  (7,400,000)       (9,180,000)
                                                                 --------------    --------------
      Net cash used in financing activities                          (7,400,000)       (9,180,000)

Decrease in cash and equivalents                                     (8,370,753)         (867,164)

Cash and equivalents, beginning of year                              12,340,374        13,207,538
                                                                 --------------    --------------
Cash and equivalents, end of year                                $    3,969,621    $   12,340,374
                                                                 ==============    ==============

Supplemental disclosure
Cash paid for interest                                           $      416,431    $      858,509

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                        4                                   TF-7

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

1.       Organization

         The Education Resources Institute, Inc. ("TERI") was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion. To achieve this purpose, TERI's principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

         In addition, TERI's College Access Division, including the Higher Education Information Center ("HEIC"), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources. These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

         In 1994, TERI formed TERI Financial Services, Inc. ("TFSI") to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios. TFSI commenced operations in December 1996.

         On June 20, 2001, TERI and First Marblehead Corporation ("FMC"), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the "Transaction") that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources ("FMER"). TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing and administrative services. For fiscal years 2003 and 2002, TERI paid $20,534,471 and $14,191,953, respectively, to FMER for services rendered under the Master Servicing Agreement (Notes 4, 5 and 14).

2.       Summary of Significant Accounting Policies

         Principles of Consolidation
         The consolidated financial statements include the accounts of TERI and TFSI. All significant intercompany balances and transactions are eliminated in consolidation.

         Basis of Presentation
         The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 117, Financial Statements of Not-for-Profit Organizations.

         Accordingly, net assets and changes therein are classified as follows:

         Unrestricted Net Assets
         Net assets not subject to donor-imposed stipulations which TERI may use at its discretion.

TF-8                                    5

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Permanently Restricted Net Assets
         Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI. The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. There were no changes in permanently restricted net assets as of June 30, 2003 and 2002.

         The Board Designated Unrestricted net asset account was established to track contributions originally received by TERI from American Student Assistance ("ASA") in connection with TERI's incorporation. The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI's Board of Directors for the payment of such defaults.

         Permanently restricted net assets represent endowment funds for the benefit of HEIC. The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston.

         Cash and Equivalents and Marketable Securities
         TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

         Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition. The portfolio is stated at amortized cost, which approximates fair value. The fair value of marketable securities is based upon quoted market prices.

         There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2003 is less than the level required by donor stipulations or law. During the fiscal years 2003 and 2002, TERI's reported investment income was $2,046,105 and $2,480,816, respectively.

         Cash and Equivalents and Marketable Securities Held in Designated Accounts
         Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI's general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements. As of June 30, 2003 and 2002 amounts held in these accounts equaled $54,093,782 and $34,226,310, respectively.

         Residual Interest in Securitized Portfolios
         TERI is a 25 percent beneficial owner of the residual value of TERI guaranteed loans held in trusts created by FMC.

         TERI records an asset in its Consolidated Statements of Financial Position for the estimated fair value of its residual interest in FMC securitizations. Fair value quotes are generally not available for residual interests, so TERI estimated fair value, based on the present value of future expected cash flows, using management's best estimates of the key assumptions such as credit losses, prepayment speeds and discount rates commensurate with the risks involved (Note 4). At June 30, 2003 and 2002, the discount rates used were 12 percent and 10 percent, respectively.

                                        6                                   TF-9

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         TERI records income for its share of the change in the fair value and any income it earns above the residual interest in securitized portfolios receivable. During fiscal year 2003 and 2002, TERI recognized $10,175,301 and $3,607,438, respectively, of income from residual interests in securitized portfolios.

         Student Loans
         In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI effectively purchases the loans from the lender at par and assumes all rights of the lender, including the right to collect the loan. TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired. Fair value is estimated based on TERI's historical recovery experience and management's best estimate of future recovery rates. These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position. As of June 30, 2003 and 2002, receivables recoverable on claim payments equaled $29,312,985 and $25,157,293, respectively.

         TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender. Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

         TERI is able to "cure" some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments. When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender. Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender, however the lender has no further obligation under the agreement. When the cured loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

         In addition, TFSI holds a student loan portfolio. These loans are classified as loans held to maturity and are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances. At June 30, 2003 and 2002, student loans receivable held by TFSI equaled $20,615,407 and $27,849,626, respectively. These loans are guaranteed by TERI and default claims are paid from TERI's loan loss reserve.

         TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act. This act governs loans with a principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans. TERI is subject to annual review in connection with the renewal of its license.

TF-10                                   7

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Property and Equipment
         Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The useful life for property and equipment is three to five years. Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

         Grants and Contracts
         TERI receives grants from federal, state and private sources and membership fees from colleges and universities. Grants are recognized as revenue when earned. This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities. As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

         Grant receipts, which are for the support of future operations, are included in deferred revenue - other on the consolidated statements of financial position and totaled $1,207,536 and $1,158,157 at June 30, 2003 and 2002, respectively.

         Guarantee Fees
         TERI's principal source of revenue is guarantee fees. TERI receives a guarantee fee of 5 percent to 12 percent of the principal balance of each loan guaranteed based upon its guarantee agreements with lenders. On certain loans, TERI earns a supplemental guarantee fee. These supplemental fees vary by program and are normally due when a loan enters repayment status. Supplemental fees, which have not yet been paid, are included in guarantee fees receivable which was $18,156,449 and $11,407,340 at June 30, 2003 and 2002, respectively. A percentage of all guarantee fees received, ranging from approximately 84 percent to 95 percent, is recognized as revenue at the time the guarantee is issued; simultaneously, 70 percent to 87 percent of the guarantee fee is expensed and added to loan loss reserves. The portion of the guarantee fee which is recognized, but not expensed to the loan loss reserve, is intended to offset the cost of operations of TERI. A portion ranging from 5 percent to 16 percent of the guarantee fee is deferred to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

         Income Taxes
         TERI and TFSI have been determined by the Internal Revenue Service ("IRS") to be an organization described in Internal Revenue Code ("IRC") Section 501(c)(3) and, therefore, exempt from taxation.

         Use of Estimates
         The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period. Actual results could differ from these estimates.

                                        8                                  TF-11

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the providing of the loan loss reserves at the date of the consolidated statements of financial position. These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors. It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

         Fair Value of Financial Instruments
         The estimated fair values of TERI's financial instruments have been determined, where practicable, by using appropriate valuation methodologies. Due to their short-term nature, cash equivalents are carried at cost. Marketable securities are reported at quoted market prices derived from recognized national publications. Receivables for guarantee fees and residual interest are recorded at their estimated net realizable value. Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management's estimate of amounts recoverable.

         Reclassification
         Certain prior year amounts have been reclassified to conform to the current year presentation.

3.       Marketable Securities

         Marketable securities consisted of the following:

                                            Amortized   Unrealized     Quoted
                 June 30, 2003                Cost         Gain     Market Price
                 -------------            ------------  ----------  ------------
         Marketable securities treated
          as cash equivalents
          Commercial paper                $  1,234,579  $       --  $  1,234,579
                                          ------------  ----------  ------------
         Subtotal                            1,234,579          --     1,234,579
                                          ------------  ----------  ------------
         Marketable securities
           Government agency obligations    73,297,229      64,649    73,361,878
           Certificates of deposit           7,513,845          --     7,513,845
           Bonds                             1,638,353      57,244     1,695,597
           Commercial paper                  1,932,087       1,277     1,933,364
                                          ------------  ----------  ------------
         Subtotal                           84,381,514     123,170    84,504,684
                                          ------------  ----------  ------------
         Total Marketable Securities      $ 85,616,093  $  123,170  $ 85,739,263
                                          ============  ==========  ============

TF-12                                   9

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

                                           Amortized   Unrealized      Quoted
                 June 30, 2002               Cost      Gain (Loss)  Market Price
                 -------------           ------------  -----------  ------------
         Marketable securities
          treated as cash equivalents
          Government agency obligations  $    999,533  $        47  $    999,580
          Commercial paper                  2,840,101           --     2,840,101
                                         ------------  -----------  ------------
         Subtotal                           3,839,634           47     3,839,681
                                         ------------  -----------  ------------
         Marketable securities
           Government agency obligations   33,340,257       32,388    33,372,645
           Certificates of deposit          2,305,396           --     2,305,396
           Bonds                            2,306,383         (808)    2,305,575
           Commercial paper                13,021,016        2,149    13,023,165
                                         ------------  -----------  ------------
         Subtotal                          50,973,052       33,729    51,006,781
                                         ------------  -----------  ------------
         Total Marketable Securities     $ 54,812,686  $    33,776  $ 54,846,462
                                         ============  ===========  ============

         For fiscal years 2003 and 2002, the unrealized gains on marketable securities reported as a component of investment income in the consolidated statements of activities and changes in net assets were $89,395 and $25,867, respectively.

4.       Residual Interest in Securitized portfolios

         TERI is a 25 percent beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC.

         Quoted market prices are generally not available for TERI's residual interests so TERI estimates fair value, based on the present value of future expected cash flows estimated using management's best estimates of the key assumptions including credit losses, prepayment speeds and discount rates commensurate with the risks involved.

         The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2003 and 2002:

                                                             2003     2002
                                                             ----     ----
         Default rate (percentage of original balance)        8.1%     9.0%
         Prepayment rate                                      7.0%     7.0%
         Weighted average life (years)                        9.59     9.44
         Expected credit losses (1)                           0.0%     0.0%

         (1) All loans which TERI retains a residual interest in are guaranteed by TERI. Therefore the securitizations are not expected to experience credit losses.

                                       10                                  TF-13

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         The estimates of the prepayment speed and default rates affect the weighted average life of the securitized loans and therefore affect the valuation estimate of the residual interest. Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset. TERI uses historical statistics on prepayments and borrower defaults to estimate these amounts.

         The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending June 30, 2003 and 2002.

                                                       2003            2002
                                                  -------------    -------------
         Beginning balance                        $   3,680,696    $      73,258
         New securitizations and adjustments         10,175,301        3,607,438
         Payments received                             (186,627)              --
                                                  -------------    -------------
         Ending balance                           $  13,669,370    $   3,680,696
                                                  =============    =============

5.       Notes Receivable

         In fiscal year 2001, FMC purchased certain assets of TERI (Note 1). FMC's payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes are for ten years and bear interest at 6 percent per annum.

         Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

         2004                                                       $    670,267
         2005                                                            711,608
         2006                                                            755,508
         2007                                                            802,095
         2008                                                            851,566
         Thereafter                                                    2,882,975
                                                                    ------------
         Total                                                      $  6,674,019
                                                                    ============

6.       Deferred Guarantee Fees

         Deferred guarantee fees to cover ongoing costs will be recognized as income for the fiscal years ended June 30 as follows:

         2004                                                       $  2,136,866
         2005                                                          1,795,732
         2006                                                          1,484,730
         2007                                                          1,204,936
         2008                                                            953,906
         Thereafter                                                    2,002,071
                                                                    ------------
         Total                                                      $  9,578,241
                                                                    ============

TF-14                                  11

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

7.       Reserve Agreement with Lending Institutions

         As part of the guarantee agreements with lending institutions, TERI has agreed to maintain a reserve, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2 percent in cash and equivalents and marketable securities, or 3.0 percent in total TERI funds. At June 30, 2003 and 2002, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $76 million and $107 million at June 30, 2003 and 2002, respectively, see Note 9) amounted to approximately $3.4 billion and $2.7 billion, respectively. At June 30, 2003, TERI was required to have no less than approximately $69 million in cash and equivalents and marketable securities and $103 million in total TERI funds available (consisting of loan loss reserves, deferred guarantee fees and unrestricted and/or board-designated unrestricted net assets) as security for TERI's performance as guarantor (Note 10). At June 30, 2002, $54 million in cash and equivalents and marketable securities and $81 million in total TERI funds were required. TERI was in compliance with each of these requirements as of June 30, 2003 and 2002, respectively.

8.       Agreement with Nellie Mae, Inc.

         In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. ("Nellie Mae") in connection with TERI guaranteed student loans. As part of these agreements, TERI transferred funds to Nellie Mae to be held in separate reserve accounts. The funds held in the reserves are to be used to reimburse Nellie Mae for principal and accrued interest of defaulted loans. Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by Nellie Mae, will be distributed in equal shares to TERI and Nellie Mae.

         TERI has guaranteed to Nellie Mae the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a Nellie Mae contribution of 1 percent of the original principal amount of loans guaranteed under these agreements. Custodial reserve balances representing amounts remaining from Nellie Mae's 1 percent contribution were $342,370 and $295,349 at June 30, 2003 and 2002, respectively.

         TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1 percent of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $66 million and $94.6 million of loans were outstanding at June 30, 2003 and 2002, respectively). TERI was in compliance with this requirement as of June 30, 2003 and 2002, respectively.

9.       Loan Loss Receivable

         At June 30, 2003 and 2002, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $3.5 billion and $2.8 billion, respectively, in outstanding principal value of student loans. In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.

                                       12                                  TF-15

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         TERI's guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment. TERI may refuse to pay a default claim if these requirements have not been met. When a borrower defaults and a default claim is paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

         TERI provides a reserve against possible loss exposure in its portfolio using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management's assessment of the creditworthiness of different types of loans. The assumptions used in determining the reserve against possible loss exposure includes estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts. Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

         The following table summarizes activity in the loan loss reserve account for fiscal years 2003 and 2002.

                                                    2003              2002
                                               --------------    --------------
         Beginning balance                     $   75,228,737    $   91,275,902
         Default claims paid                      (45,614,236)      (49,380,669)
         Default claims recoveries, net            34,590,807        33,157,742
         Access transaction                                --       (22,927,120)
         Loan loss provision, net*                 43,736,775        23,102,882
                                               --------------    --------------
         Ending balance                        $  107,942,083    $   75,228,737
                                               ==============    ==============

         * The loan loss provision shown above is net of recovery income of $36.6 million and $35.3 million for the period ending June 30, 2003 and 2002, respectively.

         On November 15, 2001, TERI and the Access Group agreed to and executed a plan that would remove TERI's guarantee from approximately $340 million of Access Group loans originated after May 1, 1998 (the "Access transaction"). TERI's loan loss reserve balance was reduced by $22.9 million in connection with this transfer.

TF-16                                  13

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

10.      Summary of Amounts Available to Meet Guarantee Commitments

         At June 30, 2003 and 2002, TERI had the following reserves available to meet its loan guarantee commitments:

                                                         2003           2002
                                                    -------------  -------------
         Deferred guarantee fees                    $   9,578,241  $   6,704,169
         Loan loss reserves (Note 9)                  107,942,083     75,228,737
         Board-designated unrestricted net assets      13,293,228     13,326,132
         Undesignated net assets                       34,445,513     19,820,464
                                                    -------------  -------------
         Reserves available to meet guarantee
          with lending institutions (Note 7)        $ 165,259,065  $ 115,079,502
                                                    =============  =============

         Additional reserves were available at June 30, 2003 and 2002 to meet TERI's indirect loan guarantee commitments (Note 8).

11.      Bonds Payable

         On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities ("SAVRS"). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

         The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the "Bonds") bear interest rates determined on the basis of orders placed in an auction conducted on the 18th day of each month. At June 30, 2003, the interest rates for the Senior Series 1999A and Subordinate Series 1999B bonds were 1.14 percent and 1.20 percent, respectively. At June 30, 2002, the interest rates for the Senior Series 1999A and Subordinate Series 1999B bonds were 1.98 percent and
         2.15 percent, respectively.

         Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI. The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

         Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture. The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

         Total interest paid on the Bonds payable was $416,431 and $858,509 for the years ended June 30, 2003 and 2002, respectively.

                                       14                                  TF-17

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

12.      Retirement Plans

         Pension Plan
         TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees. Plan costs are charged to expense and funded annually. Net pension cost included the following components:

                                                           2003         2002
                                                        ----------   ----------
         Service cost                                   $   96,849   $  314,543
         Interest on projected benefit obligations         192,964      250,611
         Actual return on plan assets                     (236,048)    (251,297)
                                                        ----------   ----------
         Net periodic pension cost                      $   53,765   $  313,857
                                                        ==========   ==========

         At June 30, 2003 and 2002, the plan's funded status and pension liabilities were as follows:

                                                        2003           2002
                                                    ------------   ------------
         Actuarial present value of accumulated
          benefit obligation
           Vested                                   $  3,170,518   $  2,347,238
           Nonvested                                      26,969         68,292
                                                    ------------   ------------
         Accumulated benefit obligation                3,197,487      2,415,530
         Projected salary increases                      423,653        384,617
                                                    ------------   ------------
         Projected benefit obligation                  3,621,140      2,800,147
         Fair value of plan assets at beginning
          of year                                      2,794,825      2,916,996
         Employer contributions                               --        690,000
         Actual return on plan assets                    176,498        162,308
         Net benefits payments                           (84,119)      (101,403)
         Assets spun off to FMER                              --       (873,076)
                                                    ------------   ------------
         Fair value of plan assets at end of year      2,887,204      2,794,825
                                                    ------------   ------------
         Projected benefit obligation in excess
          of plan assets                                 733,936          5,322
         Unrecognized net (loss)/gain                   (949,788)        56,622
         Adjustment required to recognize minimum        526,134             --
                                                    ------------   ------------
         Accrued pension liability                  $    310,282   $     61,944
                                                    ============   ============

         During 2002, the actuary identified a gain of $331,560 which was caused by a curtailment/settlement resulting from the transaction with FMC. The actuary deferred the gain which was used to offset the accrual for the unfunded pension liability in fiscal year 2003.

TF-18                                  15

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

         Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2003 and 2002 were as follows:

         Discount rate                                        5.9%     7.0%
         Salary increase                                      5.5%     5.5%

         Defined Contribution Plan
         TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees. The expense relating to the defined contribution plan was $33,374 and $211,159 for the year ended June 30, 2003 and 2002, respectively.

         Supplemental Executive Retirement Plan
         Effective December 29, 1995, TERI adopted a supplemental retirement plan for eligible executive officers that provides for monthly or quarterly benefits upon attaining age 65, subject to certain limitations set forth in the agreements. The plan was closed out in fiscal year 2003 with a payout of $317,744 to members of the plan. There is no remaining accrued pension liability. Plan costs were charged to expense and funded annually.

         Net pension costs included the following components:

                                                           2003         2002
                                                        ----------   ----------
         Service cost                                   $       --   $   12,148
         Interest on projected benefit obligation               --       28,587
         Net amortization and deferral                          --       14,039
         Actual return on plan assets                           --           --
                                                        ----------   ----------
         Net periodic pension cost                      $       --   $   54,774
                                                        ==========   ==========

         As of June 30, the plan's funded status and pension liabilities are as follows:

                                                           2003         2002
                                                        ----------   ----------
         Vested                                         $       --   $  459,245
         Nonvested                                              --           --
                                                        ----------   ----------
         Projected benefit obligations                          --      459,245
         Plan assets at fair value                              --      (78,233)
                                                        ----------   ----------
         Funded status                                          --      381,012
         Unrecognized prior service cost                        --     (119,328)
         Unrecognized net gain                                  --        4,007
                                                        ----------   ----------
         Accrued pension liability                      $       --   $  265,691
                                                        ==========   ==========

         The total accrued pension liability of $310,282 as of June 30, 2003 consists of the TERI pension plan obligations. The total accrued pension liability of $327,635 at June 30, 2002 consisted of the TERI pension plan of $61,944 and the TERI supplemental executive retirement plan of $265,691.

         A 7 percent discount rate was used in determining the actuarial present value of the projected benefit obligation as of June 30, 2002.

                                       16                                  TF-19

The Education Resources Institute, Inc. and Subsidiary
Supplemental Consolidating Statement of Activities and Changes in Net Assets Year Ended June 30, 2003
--------------------------------------------------------------------------------

13.      Functional Expense Classification

         TERI's expenditures on a functional basis are shown below:

                                                         2003           2002
                                                     ------------   ------------
         Program expenses
           Education finance                         $ 70,191,442   $ 44,423,506
           Education informational services             2,815,824      3,319,070
                                                     ------------   ------------
         Total program expenses                        73,007,266     47,742,576
         Supporting services - general and
          administrative expenses                       2,328,493      2,132,133
         Interest expense                                 416,431        858,509
                                                     ------------   ------------
         Total operating expenses                    $ 75,752,190   $ 50,733,218
                                                     ============   ============

14.      Related Parties

         During fiscal year 2003 and 2002, TERI's Board of Directors included one member who was also a member of the Board of Directors of American Student Assistance and one member who was on the Board of Directors of FMER. FMER is a subsidiary of FMC and provides administrative services to support TERI operations. For fiscal years 2003 and 2002, TERI paid $20,534,471 and $14,191,953, respectively, to FMER for services rendered under the Master Servicing Agreement (Note 1). TERI is a 25 percent beneficial owner of the residual value of TERI guaranteed loans held in trusts created by FMC (Note 4).

         TERI leased office facilities from American Student Assistance under an operating lease that expired March 31, 2003. The lease provided for real estate taxes, insurance and maintenance costs in addition to fixed annual rentals. Payments under the lease totaled $540,351 and $748,929 for the year ended June 30, 2003 and 2002, respectively, of which FMER reimbursed TERI for $430,050 and $611,886, respectively. During fiscal 2003, TERI relocated offices to 31 St. James Avenue, Boston, Massachusetts. TERI subleases office space from FMER under an operating lease that expires March 2004. For fiscal 2003, payments made to FMER under the lease total $80,141.

TF-20                                  17

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
INDEX
JUNE 30, 2004 AND 2003
-------------------------------------------------------------------------------


                                                                      PAGE(S)
REPORT OF INDEPENDENT AUDITORS..............................................1
CONSOLIDATED FINANCIAL STATEMENTS
Statements of Financial Position............................................2
Statements of Activities and Changes in Net Assets..........................3
Statements of Cash Flows....................................................4
Notes to Financial Statements............................................5-18
SUPPLEMENTAL CONSOLIDATING SCHEDULES
Statement of Financial Position............................................19
Statement of Activities and Changes in Net Assets..........................20

                [LOGO AND LETTERHEAD OF PRICEWATERHOUSE COOPERS]


                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors of
The Education Resources Institute, Inc. and Subsidiary



In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. ("TERI") and its subsidiary at June 30, 2004 and 2003, and the changes in its net assets and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TERI's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The consolidating supplemental schedules are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
August 31, 2004

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
JUNE 30, 2004 AND 2003
-------------------------------------------------------------------------------

                                                          2004           2003
ASSETS
Cash and equivalents                                 $ 10,195,537   $  4,138,531
Restricted cash and equivalents                        48,016,072     12,486,422
Marketable Securities                                 125,871,783     84,504,684
Receivables
     Guarantee fees                                    25,767,297     18,156,449
     Accrued interest                                     781,880        567,272
     Other                                              1,744,778        910,877
                                                     ------------   ------------
         Total receivables                             28,293,955     19,634,598
Notes receivable                                        6,061,153      6,674,019
Other assets, net                                         850,921        638,883
Student loans
     Student loans receivable                          14,690,095     20,615,407
     Receivables recoverable on claim payments         32,428,609     28,716,091
                                                     ------------   ------------
         Total student loans                           47,118,704     49,331,498
Residual interest in securitized portfolios            33,965,386     13,669,370
                                                     ------------   ------------
         Total assets                                $300,373,511   $191,078,005
                                                     ============   ============

LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                $  1,614,303   $    968,893
Due to First Marblehead Education Resources             5,686,644      2,272,229
Accrued pension liability                                 134,448        310,282
Deferred revenue - other                                1,294,577      1,207,536
Deferred guarantee fees                                15,884,737      9,578,241
Loan loss reserves                                    180,465,365    107,942,083
Bonds payable                                          12,720,000     19,060,000
                                                     ------------   ------------
         Total liabilities                            217,800,074    141,339,264

Net assets
     Unrestricted
     Undesignated                                      67,280,209     34,445,513
     Board-designated                                  13,293,228     13,293,228
     Permanently restricted                             2,000,000      2,000,000
                                                     ------------   ------------
         Total net assets                              82,573,437     49,738,741
                                                     ------------   ------------
         Total liabilities and net assets            $300,373,511   $191,078,005
                                                     ============   ============


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF ACTIVITIES AND CHANGES IN NET ASSETS
YEARS ENDED JUNE 30, 2004 AND 2003
-------------------------------------------------------------------------------

                                                                             2004                2003
REVENUE
Guarantee fees                                                      $ 124,654,285       $  67,648,014
Residual interest in securitized portfolios                            21,126,180          10,175,301
Investment income                                                       2,760,418           1,956,710
Unrealized (loss) gain on investments in marketable securities         (2,005,409)             89,395
Grants and contracts                                                    2,395,980           2,463,639
Origination fees                                                       11,765,957           5,337,145
HEIC membership fees                                                      157,327             120,032
Interest income on student loans                                          920,406           1,381,955
Interest income - FMC - notes receivable                                  382,205             421,739
Contractual income - FMC                                                  747,528             747,528
Other                                                                       2,061               2,877
                                                                    -------------       -------------
         Total revenue                                                162,906,938          90,344,335
EXPENSES
Compensation and employee fringe benefits                               2,298,113           2,293,273
Office expenses                                                           512,491             367,031
Rent (net of reimbursement)                                               202,830             260,429
Professional fees (FMER)                                               35,099,585          20,534,471
Professional fees (other)                                               3,224,305           2,971,472
Loan servicing fees                                                       203,961             236,857
Collection costs                                                        4,023,676           4,229,603
Printing and promotion                                                     88,143              65,134
Loan loss provision                                                    83,591,232          43,736,775
Depreciation and amortization                                             181,642             158,453
Grants                                                                     44,342              41,469
Interest expense                                                          218,957             416,431
Other expenses                                                            382,965             440,792
                                                                    -------------       -------------
         Total expenses                                               130,072,242          75,752,190
                                                                    -------------       -------------
Increase in net assets                                                 32,834,696          14,592,145
Net assets, beginning of year                                          49,738,741          35,146,596
                                                                    -------------       -------------
Net assets, end of year                                             $  82,573,437       $  49,738,741
                                                                    -------------       -------------


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2004 AND 2003
-------------------------------------------------------------------------------

                                                                                2004               2003

CASH FLOWS FROM OPERATING ACTIVITIES
Increase in net assets                                                       $  32,834,696       $  14,592,145

Adjustments  to reconcile  increase in net assets to net cash  provided by operating activities
  Depreciation and amortization                                                    181,642             158,453
  Provision for loan loss reserve                                               83,591,232          43,736,775
  Amortization of net discount on securities                                      (262,777)            (69,561)
  Unrealized loss (gain) on investments in marketable securities                 2,005,409             (89,395)
  Change in
     Restricted cash and equivalents                                           (35,529,650)         (4,864,530)
     Receivables                                                                (8,659,357)         (6,924,563)
     Student loans                                                               2,098,360           3,356,517
     Residual interest in securitized portfolios                               (20,296,016)         (9,988,674)
     Other assets, net                                                             177,764              49,376
     Default claims paid                                                       (44,327,850)        (45,614,236)
     Default claims recoveries (net of adjustments)                             33,259,900          34,590,807
     Accounts payable and accrued expenses                                       3,883,991             227,665
     Deferred revenue - other                                                       87,041              49,379
     Deferred guarantee fees                                                     6,306,496           2,874,072
                                                                             -------------       -------------
         Total adjustments                                                      22,516,185          17,492,085
         Net cash provided by operating activities                              55,350,881          32,084,230
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                               (457,010)            (37,753)
Investments in marketable securities                                          (155,344,260)       (188,477,228)
Proceeds from the sale and maturities of investments in marketable             112,234,529         154,997,579
securities
Proceeds from notes receivable                                                     612,866             631,329
                                                                             -------------       -------------
              Net cash used in investing activities                            (42,953,875)        (32,886,073)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on bonds payable                                             (6,340,000)         (7,400,000)
                                                                             -------------       -------------
              Net cash used in financing activities                             (6,340,000)         (7,400,000)
Increase (decrease) in cash and equivalents                                      6,057,006          (8,201,843)
Cash and equivalents, beginning of year                                          4,138,531          12,340,374
                                                                             -------------       -------------
Cash and equivalents, end of year                                            $  10,195,537       $   4,138,531
                                                                             -------------       -------------
SUPPLEMENTAL DISCLOSURE
Cash paid for interest                                                       $     219,766       $     416,431


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

1.      ORGANIZATION

        The Education Resources Institute, Inc. ("TERI") was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion. To achieve this purpose, TERI's principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

        In addition, TERI's College Access Division, including the Higher Education Information Center ("HEIC"), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources. These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

        In 1994, TERI formed TERI Financial Services, Inc. ("TFSI") to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios. TFSI commenced operations in December 1996.

        On June 20, 2001, TERI and First Marblehead Corporation ("FMC"), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the "Transaction") that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources ("FMER"). TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing and administrative services. For fiscal years 2004 and 2003, TERI paid $35,099,585 and $20,534,471, respectively, to FMER for services rendered under the Master Servicing Agreement (Notes 4, 5 and 13).

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION
        The consolidated financial statements include the accounts of TERI and TFSI. Intercompany balances and transactions are eliminated in consolidation.

        BASIS OF PRESENTATION
        The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 117, Financial Statements of Not-for-Profit Organizations.

        Accordingly, net assets and changes therein are classified as follows:

        UNRESTRICTED NET ASSETS
        Net assets not subject to donor-imposed stipulations which TERI may use at its discretion.


                                       5

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------


        BOARD-DESIGNATED UNRESTRICTED NET ASSETS
        This account was established to track contributions originally received by TERI from American Student Assistance ("ASA") in connection with TERI's incorporation. The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI's Board of Directors for the payment of such defaults.

        PERMANENTLY RESTRICTED NET ASSETS
        Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI. The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. Permanently restricted net assets represent endowment funds for the benefit of HEIC. The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston. There were no changes in permanently restricted net assets as of June 30, 2004 and 2003.

        CASH AND EQUIVALENTS AND MARKETABLE SECURITIES
        TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

        Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition. The portfolio is stated at fair value, which is based upon quoted market prices from third party sources.

        There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2004 is less than the level required by donor stipulations or law. During the fiscal years 2004 and 2003, TERI's reported investment income was $2,760,418 and $1,956,710, respectively.

        RESTRICTED CASH AND EQUIVALENTS AND MARKETABLE SECURITIES HELD IN DESIGNATED ACCOUNTS
        Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI's general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements. At June 30, 2004, $48,016,072 in restricted cash and equivalents and $70,720,131 in marketable securities were held in these accounts. At June 30, 2003, $12,486,422 in restricted cash and equivalents and $41,607,359 in marketable securities were held in these accounts.

        RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS
        TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in trusts created by FMC.

        TERI records an asset in its consolidated statements of financial position for the estimated fair value of its residual interest in FMC securitizations. Fair value quotes are not available for residual interests, so TERI estimates fair value, based on the present value of future expected cash flows, using management's best estimates of the key assumptions such as default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved (Note 4).


                                       6

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------


        TERI records income for its share of the change in the fair value and any income it earns in excess of the residual interest in securitized portfolios receivable. During fiscal year 2004 and 2003, TERI recognized $21,126,180 and $10,175,301, respectively, of income from residual interests in securitized portfolios.

        STUDENT LOANS
        In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI purchases the loans from the lender and assumes all rights of the lender, including the right to collect the loan. TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired. Fair value is estimated based on TERI's historical recovery experience and management's best estimate of future recovery rates. These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position. As of June 30, 2004 and 2003, receivables recoverable on claim payments equaled $32,428,609 and $28,716,091, respectively.

        TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender. Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

        TERI is able to "cure" some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments. When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender. Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender, however the lender has no further obligation under the agreement. When the cured loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

        In addition, TFSI holds a student loan portfolio. These loans are classified as loans held to maturity and are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances. At June 30, 2004 and 2003, student loans receivable held by TFSI equaled $14,690,095 and $20,615,407, respectively. These loans are guaranteed by TERI and default claims are charged against TERI's loan loss reserve.

        TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act. This act governs loans with an original principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans. TERI is subject to annual review in connection with the renewal of its license. TERI was in compliance with these requirements as of June 30, 2004 and 2003.


                                       7

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        PROPERTY AND EQUIPMENT
        Property and equipment are recorded at cost less accumulated depreciation and are included in other assets, net in the consolidated statements of financial position. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The useful life for property and equipment is three to five years. Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

        GRANTS AND CONTRACTS
        TERI receives grants from federal, state and private sources and membership fees from colleges and universities. Grants are recognized as revenue when earned. This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities. As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

        Grant receipts, which are for the support of future operations, are included in deferred revenue - other on the consolidated statements of financial position and totaled $1,294,577 and $1,207,536 at June 30, 2004 and 2003, respectively.

        GUARANTEE FEES
        TERI's principal source of revenue is guarantee fees. TERI receives a guarantee fee of 6% to 12% of the principal balance of each loan guaranteed based upon its guarantee agreements with lenders. TERI's guarantee fees are received at various times. Depending on the loan program and lender agreements, fees may be received at disbursement, when a loan is securitized by FMC, in installments over the life of the loan, and/or when a loan enters repayment. Guarantee fees less .50% of the principal balance guaranteed are recognized as revenue at the time of guarantee. TERI defers recognition of .50% of the principal balance guaranteed to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

        INCOME TAXES
        TERI and TFSI have been determined by the Internal Revenue Service ("IRS") to be an organization described in Internal Revenue Code ("IRC")
        Section 501(c)(3) and, therefore, exempt from taxation.

        USE OF ESTIMATES
        The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period. Actual results could differ from these estimates.


                                       8

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the required level of the loan loss reserves at the date of the consolidated statements of financial position. These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors. It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

        FAIR VALUE OF FINANCIAL INSTRUMENTS
        The estimated fair values of TERI's financial instruments have been determined, where practicable, by using appropriate valuation methodologies. Due to their short-term nature, cash equivalents are carried at cost. Marketable securities are reported at quoted market prices provided by third party sources. Receivables for guarantee fees and residual interest are recorded at their estimated net realizable value. Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management's estimate of amounts recoverable.

        RECLASSIFICATION
        Certain prior year amounts have been reclassified to conform to the current year presentation.

3.      MARKETABLE SECURITIES

        Marketable securities consisted of the following:


                                                                                 QUOTED
                  JUNE 30, 2004               COST*       UNREALIZED LOSS       MARKET PRICE
Marketable securities
     treated as cash equivalents
     Certificates of deposit              $     61,971      $        (49)      $     61,922
     Commercial paper                          701,243                --            701,243
                                          ------------      ------------       ------------
         Subtotal                              763,214               (49)           763,165
                                          ------------      ------------       ------------

Marketable securities
     Government agency obligations         121,893,613        (1,782,736)       120,110,877
     Certificates of deposit                 4,341,085           (90,667)         4,250,418
     Bonds                                   1,519,275            (8,787)         1,510,488
                                          ------------      ------------       ------------
         Subtotal                          127,753,973        (1,882,190)       125,871,783
                                          ------------      ------------       ------------
         Total marketable securities      $128,517,187      $ (1,882,239)      $126,634,948
                                          ------------      ------------       ------------

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------


                                                                             QUOTED
                    JUNE 30, 2003            COST*       UNREALIZED GAIN    MARKET PRICE
Marketable securities
     treated as cash equivalents
     Commercial paper                     $ 1,234,579      $        --      $ 1,234,579
                                          -----------      -----------      -----------
         Subtotal                           1,234,579               --        1,234,579
                                          -----------      -----------      -----------

Marketable securities
     Government agency obligations         73,297,229           64,649       73,361,878
     Certificates of deposit                7,513,845               --        7,513,845
     Bonds                                  1,638,353           57,244        1,695,597
     Commercial paper                       1,932,087            1,277        1,933,364
                                          -----------      -----------      -----------
         Subtotal                          84,381,514          123,170       84,504,684
                                          -----------      -----------      -----------
         Total marketable securities      $85,616,093      $   123,170      $85,739,263
                                          -----------      -----------      -----------


       * Cost represents original cost for interest bearing investments and par value less unamortized discounts for non-interest bearing investments.

4.      RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS

        TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. These trusts are listed below as NCT, NCSLT 2004-1, NCSLT 2003-1 and NCMSLT.

        Quoted market prices are not available for TERI's residual interests, as described in Note 2, so TERI estimates fair value, based on the present value of future expected cash flows estimated using management's best estimates of the key assumptions including default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved.

        The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2004 and 2003.

                                        KEY ASSUMPTIONS

                                                                      EXPECTED
                        DEFAULT    RECOVERY   PREPAYMENT   DISCOUNT    CREDIT
              TRUST     RATE(1)      RATE       RATE         RATE     LOSSES (2)
       NCT Trusts       7.11%       46.00%      7.00%        12.00%     0.00%
       NCSLT 2004-1     8.76%       40.00%      7.00%        12.00%     0.00%
       NCSLT 2003-1     9.06%       40.00%      7.00%        12.00%     0.00%
       NCMSLT           8.08%       40.00%      7.00%        12.00%     0.00%

       (1)  The default rate is a percentage of original balance.
       (2) All loans in which TERI retains a residual interest are guaranteed by TERI; therefore the trusts are not expected to experience credit losses. TERI's loan loss reserves include consideration of probable losses associated with these loans.


                                       10
TF-32

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        The estimates of the default rates, recovery rates and prepayment rates affect the weighted average life of the securitized loans and therefore affect the valuation of the residual interest. Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset. TERI uses historical statistics on borrower defaults, borrower recoveries and prepayments to estimate these amounts. The discount rate is determined by management after a review of discount rates used by various student loan securitizers, including FMC.

        The following table shows the estimated change in residual receivables based on changes in the key economic assumptions described above.


                                                     RESIDUAL SENSITIVITY ANALYSIS
                                                     -----------------------------

                                               RECEIVABLE BALANCE (DOLLARS IN THOUSANDS)

% CHANGE IN ASSUMPTIONS             DOWN 20%      DOWN 10%    AS PROJECTED    UP 10%        UP 20%
-----------------------             -------       -------     ------------   -------       -------
PREPAYMENT RATE
---------------
NCT Trusts                          $   312       $   305       $   299       $   293       $   287
NCSLT 2004-1                        $10,329       $ 9,729       $ 9,158       $ 8,614       $ 8,095
NCSLT 2003-1                        $11,037       $10,514       $10,016       $ 9,541       $ 9,088
NCMSLT                              $15,867       $15,162       $14,492       $13,854       $13,247
                                    -------       -------       -------       -------       -------
Total                               $37,545       $35,710       $33,965       $32,302       $30,717
% Change in Receivable Balance        10.54%         5.14%         0.00%       -4.90%        -9.56%

DEFAULT RATE
NCT Trusts                          $   275       $   288       $   299       $   310       $   305
NCSLT 2004-1                        $ 9,316       $ 9,239       $ 9,158       $ 9,075       $ 8,952
NCSLT 2003-1                        $10,205       $10,125       $10,016       $ 9,713       $ 9,151
NCMSLT                              $14,833       $14,652       $14,492       $13,965       $13,411
                                    -------       -------       -------       -------       -------
Total                               $34,629       $34,304       $33,965       $33,063       $31,819
% Change in Receivable Balance         1.95%         1.00%         0.00%       -2.66%        -6.32%

RECOVERY RATE
NCT Trusts                          $   254       $   276       $   299       $   322       $   326
NCSLT 2004-1                        $ 9,155       $ 9,157       $ 9,158       $ 9,158       $ 9,158
NCSLT 2003-1                        $ 9,863       $ 9,968       $10,016       $10,016       $10,016
NCMSLT                              $14,418       $14,471       $14,492       $14,523       $14,562
                                    -------       -------       -------       -------       -------
Total                               $33,690       $33,872       $33,965       $34,019       $34,062
% Change in Receivable Balance       -0.81%        -0.27%         0.00%         0.16%         0.29%

DISCOUNT RATE
NCT Trusts                          $   402       $   346       $   299       $   256       $   223
NCSLT 2004-1                        $11,440       $10,228       $ 9,158       $ 8,213       $ 7,376
NCSLT 2003-1                        $12,226       $11,056       $10,016       $ 9,090       $ 8,262
NCMSLT                              $17,432       $15,879       $14,492       $13,250       $12,137
                                    -------       -------       -------       -------       -------
Total                               $41,500       $37,509       $33,965       $30,809       $27,998
% Change in Receivable Balance        22.18%        10.43%         0.00%       -9.29%       -17.57%

FORWARD LIBOR RATE                  DOWN 2%       DOWN 1%     AS PROJECTED     UP 1%         UP 2%
-----------------------             -------       -------     ------------   -------       -------
                                                                                            -------
NCT Trusts                          $   272       $   283       $   299       $   313       $   322
NCSLT 2004-1                        $ 8,598       $ 8,729       $ 9,158       $ 9,576       $ 9,986
NCSLT 2003-1                        $ 9,506       $ 9,622       $10,016       $10,409       $10,800
NCMSLT                              $13,937       $14,067       $14,492       $14,902       $15,298
                                    -------       -------       -------       -------       -------
Total                               $32,313       $32,701       $33,965       $35,200       $36,406
% Change in Receivable Balance       -4.86%        -3.72%          0.00%         3.64%         7.19%

                                       11
                                                                           TF-33

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------


        These sensitivities are hypothetical and should be used with caution. The effect of each change in assumption must be calculated independently, holding all other assumptions constant. Because the key assumptions may not in fact be independent, the net effect of simultaneous adverse changes in key assumptions may differ from the sum of the individual effects above.

        The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending June 30, 2004 and 2003.

                                                   2004               2003
        Beginning balance                  $ 13,669,370       $  3,680,696
        New securitizations                  19,005,795         11,878,264
        Fair market value adjustments         2,120,385         (1,702,963)*
        Payment received                       (830,164)          (186,627)
                                           ------------       ------------
                   Ending balance          $ 33,965,386       $ 13,669,370
                                           ------------       ------------


        * During fiscal year 2003, TERI changed the discount rate used from 10% to 12%, which reduced the value of the residual interests.

5.      NOTES RECEIVABLE

        In fiscal year 2001, FMC purchased certain assets of TERI (Note 1). FMC's payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes amortize over ten years and bear interest at 6% per annum.

        Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

        2005                       $  769,007
        2006                          755,498
        2007                          802,095
        2008                          851,566
        2009                          904,088
        Thereafter                  1,978,899
                                   ----------
        Total                      $6,061,153
                                   ----------

6.      DEFERRED GUARANTEE FEES

        Deferred guarantee fees to cover ongoing costs will be recognized as income for the fiscal years ended June 30 as follows:

        2005                       $ 3,343,550
        2006                         2,861,290
        2007                         2,428,944
        2008                         2,025,362
        2009                         1,651,324
        Thereafter                   3,574,267
                                   -----------
        Total                      $15,884,737
                                   -----------

                                       12
TF-34

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

7.      GUARANTEE AGREEMENTS WITH LENDING INSTITUTIONS

        As part of the guarantee agreements with lending institutions, TERI has agreed to maintain amounts available, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2% in cash and equivalents and marketable securities, or 3.0% in total TERI amounts available. Total TERI amounts available is generally defined in the lender guarantee agreements to be equal to the sum of deferred guarantee fees, loan loss reserves, board-designated unrestricted net assets and undesignated net assets.

        At June 30, 2004 and 2003, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $58 million and $76 million at June 30, 2004 and 2003, respectively, see Note 9) amounted to approximately $4.8 billion and $3.4 billion, respectively. At June 30, 2004, TERI was required to have no less than approximately $97 million in cash and equivalents and marketable securities and $145 million in total TERI amounts available as security for TERI's performance as guarantor. At June 30, 2003, $69 million in cash and equivalents and marketable securities and $103 million in total TERI amounts available were required. TERI was in compliance with each of these requirements as of June 30, 2004 and 2003, respectively.

        At June 30, 2004 and 2003, total TERI amounts available were as follows:

                                                           2004              2003

        Deferred guarantee fees                       $ 15,884,737      $  9,578,241
        Loan loss reserves (Note 9)                    180,465,365       107,942,083
        Board-designated unrestricted net assets        13,293,228        13,293,228
        Undesignated net assets                         67,280,209        34,445,513
                                                      ------------      ------------
                   Total TERI amounts available       $276,923,539      $165,259,065
                                                      ------------      ------------


8.      AGREEMENT WITH NELLIE MAE, INC.

        In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. in connection with TERI guaranteed student loans. As part of these agreements, TERI transferred funds to Nellie Mae, Inc. to be held in separate reserve accounts. In July 1998, this agreement was transferred to the Nellie Mae Foundation (NMF) in connection with Sallie Mae's purchase of Nellie Mae. The funds held in the reserves are to be used to reimburse NMF for principal and accrued interest of defaulted loans. Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by NMF, will be distributed in equal shares to TERI and NMF.

        TERI has guaranteed to NMF the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a NMF contribution of 1% of the original principal amount of loans guaranteed under these agreements. Custodial reserve balances representing amounts remaining from NMF's 1% contribution were $306,431 and $342,370 at June 30, 2004 and 2003, respectively.

                                       13

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1% of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $51 million and $66 million of loans were outstanding at June 30, 2004 and 2003, respectively). TERI was in compliance with this requirement as of June 30, 2004 and 2003, respectively.

9.      LOAN LOSS RESERVES

        At June 30, 2004 and 2003, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $4.9 billion and $3.5 billion, respectively, in outstanding principal value of student loans. In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.

        TERI's guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment. TERI may refuse to pay a default claim if these requirements have not been met. When a borrower defaults and a default claim is paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

        TERI provides a reserve against probable loss exposure on loans it guarantees using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management's assessment of the creditworthiness of different types of loans. The assumptions used in determining the reserve against probable loss exposure include estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts. Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

        The following table summarizes activity in the loan loss reserve account for fiscal years 2004 and 2003.

                                                     2004               2003
        Beginning balance                     $ 107,942,083      $  75,228,737
        Default claims paid                     (44,327,850)       (45,614,236)
        Default claims recoveries,
          net of adjustments                     33,259,900         34,590,807
        Loan loss provision                      83,591,232         43,736,775
                                              -------------      -------------
                   Ending balance             $ 180,465,365      $ 107,942,083
                                              -------------      -------------


                                       14
TF-36

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

10.     BONDS PAYABLE

        On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities ("SAVRS"). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

        The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the "Bonds") bear interest rates determined on the basis of orders placed in an auction conducted on the 18th day of each month. In November 2003, the Senior Series 1999A bonds were paid in full. At June 30, 2004, the interest rate for the Subordinate Series 1999B bonds was 1.50%. At June 30, 2003, the interest rates for the Senior Series 1999A and Subordinate Series 1999B bonds were 1.14% and 1.20%, respectively.

        Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI. The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

        Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture. The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

        Total interest paid on the Bonds payable was $217,643 and $416,431 for the years ended June 30, 2004 and 2003, respectively.

11.     RETIREMENT PLANS

        PENSION PLAN
        TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees. Plan costs are charged to expense and funded annually. Net periodic pension cost included the following components for fiscal years ended June 30, 2004 and 2003:

                                                         2004            2003

        Service cost                                  $ 165,573       $  96,849
        Interest on projected benefit obligation        218,545         192,964
        Expected return on plan assets (gain)          (243,899)       (236,048)
        Amortization of loss                             47,141              --
                                                      ---------       ---------
        Net periodic pension cost                     $ 187,360       $  53,765
                                                      ---------       ---------


                                       15

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

       TERI's current pension plan investment policy is to seek conservative growth in assets by investing in a blend of equities and fixed income instruments through participation in large well- diversified funds. Annually, 75% of new deposits are deposited into a "balanced fund" that on average is invested 65% in equities and 35% in fixed income instruments. The remaining 25% of new deposits are deposited into a diversified fixed income fund. Preservation of capital and earning income to reduce corporate contributions are the main objectives of this strategy. TERI reviews fund performance and may change the allocation between funds at managements' discretion. The use of individual equities and individual debt instruments has not been authorized by the Pension Plan.

       TERI currently assumes an 8.50% long-term rate of return on plan assets. For the twelve months ended June 30, 2004 the return on the "balanced fund" was 11.94% while the fixed income fund earned 6.56% for the twelve months ended December 31, 2003. TERI believes on a long-term basis, with the reinvestment of dividends and interest income, that the funds can achieve the 8.50% rate of return on a combined basis.

       TERI's weighted-average asset allocations at June 30, 2004 and 2003, by asset category, are as follows:

                                         2004            2003
       Equities                           22%             20%
       Fixed Income                       78%             80%
                                         ---             ---
       Total                             100%            100%
                                         ===             ===

       Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2004 and 2003 were as follows:

                                          2004           2003
       Discount rate                      6.50%          5.85%
       Salary increase                    5.50%          5.50%

        Assumptions used in determining the net periodic benefit cost for fiscal years ended June 30, 2004 and 2003 were as follows:


                                           2004            2003
       Discount rate                      5.85%           7.00%
       Salary increase                    5.50%           5.50%
       Long-term rate of return           8.50%           8.50%




                                       16
TF-38

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

       At June 30, 2004 and 2003, the plan's funded status and pension liabilities were as follows:

                                                                                       2004              2003
        Actuarial present value of accumulated benefit obligation
             Vested                                                                $ 3,209,924       $ 3,170,518
             Nonvested                                                                  57,775            26,969
                                                                                   -----------       -----------
                          Accumulated benefit obligation                             3,267,699         3,197,487
        Projected salary increases                                                     427,782           423,653
                                                                                   -----------       -----------
        Projected benefit obligation                                                 3,695,481         3,621,140
        Fair value of plan assets at beginning of year                               2,887,204         2,794,825
        Employer contributions                                                          85,000                --
        Actual return on plan assets                                                   232,293           176,498
        Net benefits payments                                                          (71,246)          (84,119)
                                                                                   -----------       -----------
                          Fair value of plan assets at end of year                   3,133,251         2,887,204
                                                                                   -----------       -----------
        Projected benefit obligation in excess of plan assets                          562,230           733,936
        Unrecognized net loss                                                         (675,722)         (949,788)
                                                                                   -----------       -----------
                          Prepaid pension cost                                        (113,492)         (215,852)
        Adjustment required to recognize additional minimum pension liability          247,940           526,134
                                                                                   -----------       -----------
                          Accrued pension liability                                $   134,448       $   310,282
                                                                                   -----------       -----------

        For the fiscal year ended June 30, 2002, the actuary identified a gain of $331,560 which was caused by a curtailment/settlement resulting from the Transaction with FMC. The gain was deferred and was used to offset the accrual for the unfunded pension liability in fiscal year 2003.

       TERI does not expect to contribute any funds to the Pension Plan in the fiscal year ending June 30, 2005. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid for the fiscal years ended June 30 as follows:

        2005                        $   56,539
        2006                            56,666
        2007                            57,826
        2008                           204,853
        2009                           218,395
        Years 2010-2014              1,151,471


        DEFINED CONTRIBUTION PLAN
        TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees. The expense relating to the defined contribution plan was $42,660 and $53,000 for the years ended June 30, 2004 and 2003, respectively.

        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
        Effective December 29, 1995, TERI adopted a supplemental retirement plan for eligible executive officers that provides for monthly or quarterly benefits upon attaining age 65, subject to certain limitations set forth in the agreements. The plan was closed out in fiscal year 2003 with a payout of $317,744 to members of the plan. There is no remaining accrued pension liability. Plan costs were charged to expense and funded annually.
                                       17

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

12.     FUNCTIONAL EXPENSE CLASSIFICATION

        TERI's expenditures on a functional basis for the years ended June 30, 2004 and 2003 are shown below:

                                                        2004           2003
        Program expenses
             Education finance                     $123,912,479   $ 70,191,442
             Education informational services         3,170,066      2,815,824
                                                   ------------   ------------
                 Total program expenses             127,082,545     73,007,266
        Supporting services - general and
            administrative expenses                   2,770,740      2,328,493
        Interest expense                                218,957        416,431
                                                   ------------   ------------
                 Total operating expenses          $130,072,242   $ 75,752,190
                                                   ------------   ------------

13.     RELATED PARTIES

        During fiscal years 2004 and 2003, TERI's Board of Directors included one member who was also a member of the Board of Directors of American Student Assistance and one member who was on the Board of Directors of FMER. FMER is a subsidiary of FMC and provides administrative services to support TERI operations. For fiscal years 2004 and 2003, TERI paid $35,099,585 and $20,534,471, respectively, to FMER for services rendered under the Master Servicing Agreement (Note 1). TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in trusts created by FMC. Residual interest in securitized portfolios from these trusts accounted for 12.97% and 11.26% of TERI's total revenue for the years ended June 30, 2004 and 2003, respectively (Note 4).

        TERI leased office facilities from American Student Assistance under an operating lease that expired March 31, 2003. The lease provided for real estate taxes, insurance and maintenance costs in addition to fixed annual rentals. Payments under the lease totaled $540,351 for the year ended June 30, 2003, of which FMER reimbursed TERI for $430,050. During fiscal 2003, TERI relocated its offices to 31 St. James Avenue, Boston, Massachusetts. During fiscal years 2004 and 2003, TERI subleased office space from FMER. Payments made to FMER totaled $113,130 and $80,141 for the years ended June 30, 2004 and 2003, respectively.


                                       18
TF-40

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF FINANCIAL POSITION
YEAR ENDED JUNE 30, 2004

-------------------------------------------------------------------------------

                                                   THE EDUCATION            TERI
                                                     RESOURCES           FINANCIAL         CONSOLIDATING
                                                   INSTITUTE, INC.      SERVICES, INC.       ADJUSTMENTS       CONSOLIDATED
ASSETS
Cash and equivalents                               $   9,300,959       $     894,578      $          --       $  10,195,537
Restricted cash and equivalents                       48,016,072                  --                 --          48,016,072
Marketable securities                                125,871,783                  --                 --         125,871,783
Receivables
    Guarantee fees                                    25,767,297                  --                 --          25,767,297
    Accrued interest                                     781,880                  --                 --             781,880
    Other                                              1,691,194              53,584                 --           1,744,778
                                                   -------------       -------------      -------------       -------------
      Total receivables                               28,240,371              53,584                 --          28,293,955
Notes receivable - FMC                                 6,061,153                  --                 --           6,061,153
Notes receivable - other                               1,098,120                  --         (1,098,120)                 --
Other assets, net                                        464,944             385,977                 --             850,921
Student loans
    Student loans receivable                                  --          14,690,095                 --          14,690,095
    Receivables recoverable on claim payments         32,428,609                  --                 --          32,428,609
                                                   -------------       -------------      -------------       -------------

      Total student loans                             32,428,609          14,690,095                 --          47,118,704
Residual interest in securitized portfolios           33,965,386                  --                 --          33,965,386
                                                   -------------       -------------      -------------       -------------

      Total assets                                 $ 285,447,397       $  16,024,234      $  (1,098,120)      $ 300,373,511
                                                   -------------       -------------      -------------       -------------

LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses              $   1,586,588       $      27,715      $          --       $   1,614,303
Due to First Marblehead Education                      5,686,644                  --                 --           5,686,644
Resources
Accrued pension liability                                134,448                  --                 --             134,448
Deferred revenue - other                               1,294,577                  --                 --           1,294,577
Deferred guarantee fees                               15,884,737                  --                 --          15,884,737
Loan loss reserves                                   180,465,365                  --                 --         180,465,365
Notes payable                                                 --           1,098,120         (1,098,120)                 --
Bonds payable                                                 --          12,720,000                 --          12,720,000
Investment in subsidiaries                            (2,178,399)                 --          2,178,399                  --
Net assets                                            82,573,437           2,178,399         (2,178,399)         82,573,437
                                                   -------------       -------------      -------------       -------------
      Total liabilities and net assets             $ 285,447,397       $  16,024,234      $  (1,098,120)      $ 300,373,511
                                                   -------------       -------------      -------------       -------------



                                       19
                                                                           TF-41

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF ACTIVITIES AND CHANGES IN NET ASSETS YEAR ENDED JUNE 30, 2004
-------------------------------------------------------------------------------

                                                    THE EDUCATION            TERI
                                                      RESOURCES            FINANCIAL          CONSOLIDATING
                                                   INSTITUTE, INC.      SERVICES, INC.         ADJUSTMENTS         CONSOLIDATED
REVENUE
Guarantee fees                                       $ 124,654,285       $          --      $          --       $ 124,654,285
Residual interest in securitized portfolios             21,126,180                  --                 --          21,126,180
Investment income                                        2,747,051              13,367                 --           2,760,418
Unrealized  loss on  investments  in marketable         (2,005,409)                 --                 --          (2,005,409)
securities
Grants and contracts                                     2,395,980                  --                 --           2,395,980
Origination fees                                        11,765,957                  --                 --          11,765,957
HEIC membership fees                                       157,327                  --                 --             157,327
Interest income on student loans                            74,512             920,406            (74,512)            920,406
Interest income - FMC - notes receivable                   382,205                  --                 --             382,205
Contractual income - FMC                                   747,528                  --                 --             747,528
Other                                                        2,061                  --                 --               2,061
Investments in subsidiaries                                118,897                  --           (118,897)                 --
                                                     -------------       -------------      -------------       -------------
                 Total revenue                       $ 162,166,574       $     933,773      $    (193,409)      $ 162,906,938
                                                     -------------       -------------      -------------       -------------

EXPENSES
Compensation and employee fringe benefits                2,294,113               4,000                 --           2,298,113
Office expenses                                            506,170               6,321                 --             512,491
Rent (net of reimbursement)                                202,830                  --                 --             202,830
Professional fees (FMER)                                35,099,585                  --                 --          35,099,585
Professional fees (Other)                                3,181,530              42,775                 --           3,224,305
Loan servicing fees                                             --             203,961                 --             203,961
Collection costs                                         4,023,676                  --                 --           4,023,676
Printing and promotion                                      88,143                  --                 --              88,143
Loan loss provision                                     83,591,232                  --                 --          83,591,232
Depreciation and amortization                               67,208             114,434                 --             181,642
Grants                                                      44,342                  --                 --              44,342
Interest expense                                             2,123             291,346            (74,512)            218,957
Other expenses                                             230,926             152,039                 --             382,965
                                                     -------------       -------------      -------------       -------------
                 Total expenses                      $ 129,331,878       $     814,876      $     (74,512)      $ 130,072,242
                                                     -------------       -------------      -------------       -------------
Increase in net assets                               $  32,834,696       $     118,897      $    (118,897)      $  32,834,696
                                                     -------------       -------------      -------------       -------------
Net assets, beginning of year                                                                                   $  49,738,741
                                                                                                                -------------
Net assets, end of year                                                                                         $  82,573,437
                                                                                                                -------------

PROSPECTUS
               THE NATIONAL COLLEGIATE FUNDING STUDENT LOAN TRUSTS
                STUDENT LOAN ASSET BACKED NOTES AND CERTIFICATES
                             ----------------------

                       THE NATIONAL COLLEGIATE FUNDING LLC
                                    DEPOSITOR

THE DEPOSITOR

         The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation.

THE SECURITIES

         The depositor intends to form trusts to issue student loan asset backed securities. The student loan asset backed securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

         Each series may include:

         o One or more classes of notes secured by the assets of that trust; and

         o One or more classes of certificates that represent ownership interests in the assets of the trust for that issue.

         A class of notes or certificates may:

         o        Be senior or subordinate to other classes; and

         o Receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

         Each class of notes or certificates will have the right to receive payments on the dates and in the manner described in the applicable supplement to this prospectus.

TRUST ASSETS

         The assets of each trust will include:

         o Private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity;

         o Guaranty obligations of any private guarantors of the student loans, if applicable; and

         o Other funds, investments and property described in the applicable prospectus supplement.

         A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and the certificates of each series. The supplement will also give details of the specific student loans, credit enhancement and other assets of the trust.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED IN THE PROSPECTUS SUPPLEMENT THAT ACCOMPANIES THIS PROSPECTUS.

         EACH ISSUE OF SECURITIES REPRESENTS OBLIGATIONS OF, OR INTERESTS IN, THE APPLICABLE TRUST ONLY. THEY DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE FIRST MARBLEHEAD CORPORATION, ANY SELLER OR GUARANTOR OF LOANS TO THE DEPOSITOR, THE DEPOSITOR, THE SERVICERS OR ANY OF THEIR AFFILIATES.

         THE SECURITIES ARE NOT GUARANTEED OR INSURED BY THE UNITED STATES OF AMERICA OR ANY GOVERNMENTAL AGENCY.

         THIS PROSPECTUS MAY BE USED TO OFFER AND SELL ANY SERIES OF SECURITIES ONLY IF ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR THAT SERIES.

                                 October 6, 2004

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                                                               PAGE
                                                                                                               ----
Prospectus Summary................................................................................................1

Formation of the Trusts...........................................................................................7

Use of Proceeds...................................................................................................8

The Depositor, The First Marblehead Corporation, the Administrator, the Servicers and the Custodians..............8

Description of Student Loan Programs.............................................................................10

The Student Loan Pools...........................................................................................14

Transfer and Administration Agreements...........................................................................16

Description of the Notes.........................................................................................18

Description of the Certificates..................................................................................19

Certain Information Regarding the Securities.....................................................................20

Certain Legal Aspects of the Student Loans.......................................................................40

U.S. Federal Income Tax Consequences.............................................................................41

State and Other Tax Consequences.................................................................................61

ERISA Considerations.............................................................................................61

Available Information............................................................................................63

Reports to Securityholders.......................................................................................63

Incorporation of Certain Documents by Reference..................................................................64

Underwriting.....................................................................................................64

Legal Matters....................................................................................................66

Annex I:  Global Clearance, Settlement and Tax Documentation Procedures.........................................I-1


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail:

         (a) This prospectus, which provides general information, some of which may not apply to your series of securities; and

         (b) The related prospectus supplement that describes the specific terms of your series of securities, including:

         o        The timing of interest and principal payments;

         o Financial and other information about the student loans and the other assets owned by the trust;

         o        Information about credit enhancement;

         o        The ratings; and

         o        The method of selling the securities.

         You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

         We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                               PROSPECTUS SUMMARY

         This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.


PRINCIPAL PARTIES

TRUST

A Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and an owner trustee.

DEPOSITOR

The National Collegiate Funding LLC, is a limited liability company and a wholly-owned subsidiary of The First Marblehead Corporation. The depositor is a special purpose "bankruptcy remote" entity formed to purchase student loans from commercial banks, other financial institutions and lenders and to form trusts that will issue student loan asset backed securities.

OWNER TRUSTEE

For each series of securities, the related prospectus supplement will specify the owner trustee for the related trust.

SERVICERS

It is expected that the trust student loans will be serviced by one or more third party servicers.

INDENTURE TRUSTEE

For each series of securities, the related prospectus supplement will specify the indenture trustee for the securities.

ADMINISTRATOR

First Marblehead Data Services, Inc., a Massachusetts corporation and wholly-owned subsidiary of The First Marblehead Corporation, will act as administrator of each trust.

BACK-UP ADMINISTRATOR

It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

STRUCTURING ADVISOR

The First Marblehead Corporation, a Delaware corporation, will act as structuring advisor to the depositor.

THE NOTES

Each series of securities may include one or more classes of student loan asset backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in multiples of $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o   Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

Classes of notes may also have different interest rates. The interest rate may be:

         o   Fixed;

         o   Variable;

         o   Adjustable;

         o   Auction-determined;

         o   Any combination of these rates; or

         o   A different rate specified in the related prospectus supplement.

The related prospectus supplement will specify:

         o   The principal or notional amount of each class of notes; and

         o The interest rate for each class of notes or the method for determining the interest rate.

If a series includes two or more classes of notes:

         o The timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or

         o Payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

THE CERTIFICATES

Each series of securities may also include one or more classes of certificates. The certificates will be issued under a trust agreement for that series. We may offer each class of certificates publicly or privately, as specified in the related prospectus supplement.

Notes may also be included in a grantor trust, and collateralized student loan asset backed grantor trust certificates may be issued.

Certificates will be available for purchase in a minimum denomination, as specified in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Each class of certificates will have a stated certificate balance. The certificates may also yield a return on that balance at a specified certificate rate. That rate of return may be:

         o   Fixed;

         o   Variable;

         o   Adjustable;

         o   Auction-determined;

         o   Any combination of these rates; or

         o   A different rate specified in the related prospectus supplement.

Certificates may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o   Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify:

         o   The certificate balance for each class of certificates; and

         o The rate of return for each class of certificates or the method for determining the rate of return.

If a series includes two or more classes of certificates:

         o The timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and

         o Distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

ASSETS OF THE TRUST

The assets of each trust will include a pool of private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity.

We call the student loans owned by a specific trust "trust student loans."

The assets of the trust will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from various originators of student loans, including commercial banks, other financial institutions and lenders. We may also purchase student loans from an affiliate or a warehouse which in turn has purchased the loans from one of those originators and is holding student loans on an interim basis. The prospectus supplement for your securities will describe the seller or sellers of the student loans and the approximate aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the trust.

The student loans may or may not be insured by a guarantor or surety. The prospectus supplement for your securities will describe each guarantor or surety for any student loans related to your securities if your securities have the benefit of the guaranty.

A trust may also have among its assets various agreements with counterparties providing for interest rate swaps, caps and similar financial contracts. These agreements will be described in the related prospectus supplement.

COLLECTION ACCOUNT

For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

PRE-FUNDING ACCOUNT

A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

RESERVE ACCOUNT

For each trust there may be one or more reserve accounts. On the applicable closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the required amount of each reserve account.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

Credit or cash flow enhancement for any series of securities may include one or more of the following:

         o   Subordination of one or more classes of securities;

         o   Reserve accounts;

         o   Overcollateralization;

         o   Letters of credit, or credit or liquidity facilities;

         o   Financial insurance;

         o   Surety bonds;

         o   Guaranteed investment contracts;

         o Swaps, including interest rate and currency swaps and cap agreements;

         o   Interest rate protection agreements;

         o   Repurchase obligations;

         o   Yield protection agreements;

         o   Any combination of the foregoing; or

         o Other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

STUDENT LOAN PURCHASE AGREEMENTS

For each trust, we will acquire the related student loans under a student loan purchase agreement. We will assign our rights under the student loan purchase agreement to the indenture trustee on behalf of the trust. The trust will further assign these rights to the related trustee as collateral for the securities.

DEPOSIT AND SALE AGREEMENTS

We will sell student loans to the trusts under a deposit and sale agreement. The trusts may purchase student loans that are owned by one or more trusts that were previously formed by The First Marblehead Corporation or an affiliate. The owner trustee will hold legal title to the trust student loans. The trusts will assign their rights under the deposit and sale agreement to the related trustee as collateral for the securities.

SERVICING AGREEMENTS

Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

SERVICING FEE

Each servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

ADMINISTRATION AGREEMENT

First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. Under these agreements, First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust.

ADMINISTRATION FEE

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

STRUCTURING ADVISORY AGREEMENT

The First Marblehead Corporation, in its capacity as structuring advisor, will enter into a structuring advisory agreement. Under this agreement, The First Marblehead Corporation will undertake specific structuring advisory duties for us.

STRUCTURING ADVISOR FEE

The structuring advisor will receive a structuring advisor fee specified in the structuring advisory agreement and the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

Under the deposit and sale agreement for each trust, we, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS UNDER THE STUDENT LOAN PURCHASE AGREEMENTS

In each student loan purchase agreement, each seller of the student loans will make representations and warranties to us concerning the student loans covered by that student loan purchase agreement. These representations and warranties will be similar to the representations and warranties made by us under the related deposit and sale agreement.

The sellers will have repurchase and reimbursement obligations under the student loan purchase agreement that will be similar to ours under the deposit and sale agreement. We will assign our rights under the student loan purchase agreement to each related trust.

COVENANTS OF THE SERVICERS

Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

TAX CONSIDERATIONS

See "U.S. Federal Income Tax Consequences."

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Internal Revenue Code of 1986, as amended, also referred to as the Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

RATINGS

All of the securities offered by a prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The related prospectus supplement will specify the ratings for the securities.

                             FORMATION OF THE TRUSTS

THE TRUSTS

         We will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. We will specify the owner trustee for each trust in the prospectus supplement for your securities. The owner trustee will perform only the following activities:

         o Acquire, hold and sell trust student loans, the other trust assets and related proceeds;

         o   Issue the securities;

         o   Enter into derivative products and credit enhancement facilities;

         o   Make payments on the securities;

         o   Perform duties as specified in the related trust agreement; and

         o   Engage in other incidental or related activities.

         Each trust will have only nominal initial capital. The proceeds from the sale of the related securities will be used to purchase the trust student loans.

         Following the purchase of the trust student loans, the assets of the trust will include:

         o The trust student loans themselves, legal title to which the owner trustee will hold;

         o All funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor or surety payments;

         o All funds and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

         o Rights under the related transfer and servicing agreements, including the rights, if any, to require the sellers, the servicers or us to repurchase trust student loans from it under some conditions;

         o Rights under the guaranty or surety agreements with guarantors or insurers; and

         o   Any other property described in the prospectus supplement.

         The owner trust certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicers, directly or through a custodian, will retain possession of the promissory notes, credit agreements and other documents related to the trust student loans as custodians for the trust.

         If the depositor uses an alternative entity, such as a limited liability company, to issue the securities, a description of the entity will be included in the related prospectus supplement.

                                 USE OF PROCEEDS

         On the closing date specified in the applicable prospectus supplement, the owner trustee will purchase the trust student loans from us and make an initial deposit into the reserve account and the pre-funding account, if any, with the net proceeds of sale of the securities. The owner trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

              THE DEPOSITOR, THE FIRST MARBLEHEAD CORPORATION, THE
                ADMINISTRATOR, THE SERVICERS AND THE CUSTODIANS


THE DEPOSITOR

         The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation. We were formed in Delaware on March 13, 2003 as a limited liability company with a single member. We have only limited purposes, which include purchasing student loans from various sellers, transferring the student loans to the trusts and other incidental and related activities. Our principal executive offices are at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and our telephone number is (800) 895-4283.

         We have taken steps intended to prevent any application for relief by The First Marblehead Corporation under any insolvency law from resulting in consolidation of our assets and liabilities with those of The First Marblehead Corporation. We cannot, without the affirmative vote of 100% of our board of managers, including the affirmative vote of each independent manager, do any of the following:

         o Engage in any business or activity other than our limited purposes (described above);

         o   Incur any indebtedness other than in certain limited circumstances;

         o   Dissolve or liquidate, in whole or in part;

         o Consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity; or

         o Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against us, or file a petition seeking or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor of the sellers or a substantial property, or make any assignment for the benefit of creditors, or admit in writing our inability to pay our debts generally as they become due, or take any action in furtherance of any of the above.

         There can be no assurance that the activities of The First Marblehead Corporation or us would not result in a court concluding that some or all of our assets and liabilities of the seller or those of the trust should be substantively consolidated with or restored to or made a part of those of The First Marblehead Corporation in a proceeding under the Bankruptcy Code. If a court were to reach that conclusion or a filing were made under the Bankruptcy Code, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the securities could occur or reductions in the amounts of the distributions could result.

THE FIRST MARBLEHEAD CORPORATION

         The First Marblehead Corporation will act as structuring advisor to us. The First Marblehead Corporation provides outsourcing services for private education lending in the United States. The First Marblehead Corporation helps meet the growing demand for private education loans by providing financial and educational institutions, as well as other enterprises, with an integrated suite of services for student loan programs. In providing its services, The First Marblehead Corporation does not serve as a lender, guarantor or loan servicer, but instead receives fees for the services it provides in connection with processing and securitizing its clients' loans. The First Marblehead Corporation focuses primarily on loan programs for undergraduate, graduate and professional education, and, to a lesser degree, on the primary and secondary school market. The First Marblehead Corporation was formed as a limited partnership in 1991 and was incorporated in Delaware in August 1994. On October 31, 2003, The First Marblehead Corporation's common stock was listed on the New York Stock Exchange under the symbol "FMD." The First Marblehead Corporation's principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

         The First Marblehead Corporation is the beneficial owner of all of the outstanding capital stock of First Marblehead Data Services, Inc. and is the beneficial owner of all of the outstanding membership interests of The National Collegiate Funding LLC.

THE ADMINISTRATOR

         First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust. The services provided by the administrator include, among others:

         o Responding to requests from borrowers, educational institutions, guarantors, the trustees and others with respect to the trust student loans;

         o Administering our accounting and financial reporting activities, including maintaining financial records concerning the trust student loans and preparing annual operating budgets, statistical reports and cash flow projections to the extent required by an indenture; and

         o Retaining and managing collection agents and other professional service providers to collect defaulted trust student loans.

         The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

         It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

THE SERVICERS

         General. It is expected that the trust student loans will be serviced by one or more third party servicers. A description of each servicer will be provided in the applicable prospectus supplement to this prospectus. Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

         Each servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

         Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

         The Custodians. The indenture trustee and we will enter into a separate custodial agreement with each servicer, pursuant to which all trust student loans (including all trust student loans with respect to which the indenture trustee holds legal title) will be placed in the possession of the custodians, as agents of the indenture trustee, for the purpose of perfecting a security interest to the extent the trust student loans are evidenced by instruments.

         The prospectus supplement for a series may contain additional information concerning the administrator, the servicers, the custodians or us.

                      DESCRIPTION OF STUDENT LOAN PROGRAMS


GENERAL

         Several different banks will sell to us pools of student loans originated under different private student loan programs. We may acquire additional student loans originated pursuant to the loan programs and sold by the sellers pursuant to student loan purchase agreements entered into with The First Marblehead Corporation with amounts on deposit in the pre-funding account. None of the trust student loans purchased by us will be guaranteed directly or indirectly by the federal government or by any state, or by any federal or state agency.

THE STUDENT LOAN PROGRAMS

         The private student loan programs offered by each seller, which are subject to change, include, but are not limited to:

         o   Undergraduate credit-worthy;

         o   Graduate credit-worthy;

         o   Graduate credit-ready;

         o   Continuing education credit-worthy;

         o   K-12 credit-worthy;

         o   Health profession credit-worthy;

         o   Health profession credit-ready; and

         o Other private student loan programs, such as consolidation loan programs, as described in the related prospectus supplement.

         Changes in the loan programs will be described in the related prospectus supplement. Eligible students may be able to consolidate one or more loans into one loan. Consolidation loans may have different payment terms and interest rates. Specific terms regarding consolidation loans, if any, will be described in the related prospectus supplement.

ELIGIBILITY REQUIREMENTS

         To qualify, the applicant must meet the following eligibility requirements:

         o The student borrower must be enrolled at least half-time for the loan period in question, except for continuing education loan borrowers. For all loans except K-12 loans and continuing education loans the program in which the student is enrolled must be a degree- or certificate-granting program.

         o The student borrower must be at least the age of majority at the time of the loan application except for K-12 loan students, because they are not signatories on their promissory notes.

         o To qualify for subsequent loans, the student must maintain satisfactory academic progress.

         o Joint application is not required. If a second signer is necessary to meet credit criteria, or desired by the borrowers, then both applicants become joint applicants for the benefit of the student and co-borrowers under the promissory note. Borrower and co-borrower(s) need to sign the application and promissory note to be eligible for the loan.

         o The student borrower must be a United States citizen/national or a permanent resident alien of the United States.

         The standards for school eligibility to participate in loan programs vary but generally include, without limitation:

         o Accreditation as a degree-granting institution of higher education in the United States or Canada and proof thereof (for graduate loan programs, schools must be accredited to grant master and/or doctorate degrees, or the equivalent, in any professional field);

         o A default rate as reported by the United States Department of Education no greater than 12%;

         o Proof that the school is operating legally in the state in which it is located; and

         o Certification that the school is in compliance with all laws of that state concerning its education curriculum.

         For both credit-ready and credit-worthy programs, applicants must meet the following credit criteria. The process of credit underwriting for all loan programs begins with obtaining an online credit bureau report for each applicant. The underwriter must analyze this report to:

         o Determine if the credit score meets the minimum criteria for the particular loan program concerned; and

         o Determine if the credit bureau rating indicates the presence of derogatory items, and if so, then to determine if the report meets the additional judgmental criteria.

         Credit bureau criteria include:

         o The credit bureau report must indicate a credit score that meets or exceeds the minimum requirement for the particular loan program concerned.

         o The Credit Bureau Rating must be E1 or better. (An E1 rating indicates the presence of no more than one major derogatory item, meaning any trade line reported as 90 or more days delinquent.)

         o If the Credit Bureau Rating is E1, the underwriter must review the report to determine that the derogatories meet the judgmental criteria set forth below.

         Where the underwriter is required to apply judgmental criteria to a credit bureau report, a loan may not be approved unless there is:

         o   At least two years of credit history.

         o No record of a paid or unpaid charged off account over $200 within the past five years. An override may be granted after thorough review.

         o No record of a foreclosure, repossession, open judgment or suit, unpaid tax lien or other negative public record items in the past seven years. An override may be granted where the applicant provides written documentation demonstrating the obligation has been paid.

         o No record of a bankruptcy in the past ten years. An override may be granted where the applicant provides written documentation demonstrating that the circumstances leading up to the bankruptcy were beyond his/her control (such as large medical expenses or unemployment due to being laid off).

         o No record of a student loan default. An override may be granted where the applicant provides written documentation demonstrating the obligation has been paid.

         For credit-worthy programs only, to be credit-worthy, a borrower must also meet employment, income and length of residence criteria, which vary somewhat depending on the borrower's circumstances (i.e., wage-earning, retired or self-employed). For wage earners, these criteria generally include but are not limited to the following:

         o The borrower must supply a pay stub not more than 60 days old. If not available, a letter from an employer on company letterhead stationary listing gross yearly salary is acceptable.

         o The borrower must have been employed at his/her current or former employer for a minimum of two continuous years.

         o If the borrower is a student and wishes to have his/her wage income used in the loan decision, the borrower must submit a pay stub no more than 60 days old or a letter from employer(s) documenting start date(s), full-time status and hours worked.

         o The borrower must have resided at his/her current address for a period exceeding 12 months and resided in the United States for the past two years.

INTEREST

         The rate of interest is variable and adjusts quarterly on the first day of each calendar quarter and is equal to the lesser of:

         o   The maximum borrower interest rate allowed by law; and

         o The average of one-month LIBOR as published in the "Money Rates" section of The Wall Street Journal on the first business day of each of the three calendar months immediately preceding each quarterly interest rate change date (the interest index) plus a margin.

         The margin over the interest index is set by the sellers in the student loan notes and may be tiered to reflect the historic risk characteristics of borrowers, whose credit history places them in a particular tier of a tiered loan program.

BORROWER FEES

         For each student loan, an origination fee is added to the loan amount. The origination fee ranges from 0% to 12% at time of disbursement and 0% to 3% at time of repayment. The fee is computed as a percentage of the total of the amount advanced in cash and the fee. The sellers in turn may pay a guaranty fee to a guaranty agency, which may or may not match the amount charged to the borrower. The sellers may also elect to have tiered guaranty fees within a particular program to reflect historic rates of default for loan program borrowers with particular credit characteristics.

REPAYMENT

         Continuing education credit-worthy loans, graduate credit-worthy and credit-ready loans and health profession credit-worthy and credit-ready loans offer full deferment of principal and interest during in-school and grace periods. K-12 credit-worthy loans offer immediate repayment of principal and interest. Undergraduate credit-worthy loans offer immediate repayment of principal and interest, deferment of principal only and full deferment of principal and interest during in-school and grace periods. Generally, borrowers in undergraduate and graduate loan programs can obtain deferments for up to four years, freshmen in five year programs can obtain five year deferments and students who go on to medical and dental internship or residency after finishing an undergraduate or graduate degree can receive deferment for up to a total of eight years. Continuing education loans have a maximum deferment period of two years and health profession loans may be deferred for up to six years. K-12 loan borrowers have no deferment period. When borrowers choose to defer interest, accrued interest is added to the outstanding loan balance either on a quarterly basis or when entering repayment of interest and principal. A hardship forbearance is available for medical or economic hardship for up to a maximum of twelve months during the life of a loan. Forbearance is administered by the servicers in accordance with the servicing guidelines. In addition to providing documentation regarding hardship, the borrower must agree to capitalize all interest accruing during the forbearance period. In general, each loan must be scheduled for repayment of principal and interest over a period of up to 20 years with a minimum monthly payment of $25.00. Loans over $40,000 may be repaid over 25 years.

                             THE STUDENT LOAN POOLS

         We will purchase the trust student loans from sellers described in the related prospectus supplements for your securities out of the portfolio of student loans held by those sellers. The trust student loans must meet several criteria, including:

         o The loan may be guaranteed or insured as to principal and interest by a private guarantor or insurer identified in the prospectus supplement.

         o Each loan was originated in the United States, Canada, its territories or its possessions in accordance with the guidelines of the specific loan program.

         o Each loan contains terms consistent with the program guidelines and the applicable guaranty agreements, if any.

         o Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

         o Each loan satisfies any other criteria described in the related prospectus supplement.

         The prospectus supplement for each series will provide information about the trust student loans in the related trust that will include:

         o   The composition of the pool;

         o The distribution of the pool by loan type, payment status, interest rate basis, interest capitalization frequency during deferral period and remaining term to maturity;

         o   The borrowers' states of residence; and

         o The percentages of the trust student loans guaranteed by the applicable guarantors.

DELINQUENCIES, DEFAULTS, CLAIMS AND NET LOSSES

         If a substantial portion of the trust student loans in the trust assets for a particular series of securities are guaranteed by a specific private guarantor, certain historical information about delinquencies, defaults, recoveries, guaranty claims and net losses of comparable guaranteed student loans to the trust student loans will be set forth in the related prospectus supplement. The delinquency, default, recoveries claim and net loss experience on any pool of trust student loans may not be comparable to this information.

TERMINATION

         For each trust, the obligations of the servicers, the owner trustee, the indenture trustee or us under the transfer and servicing agreements will terminate upon:

         o The maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan; and

         o The payment to the securityholders of all amounts required to be paid to them.

                     TRANSFER AND ADMINISTRATION AGREEMENTS

GENERAL

         The following is a summary of certain terms of:

         o The student loan purchase agreements, pursuant to which we will acquire the student loans from the sellers;

         o The deposit and sale agreements, pursuant to which we will sell the student loans to the owner trustee on behalf of the trust; and

         o The administration agreement, pursuant to which the administrator will undertake specific administrative duties for each trust.

         The following summaries do not cover every detail of these agreements and are subject to all of the provisions of the agreements.

THE STUDENT LOAN PURCHASE AGREEMENTS

         The following is a summary of certain terms of the student loan purchase agreements pursuant to which the sellers have agreed to sell, from time to time, pools containing private education loans originated by them to The First Marblehead Corporation or to us, as an entity designated by The First Marblehead Corporation to acquire the loans.

         Pursuant to each student loan purchase agreement, each seller makes representations and warranties with respect to each of the trust student loans. Although the representations and warranties are negotiated by each seller and there is some variance among the student loan purchase agreements, the representations and warranties generally include the following:

         o Each of the trust student loans: is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles, if subject to a guaranty agreement, is covered by and entitled to the benefits of the guaranty and is fully disbursed;

         o At the time of origination, each trust student loan and any accompanying notices and disclosures conform in all material respects to all applicable state and federal laws, rules and regulations, each trust student loan was documented on forms set forth in the program guidelines and contained consumer loan terms and, if guaranteed, involved guaranty fees payable to a guaranty agency in strict conformity with the program guidelines, the origination of each trust student loan was conducted in substantial compliance with the program guidelines and in compliance in all material respects with all applicable state and federal laws concerning the actions of the seller, and the seller did not discriminate based upon the age, sex, race, national origin, color, religion or handicapped status of any borrower in making the trust student loan;

         o At the time of origination, each trust student loan is in compliance with any applicable usury laws;

         o There is no defense to payment, counterclaim or setoff with respect to any trust student loan (in the case of one seller, this representation is limited to at the time of origination); there is no action before any state or federal court, administrative or regulatory body, pending or threatened against the seller in which an adverse result would have a material adverse effect upon the validity or enforceability of the trust student loans originated by the seller;

         o Each and every trust student loan included in the pool of trust student loans or acquired by us is owned by the seller and is free and clear of any liens, claims or demands of any person, and the seller has the absolute right to transfer the same to us; and

         o With respect to each trust student loan acquired by us, the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of the terms set forth in the program guidelines, and the trust student loan has been serviced at all times in substantial compliance with the program guidelines.

         In the event any representation or warranty made by a seller pursuant to the student loan purchase agreement proves to be inaccurate or incomplete in any material respect as of the date when made, the seller has the right (but not the obligation) to elect to repurchase the affected trust student loan or loans for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Whether or not the seller exercises the option, it has the obligation to indemnify us with respect to losses arising out of any material breach of its representations or warranties.

DEPOSIT AND SALE AGREEMENT

         On the closing date, we will sell to the owner trustee, on behalf of the trust, our entire interest in the student loans acquired by us from the sellers. Each student loan will be listed in an exhibit to the deposit and sale agreement. The related trustee concurrently with the sale will issue the notes and the certificates. The trust will apply net proceeds from the sale of the notes and the certificates to purchase the student loans from us.

         In each deposit and sale agreement, we will make representations and warranties concerning the trust student loans to the related trust for the benefit of securityholders, including representations and warranties that are substantially the same as those made by the sellers to the depositor. Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers.

THE ADMINISTRATION AGREEMENT

         First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

                            DESCRIPTION OF THE NOTES

GENERAL

         Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

PRINCIPAL AND INTEREST ON THE NOTES

         The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made before payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate, any combination of these rates or a different rate specified in the related prospectus supplement. Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o   Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate.

         Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes.

         In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

         For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

         Collateralized student loan asset backed grantor trust certificates may be issued in connection with any notes, as a result of depositing one or more notes into a grantor trust and issuing one or more grantor trust certificates. Any grantor trust certificates and any related grantor trust agreement will be described in the related prospectus supplement. Any statements in this prospectus referencing the securities will generally include any grantor trust certificates issued, provided that the tax treatment of the grantor trust certificates will differ as described in "U.S. Federal Income Tax Consequences."

         The certificates will be available for purchase in minimum denominations specified in the related prospectus supplement. Certificates of a given series owned by us or our affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that certificates owned by us or our affiliates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

DISTRIBUTIONS ON THE CERTIFICATE BALANCE

         The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, any combination of the foregoing or a different rate specified in the related prospectus supplement.

         The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

         Certificates may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o   Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

         Classes of securities may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o   Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         Each class of securities that is interest bearing may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

FIXED RATE SECURITIES

         Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed as specified in the applicable prospectus supplement.

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

         Floating rate securities also may have either or both of the following:

         o   A maximum limitation, or ceiling, on its interest rate; and

         o   A minimum limitation, or floor, on its interest rate.

         In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

         The administrator or the indenture trustee for each trust that issues a class of floating rate securities will calculate interest on that class. In the absence of manifest error, all determinations of interest by the administrator or the indenture trustee will be conclusive for all purposes and binding on the holders of the floating rate securities.

LIBOR RATE SECURITIES

         The LIBOR rate securities will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate securities will be paid in arrears on each distribution date. The distribution date for the LIBOR rate securities will be the business day specified in the prospectus supplement following the end of the interest accrual period for the securities specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate securities for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the securities plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate securities will be payable as specified in the applicable prospectus supplement.

         The interest rate payable on the LIBOR rate securities may be subject to limitations described in the related prospectus supplement.

         If so provided in the related prospectus supplement, a trust may enter into a LIBOR security derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the securities over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the securities at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the collection account on any distribution date after payment of interest and principal due on the securities and, if necessary, replenishment of the reserve account to the required minimum balance.

ACCRUAL SECURITIES

         Accrual securities will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual securities, the amount of accrued interest will be added to the principal balance thereof on each interest payment date. The principal balance of the accrual securities will begin to be paid from available funds received with respect to the trust student loans after the date that accrued interest is no longer being added to the principal balance of the securities. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding principal balance thereof immediately prior to the interest payment date.

ORIGINAL ISSUE DISCOUNT SECURITIES

         Original issue discount securities will have a stated maturity set forth in the applicable prospectus supplement. The securities will be issued at a discount from the principal amount payable at maturity. The securities may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount securities, all or some portion of the interest due will accrue during the life of the security and be paid only at maturity or upon earlier redemption. Each holder of an original issue discount security will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period.

DISTRIBUTIONS

         Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and/or interest on each class of securities.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

         General. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

         o   Subordination of one or more classes of securities;

         o   Reserve accounts;

         o   Overcollateralization;

         o   Letters of credit, or credit or liquidity facilities;

         o   Financial insurance;

         o   Surety bonds;

         o   Guaranteed investment contracts;

         o Swaps, including interest rate and currency swaps and cap agreements;

         o   Interest rate protection agreements;

         o   Repurchase obligations;

         o   Yield protection agreements;

         o   Any combination of the foregoing; or

         o Other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

         The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

         Reserve Account. If so provided in the related prospectus supplement, a reserve account will be established for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

AUCTION RATE SECURITIES AUCTION PROCEDURES

         If a class of securities is offered by a prospectus supplement that has an auction-determined rate, the securities will be subject to the auction procedures. By purchasing auction rate securities, whether in an auction or otherwise, each prospective purchaser will be deemed to have agreed to participate in auctions on the terms described herein; and so long as the beneficial ownership of the auction rate securities is maintained in book-entry form to sell, transfer or otherwise dispose of the auction rate securities only pursuant to a bid or sell order in an auction conducted pursuant to the procedures described herein or to or through a specified broker-dealer; provided, that in the case of all transfers other than those pursuant to an auction, either the beneficial owner of the auction rate securities so transferred, its participant or specified broker-dealer advises the agent conducting the auction of the transfer.

         Summary of Auction Procedures. The following summarizes certain procedures that will be used in determining the interest rates on any auction rate securities. Prospective investors in the auction rate securities should read carefully the following summary.

         The interest rate on the auction rate securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch auction." In this Dutch auction, current investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of auction rate securities the investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities.

         In the auction procedures, the following types of orders may be submitted:

         (a) Bid/Hold Orders: the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its auction rate securities for the upcoming interest period;

         (b) Sell Orders: an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

         (c) Potential Bid Orders: the minimum interest rate that a potential investor (or a current investor wishing to purchase additional auction rate securities) is willing to accept in order to buy a specified principal amount of auction rate securities.

         If an existing investor does not submit orders with respect to all of its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

         In connection with each auction, auction rate securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example, which is not based upon current market conditions, is included solely to illustrate how the above-described procedures are used in determining the interest rate on the auction rate securities.

         (a) Assumptions:

             (i)      Denominations (Units) = $50,000
             (ii)     Interest Period = 28 Days
             (iii)    Principal Amount Outstanding = $25 Million (500 Units)

         (b) Summary of All Orders Received for the Auction:

                  Bid/Hold Orders         Sell Orders     Potential Bid Orders
                  ---------------         -----------     --------------------
                10 Units at 1.90%       50 Units Sell        20 Units at 1.95%
                30 Units at 2.02%       50 Units Sell        30 Units at 2.00%
                60 Units at 2.05%      100 Units Sell        50 Units at 2.05%
               100 Units at 2.10%      --------------        50 Units at 2.10%
               100 Units at 2.12%      200 Units Total       50 Units at 2.11%
               ------------------                            50 Units at 2.14%
               300 Units Total                              100 Units at 2.15%
                                                            ------------------
                                                            350 Units Total

         Total units under existing bid/hold orders and sell orders always equal issue size (in this case 500 units).

         (c) Auction Agent Organizes Orders in Ascending Order:

  Order   Number     Cumulative                       Cumulative   Total
 Number  of Units   Total (Units)  Order %    Number   of Units   (Units)   %
-------  --------   -------------  -------    ------  ----------  -------  -----
   1      10(W)          10         1.90%        7      100(W)      300    2.10%
   2      20(W)          30         1.95%        8       50(W)      350    2.10%
   3      30(W)          60         2.00%        9       50(W)      400    2.11%
   4      30(W)          90         2.02%       10      100(W)      500    2.12%
   5      50(W)         140         2.05%       11       50(L)             2.14%
   6      60(W)         200         2.05%       12      100(L)             2.15%

(W) Winning Order; (L) Losing Order

         Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 2.12%) as the interest rate for the next period that interest will accrue when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis, with bid/hold orders of existing holders given priority. Notwithstanding the foregoing, in no event will the interest rate exceed the maximum interest rate. Furthermore, if the maximum rate for an upcoming auction rate security interest period is less than the winning rate (in this case, 2.12%), winning bidders will still be required to purchase the auction rate securities for which they bid, which auction rate securities will bear interest at the maximum rate, provided that the difference between the maximum rate and 2.12% will immediately accrue as carry-over amount and be paid on the next occurring quarterly distribution date on which moneys are available under the indenture.

         The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid/hold orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming auction rate security interest period will equal the maximum rate. Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate) the interest rate for the upcoming auction rate security interest period will equal the lesser of the maximum rate and the all hold rate.

         As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in the form of indenture filed as an exhibit to the registration statement.

THE INDENTURE

         The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

         Parity and Priority of Lien. The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, a class of senior notes will have priority over a class of subordinated notes with respect to payments of principal and interest.

         The revenues and other money, trust student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

         o Will not create or voluntarily permit to be created any debt, lien or charge on the trust student loans which would be on a parity with, subordinate to, or prior to the lien on the indenture;

         o Will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

         o Will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the trust student loans.

         Representations and Warranties. Each trust will represent and warrant in its indenture that:

         o It is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture;

         o All necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

         o The notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust's assets.

         Modification of Indenture. With the consent of the noteholders holding a majority of the outstanding amount of the most senior classes of notes then outstanding, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the noteholders. The holders of any class of interest only notes will not be entitled to exercise any voting rights.

         However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

         o Change the date of payment of any installment of principal of or interest on each class of notes, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the note or any interest thereon is payable;

         o Impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         o Reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

         o Modify or alter the provisions of the indenture regarding the voting of notes;

         o Reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

         o Decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements;

         o Modify any of the provisions of the indenture that affect the calculation of the amount of any payment of interest or principal due on any applicable note on any distribution date (including the calculation of any of the individual components of the calculation) or to affect the rights of the holders of the notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

         o Permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The trust and the indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture, including changing the auction procedures (such as the bidding process) for the auction rate notes, or of modifying in any manner the rights of noteholders so long as the rating agencies confirm their then outstanding ratings of the notes and the action will not, in the opinion of counsel satisfactory to the indenture trustee, materially affect the interest of any noteholder.

         Events of Default; Rights upon Event of Default. With respect to the notes, an "event of default" under the indenture will include the following:

         o A default for three business days or more in the payment of any interest on any note after the same becomes due and payable; provided however, that so long as the senior notes are outstanding, each holder of any subordinate note will be deemed to have consented to the delay in payment of interest on the subordinate note and to have waived its right to institute suit for enforcement of the payment;

         o A default in the payment of the principal of any note when the same becomes due and payable (but only to the extent of available funds) or on the final maturity date with respect thereto;

         o A default in the observance or performance of any covenant or agreement of the trust made in the transaction documents and the continuation of the default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of any notes then outstanding;

         o Any representation or warranty made by the trust in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

         o Certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

         However, the amount of principal required to be distributed to noteholders under the indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of the trust. The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final maturity date for the class of notes.

         If an event of default should occur and be continuing with respect to the notes, the indenture trustee at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may declare the principal of all the notes to be immediately due and payable. This declaration may be rescinded at the direction of such noteholders if the trust has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to this acceleration) and all events of default, other than the nonpayment of the principal of the notes that has become due solely by this acceleration, have been cured or, under the circumstances described below, waived. If provided in the related prospectus supplement that none of the notes sold will be senior notes, the prospectus supplement will describe the noteholders or other persons who will give direction to the indenture trustee in the event of a default. If the notes have the benefit of financial insurance, the insurer will usually be specified as the "interested party" to give direction to the indenture trustee.

         After the occurrence of an event of default or following acceleration of the notes due to a default for three business days or more in the payment of interest on any note after the interest becomes due and payable or a default in the payment of principal, no interest or principal will be paid to the subordinate noteholders until all senior notes have been paid in full.

         Upon an event of default under the indenture, the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding will have the right to exercise remedies on behalf of all the noteholders.

         If an event of default shall have occurred and be continuing, the indenture trustee may, or shall at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, sell the trust student loans, subject to certain conditions set forth in the indenture.

         If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, exercise remedies as a secured party, require the indenture trustee to sell the trust student loans or elect to have the indenture trustee maintain possession of the trust student loans and continue to apply collections with respect to the trust student loans as if there had been no declaration of acceleration.

         However, the indenture trustee is prohibited from selling the trust student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note, unless:

         o   The holders of all outstanding senior notes consent to the sale;

         o The proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

         o The indenture trustee determines that the collections on the trust student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the senior notes then outstanding.

         A sale also requires the consent of all the subordinate noteholders unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the subordinate notes.

         Noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding (or if only one class is affected, a majority of the outstanding amount of that class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No noteholder will have the right to institute any proceeding with respect to the indenture, unless:

         o The noteholder previously has given to the indenture trustee written notice of a continuing event of default;

         o The holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

         o The holder or holders have offered the indenture trustee reasonable indemnity;

         o The indenture trustee has for 60 days failed to institute the proceeding; and

         o No direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding senior notes.

         In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to the trust, none of the indenture trustee, the sellers or, as applicable, the administrator, the back-up administrator, the servicers or any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

         Certain Covenants. The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

         o The entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia;

         o The entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

         o No event of default will have occurred and be continuing immediately after the merger or consolidation;

         o The trust has been advised that the ratings of the notes would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

         o The trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any noteholder.

         The trust will not, among other things:

         o Except as expressly permitted or required by the indenture, the student loan purchase agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

         o Claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, also referred to as the Code, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

         o Permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

         o Permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the indenture, the student loan purchase agreements or certain related documents.

         The trust may not engage in any activity other than financing, purchasing, owning, selling and servicing student loans and the other assets of the trust, in each case in the manner contemplated by the indenture, the student loan purchase agreements or certain related documents and activities incidental thereto. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the student loan purchase agreements or certain related documents.

         Statements to Indenture Trustee and Trust. Before each quarterly distribution date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth at least the following information as to the notes, to the extent applicable:

         (a) The amount of the distribution allocable to principal of each class of notes;

         (b) The amount of the distribution allocable to interest on each class of notes, together with the interest rates applicable with respect thereto;

         (c) The pool balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported under clause (a) above;

         (d) The aggregate outstanding principal balance or notional amount, as applicable, of each class of notes as of the quarterly distribution date, after giving effect to related payments allocated to principal reported under clause
(a) above;

         (e) For each quarterly distribution date, the amount of fees and expenses paid to the indenture trustee and the owner trustee; the amount of the servicing fee paid to each servicer; the amount of fees and expenses paid to each broker-dealer and the auction agent, if any; the amount of fees paid to a guaranty agency; the amount of the administration fee paid to the administrator; the amount of the back-up administration fee paid to the back-up administrator, and, in each case, with respect to the collection period, together with the amount, if any, remaining unpaid after giving effect to all payments;

         (f) For each quarterly distribution date, the amount of the aggregate realized losses for the trust student loans, if any, for the collection period and the balance of the trust student loans that are delinquent in each delinquency period as of the end of the collection period;

         (g) The balance of the reserve account on the quarterly distribution date, after giving effect to changes therein on the quarterly distribution date;

         (h) The amount of any interest and expense withdrawal from the reserve account on the quarterly distribution date; and the amount of any withdrawal from the pre-funding account to purchase additional student loans;

         (i) For quarterly distribution dates during the funding period, the remaining pre-funded amount on the quarterly distribution date, after giving effect to changes therein during the related collection period;

         (j) For the first quarterly distribution date on or following the end of the funding period, the amount of any remaining pre-funded amount that has not been used to purchase additional student loans and has been deposited in the collection account;

         (k) The amount of any rehabilitated trust student loans purchased by the trust on the quarterly distribution date; and

         (l) The amount of any advances made by the administrator to the trust.

         Before each auction rate note interest payment date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth the information in clauses (a) and (b) above with respect to the related auction rate notes.

         A copy of the statements referred to above may be obtained by any noteholder by a written request to the indenture trustee.

         Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

         The Indenture Trustee. The indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor indenture trustee. The administrator may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

INSOLVENCY EVENTS

         If a trust becomes insolvent, the trust student loans will be liquidated and the trust will be terminated after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the securityholders. Any failure to give any required notice, however, will not prevent or delay termination of that trust. Upon termination of the trust, the administrator, on behalf of the owner trustee, will direct the indenture trustee promptly to sell the assets of the trust other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

         The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that trust. If the proceeds and other available assets are not sufficient to pay the securities of that series in full, some or all of the securityholders will incur a loss.

LIST OF SECURITYHOLDERS

         Holders of the securities may by written request to the indenture trustee obtain a list of all securityholders for communicating with other securityholders regarding their rights under the indenture or under the securities. The indenture trustee may elect not to give the securityholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting securityholders, to all securityholders of that series.

REPORTS TO SECURITYHOLDERS

         On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust under the administration agreement. Those statements will be filed with the Securities and Exchange Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the owner trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return.

WEIGHTED AVERAGE LIVES OF SECURITIES

         The weighted average lives of the securities of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of trust student loans by consolidation loans, or as a result of:

         o   Borrower default, death, disability or bankruptcy;

         o   The school's false certification of borrower eligibility;

         o Liquidation of the trust student loan or collection of the related guaranty payments; and

         o   Purchase of a trust student loan by the servicers or us.

         All of the trust student loans are prepayable at any time without penalty.

         A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either variable or floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

         On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guaranty payments.

         Some of the terms of payment that the sellers offer to borrowers may extend principal payments on the securities. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required. If trust student loans have these payment terms, principal payments on the related securities could be affected. The majority of the student loans are fully deferred as to all payments until six months or more after graduation.

         In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

BOOK-ENTRY REGISTRATION

         Investors acquiring beneficial ownership interests in the securities issued in book-entry form will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank (referred to as Clearstream, Luxembourg in this prospectus) or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more instruments which equal the aggregate principal balance of the series of securities and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in the depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing the securities. Unless and until definitive certificates are issued, it is anticipated that the only holder of the securities will be Cede & Co., as nominee of The Depository Trust Company.

         The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in securities issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

         Purchases of the securities under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the securities on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of securities, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the series of any securities is discontinued.

         To facilitate subsequent transfers, all securities deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of the securities with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of securities. The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of a class of the securities of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each direct participant in the class to be redeemed.

         Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the securities of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date.

         Principal and interest payments on the securities are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the indenture trustee. Disbursement of the payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

         The Depository Trust Company may discontinue providing its services as securities depository with respect to the securities of any series at any time by giving reasonable notice to the trust or the indenture trustee. In the event that a successor securities depository is not obtained, certificates are required to be printed and delivered.

         Clearstream, Luxembourg has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank S.A./NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions and related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions and related operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a securityholder under the indenture on behalf of a Clearstream, Luxembourg participant or

Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary's ability to effect actions on its behalf through The Depository Trust Company.

         Securityholders may hold their securities in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of these systems, or indirectly through organizations which are participants in these systems.

         The securities will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company.

         Transfers between participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Credits or any transactions in securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

         Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

         The Depository Trust Company has advised that it will take any action permitted to be taken by a securityholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the securities are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a securityholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

         Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform procedures and procedures may be discontinued at any time.

         None of the trusts, the sellers, the servicers, the indenture trustee or the underwriters will have any responsibility or obligation to any participants of The Depository Trust Company, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

         o The accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant;

         o The payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the securities;

         o The delivery by any participant of The Depository Trust Company, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to securityholders or;

         o   Any other action taken by The Depository Trust Company.

         Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to The Depository Trust Company, only if (a) The Depository Trust Company or a trust advises the related trustee in writing that The Depository Trust Company is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the related trustee is unable to locate a qualified successor or (b) the securityholders, only if an event of default has occurred, elect to terminate the use of the book-entry system through The Depository Trust Company. Upon the occurrence of either of the events described in the immediately preceding paragraph, the related trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through The Depository Trust Company of definitive securities. Upon surrender by The Depository Trust Company of the global security or securities representing the book-entry securities and instructions for re-registration, the related trustee will issue definitive securities, and thereafter the related trustee will recognize the holders of such definitive securities as securityholders.

         See "Annex I: Global Clearance Settlement and Tax Documentation Procedures" for additional information regarding book-entry registration.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS


TRANSFER OF STUDENT LOANS

         Each seller intends that the transfer of the student loans by it to us will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to us, or the transfer of those loans by us to the trust, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly:

         o A financing statement or statements covering the trust student loans naming the applicable seller, as debtor, will be filed under the UCC to protect the interest of the seller if the transfer by the seller is deemed to be an assignment of collateral as security; and

         o A financing statement or statements covering the trust student loans naming us, as debtor, will also be filed under the UCC to protect the interest of the trust if the transfer by us is deemed to be an assignment of collateral as security.

         If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust or us, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the interest of the trust or us. A tax or other government lien on property of a seller or us arising before the time a student loan comes into existence may also have priority over the interest of the seller, the trust or us in the student loan. Under the student loan purchase agreement and the deposit and sale agreement, however, each seller or we, as applicable, will warrant that it or we have transferred the student loans to us or the trust, as applicable, free and clear of the lien of any third party. In addition, each seller and we will covenant that it or we will not sell, pledge, assign, transfer or grant any lien on any trust student loan held by a trust or any interest in that loan other than to us or the trust.

         Under the servicing agreement, each servicer as custodian will have custody of any promissory notes, credit agreements or other loan documents evidencing the trust student loans. Our records and the records of each seller and the servicers will be marked to indicate the sale and each seller, we will cause UCC financing statements to be filed with the appropriate authorities, and the trust student loans will be physically segregated, to the extent feasible, stamped or otherwise marked to indicate that the trust student loans have been sold to us or to the trust, as applicable. If, through inadvertence or otherwise, any of the trust student loans were sold to another party that:

         o Purchased the trust student loans in the ordinary course of its business;

         o   Acquired possession of the trust student loans; and

         o Acquired the trust student loans for new value and without actual knowledge of the interest of us or the trust;

then that purchaser might acquire an interest in the trust student loans superior to the interest of us and the trust.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These requirements may apply to assignees such as the trusts and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must accompany all of these loans. Certain state disclosure laws, such as those protecting co-signers, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans. If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans in question include so-called "risk based pricing," in which borrowers with impaired creditworthiness are charged higher prices. If pricing has an adverse impact on classes protected under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder. For a discussion of the trust's rights if the trust student loans were not originated or serviced in all material respects in compliance with applicable laws, see "Transfer and Administration Agreements" in this prospectus.

STUDENT LOANS IN BANKRUPTCY

         Private student loans are generally dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code unless they are funded, in whole or in part, by a governmental or nonprofit loan guaranty agency. This "funding" may include a guaranty.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to each trust and each grantor trust with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to holders that hold the securities as capital assets within the meaning of section 1221 of the Internal Revenue Code (referred to as the "Code" in this prospectus) and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (referred to as the "IRS" in this prospectus) with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any trust) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences."

TAXATION OF OWNERS OF NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood LLP, counsel to each trust will deliver its opinion to the effect that, assuming compliance with all provisions of the related indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (2) the trust, as created pursuant to the terms and conditions of the trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

Interest and Original Issue Discount

         The following discussion is based in part upon the original issue discount regulations (referred to as the "OID Regulations" in this prospectus). The OID Regulations do not adequately address issues relevant to notes such as the offered notes. In some instances, the OID Regulations provide that they are not applicable to notes such as the offered notes.

         A note may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holder of a note issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition, section 1272(a)(6) of the Code provides special rules applicable to notes and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to student loans held by a trust fund in computing the accrual of original issue discount on notes issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (referred to as the "Committee Report" in this prospectus) indicates that the regulations will provide that the prepayment assumption used with respect to a note must be the same as that used in pricing the initial offering of the note. The prepayment assumption used in reporting original issue discount for each series of notes will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, any trust or the indenture trustee will make any representation that the student loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold (excluding sales to note houses, brokers and underwriters). If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." Qualified stated interest is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the note.

         In the case of notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the notes. If the original issue discount rules apply to the notes in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the notes in that series that bear an adjustable interest rate in preparing information returns to the noteholders and the IRS.

         The first interest payment on a note may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In such cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the note (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a noteholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average life. For this purpose, the weighted average life of a note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the prepayment assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that note and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of Notes--Market Discount" below for a description of this election under the OID Regulations.

         If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the closing date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (b) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the note will be received in future periods based on the student loans being prepaid at a rate equal to the prepayment assumption, (2) using a discount rate equal to the original yield to maturity of the note and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the note will be calculated based on its issue price and assuming that distributions on the note will be made in all accrual periods based on the student loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued with respect to the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a note that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the note. However, each such daily portion will be reduced, if the cost of the note is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the note at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount

         A noteholder that purchases a note at a market discount, that is, in the case of a note issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a noteholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount notes acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize note premium with respect to all debt instruments having amortizable note premium that the noteholder owns or acquires. See "Taxation of Owners of Notes--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a note on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of Notes--Interest and Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or (3) in the case of a note issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the note at the beginning of the accrual period. Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market.

         To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note generally will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under section 1277 of the Code a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

         A note purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a note may elect under section 171 of the Code to amortize the premium under the constant yield method over the life of the note. If made, the election will apply to all debt instruments having amortizable note premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the noteholder as having made the election to amortize premium generally. See "Taxation of Owners of Notes--Market Discount" above. The use of an assumption that there will be no prepayments might be required. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether the notes have original issue discount) will also apply in amortizing note premium under section 171 of the Code.

Realized Losses

         Under section 166 of the Code, both corporate holders of the notes and noncorporate holders of the notes that acquire the notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the student loans. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until the holder's note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a note will be required to accrue interest and original issue discount with respect to the note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the student loans underlying the notes, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Sales of Notes

         If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note generally will equal the cost of the note to the noteholder, increased by income reported by the noteholder with respect to the note (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the note received by the noteholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the note is held as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under "Taxation of Owners of Notes--Market Discount" and "--Premium."

         A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Information Reporting

         The indenture trustee is required to furnish or cause to be furnished to each noteholder with each payment a statement setting forth the amount of that payment allocable to principal on the note and to interest thereon. In addition, the indenture trustee is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each noteholder who was a holder at any time during that year, a report indicating such other customary factual information as the indenture trustee deems necessary to enable holders of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the notes are issued with original issue discount, the indenture trustee will provide or cause to be provided to the IRS and, as applicable, to the noteholder information statements with respect to original issue discount as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with original issue discount, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial noteholder which purchased its note at the initial offering price used in preparing those reports. Noteholders should consult their own tax advisors to determine the amount of any original issue discount and market discount includible in income during a calendar year.

         As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each collection period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder's purchase price that the indenture trustee will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of Notes--Market Discount" above.

         As applicable, the note information reports will include a statement of the adjusted issue price of the note at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that a trust may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of Notes--Market Discount."

Backup Withholding with Respect to Notes

         Payments of interest and principal, as well as payments of proceeds from the sale of the notes, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Notes

         A noteholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a note will not be subject to United States federal income or withholding tax in respect of a distribution on a note, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the noteholder under penalties of perjury, certifying that the noteholder is not a United States person and providing the name and address of the noteholder and provided further that the non-United States person (1) does not own directly or indirectly 10% or more of the voting power of all equity in a trust or in the trust's sole owner, (2) is not a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business" and (3) is not a "controlled foreign corporation" within the meaning of section 957 of the Code, with respect to which a trust is a "related person" within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty, provided the noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN to report its eligibility for that reduced rate or exemption.

         A noteholder that is not a U.S. person will not be subject to U.S. federal income tax on the gain realized on the sale, exchange or other disposition of the note unless (1) that noteholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (2) the gain is effectively connected with the conduct by the noteholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the noteholder; or
(3) the noteholder is subject to certain rules applicable to expatriates.

         Interest on or gain from the sale, exchange of other disposition of a note received by a noteholder that is not a United States person, which constitutes income that is effectively connected with a United States trade or business carried on by the noteholder, will not be subject to withholding tax, but rather will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, provided the noteholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that noteholder and that this income is includible in the noteholder's gross income for the taxable year. This statement must include, among other things, the name and address of the noteholder, the noteholder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a note would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, noteholders who are non-resident alien individuals should consult their tax advisors concerning this question.

TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of grantor trust certificates, Thacher Proffitt & Wood LLP, counsel to each grantor trust, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related indenture, grantor trust agreement and other related documents, the related trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Holders of a particular series of grantor trust certificates generally will be required to report on their federal income tax returns their shares of the entire income from the notes (including amounts used to pay reasonable fees and other expenses, if any) and will be entitled to deduct, subject to the limitations described below, their shares of any such reasonable fees and other expenses, if any. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust certificate may differ significantly from the amount distributable thereon representing interest on the notes. Under section 67 of the Code, an individual, estate or trust holding a grantor trust certificate directly or through some pass-through entities will be allowed a deduction for the reasonable fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over a specified amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates (including grantor trust "stripped coupon" certificates) are issued, the fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of grantor trust certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust certificates may be subject to those rules if (1) a class of grantor trust "stripped coupon" certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retain (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the notes.

If Stripped Bond Rules Apply

         If the stripped bond rules apply, each grantor trust certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped notes as market discount notes and the discussion regarding de minimis market discount. See "Taxation of Owners of Grantor Trust Certificates--Market Discount" below. Under the stripped bond rules, the holder of a grantor trust certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its grantor trust certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a grantor trust certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust certificate as to any purchaser will be equal to the price paid by the purchaser for the grantor trust certificate. The stated redemption price of a grantor trust certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of fees and other expenses. See "Taxation of Owners of Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of income that accrues in any month would equal the product of the holder's adjusted basis in the grantor trust certificate at the beginning of the month (see "Taxation of Owners of Grantor Trust Certificates--Sales of Grantor Trust Certificates") and the yield of the grantor trust certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the notes, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the notes will not include any payments made in respect of any ownership interest in the notes retained by a trust or other persons, but will include the certificateholder's share of any fees and other expenses.

         To the extent the grantor trust certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificate or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to grantor trust certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a grantor trust certificate acquired at a price equal to the principal amount of the notes allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a note prepays in full, the holder of a grantor trust certificate acquired at a discount or a premium generally will recognize income or loss equal to the difference between the portion of the prepaid principal amount of the note that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the note. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust certificate and accounted for under a method similar to that described for taking account of original issue discount on notes. See "Taxation of Owners of Notes--Interest and Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the grantor trust, or the grantor trustee will make any representation that the notes will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original note (before subtracting any fee or any stripped coupon). If interest payable on a grantor trust certificate is more than one percentage point lower than the gross interest rate payable on the notes, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a grantor trust certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the notes, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Taxation of Owners of Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

If Stripped Bond Rules Do Not Apply

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust certificate, the certificateholder will be required to report its share of the interest income on the notes in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust certificate to the extent it evidences an interest in notes issued with original issue discount.

         The original issue discount, if any, on the notes will equal the difference between the stated redemption price of the notes and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" provided that none of such rates operate in a manner that accelerates or defers interest payments on the note. In general, the issue price of a note will be the amount received by the borrower from the lender under the terms of the note, less any "points" paid by the borrower, and the stated redemption price of a note will equal its principal amount, unless the note provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. Subject to the discussion below, the determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the discussion of the notes. See "Taxation of Owners of Notes--Interest and Original Issue Discount" above.

         In the case of notes bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those notes by the grantor trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a note will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to notes in the series.

         A purchaser of a grantor trust certificate that purchases the grantor trust certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the notes held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the notes. However, each such daily portion will be reduced, if the cost of the grantor trust certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the notes held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the notes. The adjusted issue price of a note on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the note at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount with respect to the note that accrued in prior accrual periods, and reduced by the amount of any payments made on the note in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the grantor trustee, except as provided in the related prospectus supplement, will provide to any holder of a grantor trust certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust certificates. See "Taxation of Owners of Grantor Trust Certificates--Grantor Trust Reporting" below.

Market Discount

         If the stripped bond rules do not apply to the grantor trust certificates, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a note is considered to have been purchased at a "market discount," that is, in the case of a note issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a note issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any note, to the payment of stated redemption price on the note that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "Taxation of Owners of Notes--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the notes should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the note as of the beginning of the accrual period, or (3) in the case of a note issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a note purchased at a discount in the secondary market.

         Because the notes will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to the notes may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "Taxation of Owners of Notes--Interest and Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the notes.

         Further, under the rules described in "Taxation of Owners of Notes--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the notes.

Premium

         If a certificateholder is treated as acquiring the underlying notes at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to notes. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to notes for which an amortization election is not made, should be allocated among the payments of stated redemption price on the note and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a note prepays in full, the holder of a grantor trust certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the note that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the note. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust certificate and accounted for under a method similar to that described for taking account of original issue discount on the notes. See "Taxation of Owners of Notes--Interest and Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used and the actual rate of prepayments.

Taxation of Owners of Grantor Trust "Stripped Coupon" Certificates

         The "stripped coupon" rules of section 1286 of the Code will apply to grantor trust "stripped coupon" certificates. Except as described above in "Taxation of Owners of Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust "stripped coupon" certificates. Accordingly, holders of grantor trust "stripped coupon" certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Taxation of Owners of Grantor Trust Certificates--Possible Application of Contingent Payment Rules" and assumes that the holder of a grantor trust "stripped coupon" certificate will not own any grantor trust certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust "stripped coupon" certificates based on a constant yield method. In effect, each holder of grantor trust "stripped coupon" certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the grantor trust "stripped coupon" certificate at the beginning of that month and the yield of the grantor trust "stripped coupon" certificate to the holder. The yield would be calculated based on the price paid for that grantor trust "stripped coupon" certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the fees and expenses to be paid with respect to the notes. See "Taxation of Owners of Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the grantor trust "stripped coupon" certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the grantor trust "stripped coupon" certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the grantor trust "stripped coupon" certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust "stripped coupon" certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust "stripped coupon" certificate by that holder.

         The accrual of income on the grantor trust "stripped coupon" certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the grantor trust or the grantor trustee will make any representation that the notes will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the grantor trust "stripped coupon" certificates should consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a note will give rise to a loss to the holder of a grantor trust "stripped coupon" certificate. If a grantor trust "stripped coupon" certificate is treated as a single instrument (rather than an interest in discrete notes) and the effect of prepayments is taken into account in computing yield with respect to the grantor trust "stripped coupon" certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust "stripped coupon" certificate is treated as an interest in discrete notes, or if the prepayment assumption is not used, then when a note is prepaid, the holder of a grantor trust "stripped coupon" certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust "stripped coupon" certificate that is allocable to the note.

Possible Application of Contingent Payment Rules

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (referred to as the "Contingent Payment Regulations" in this prospectus), but it appears that grantor trust "stripped coupon" certificates, to the extent subject to section 1272(a)(6) of the Code, as described above, or due to their similarity to other asset-backed securities (such as debt instruments subject to section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the grantor trust "stripped coupon" certificates, that are subject to the stripped bond rules of section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a grantor trust "stripped coupon" certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a grantor trust "stripped coupon" certificate determines a projected payment schedule on which interest will accrue. Holders of grantor trust "stripped coupon" certificates are bound by the grantor trust's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust "stripped coupon" certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a grantor trust "stripped coupon" certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable federal rate" that as of the issue date, reflects general market conditions, the credit quality of the grantor trust, and the terms and conditions of the notes. The holder of a grantor trust "stripped coupon" certificate would be required to include as interest income in each month the adjusted issue price of the grantor trust "stripped coupon" certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to grantor trust "stripped coupon" certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Certificates--Taxation of Owners of Grantor Trust "Stripped Coupon" Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust "stripped coupon" certificates.

Sales of Grantor Trust Certificates

         Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on the sale or exchange of a grantor trust certificate by an investor who holds the grantor trust certificate as a capital asset will be capital gain or loss, except (i) to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, (ii) in the case of banks and other financial institutions; except as provided under section 582(c) of the Code or
(iii) to the extent that the contingent payment rules, described above, apply. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the grantor trust certificate.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting

         The grantor trustee will furnish to each holder of a grantor trust certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying notes and to interest thereon at the related pass-through rate. In addition, the grantor trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a grantor trust certificate who was a holder at any time during that year, any customary factual information as the grantor trustee deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the grantor trustee.

Backup Withholding

         In general, the rules described in "Taxation of Owners of the Notes--Backup Withholding with Respect to the Notes" will also apply to grantor trust certificates.

Foreign Investors

         In general, the discussion with respect to the notes in "Taxation of Owners of the Notes--Foreign Investors in Notes" applies to grantor trust certificates except that grantor trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

         To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United

States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "U.S. Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code, impose certain fiduciary and prohibited transaction restrictions on:

         o   Certain employee benefit plans;

         o   Certain other retirement plans and arrangements, including:

             (a)      Individual retirement accounts and annuities;

             (b)      Keogh plans; and

             (c) Collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and section 4975 of the Code; and

         o Persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

         The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

         Some employee benefit plans, such as governmental plans described in section 3(32) of ERISA, and certain church plans described in section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and section 4975 of the Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, the prohibited transaction rules in section 503 of the Code will apply.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

         Unless described differently in the related prospectus supplement, generally, the notes of each series may be purchased by a Plan while the certificates of each series may not be purchased by a Plan. A trust, the depositor, any underwriter, the indenture trustee, the owner trustee, any grantor trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under section 406 of ERISA and section 4975 of the Code may arise if any of the securities are acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the indenture trustee, the owner trustee, any grantor trustee, the servicers, the administrator, the back-up administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

         o Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         o Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         o Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         o Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         o Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager."

         These class exemptions may not apply with respect to any particular Plan's investment in securities and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the securities, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the indenture trustee, the owner trustee, any grantor trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

                              AVAILABLE INFORMATION

         We, as the originator of each trust and the depositor, have filed with the Securities and Exchange Commission a registration statement for the securities under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission at:

         o   450 Fifth Street, N.W., Washington, D.C. 20549;

and at the Securities and Exchange Commission's regional offices at:

         o   500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

         o   233 Broadway, New York, New York 10279.

         In addition, you may obtain copies of the registration statement from the Public Reference Branch of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the Securities and Exchange Commission's public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The registration statement may also be accessed electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the Securities and Exchange Commission's website located at http://www.sec.gov.

                           REPORTS TO SECURITYHOLDERS

         Periodic reports concerning the trusts will be delivered to the securityholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the securities.

         Each trust will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by or for a trust under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

         Written requests for copies should be directed to The National Collegiate Funding LLC, in care of The First Marblehead Corporation, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157. Telephone requests for copies should be directed to (800) 895-4283.

                                  UNDERWRITING

         The underwriters named in each prospectus supplement and we will enter into an underwriting agreement for the securities of the related series. Under the underwriting and placement agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

         The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the securities described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, we or an affiliate of ours may offer some or all of the securities for sale directly.

         The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

         Each prospectus supplement will either:

         o Show the price at which each class of securities is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

         o Specify that the securities will be sold by us or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

         After the initial public offering of any securities, the offering prices and concessions may be changed.

         Until the distribution of the securities is completed, Securities and Exchange Commission rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If an underwriter creates a short position in the securities in connection with the offering--that is, if it sells more securities than are shown on the cover page of the related prospectus supplement--the underwriter may reduce that short position by purchasing securities in the open market.

         An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the underwriters nor we make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intend to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

         Each underwriting agreement will provide that we and The First Marblehead Corporation will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make on those civil liabilities.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

         Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

         The place and time of delivery for the securities will appear in the related prospectus supplement.

                                  LEGAL MATTERS

         Thacher Proffitt & Wood LLP, our counsel, will give opinions on specific matters for the trusts, the administrator and us.

         Each prospectus supplement will identify the other law firms which will give opinions on additional legal matters for the underwriters and specific U.S. federal matters.

                                    ANNEX I:
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered securities (referred to in this annex as the "global securities") will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to United States corporate debt obligations and prior asset-backed certificates issues.

         Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and participants of The Depository Trust Company holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as participants of The Depository Trust Company.

         Non-United States holders (as described below) of global securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the global securities will be represented through financial institutions acting on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of The Depository Trust Company.

         Investors electing to hold their global securities through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between Participants of The Depository Trust Company. Secondary market trading between participants of The Depository Trust Company will be settled using the procedures applicable to prior student loan asset-backed securities issues in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser. When global securities are to be transferred from the account of a participant of The Depository Trust Company to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the account of the participant of The Depository Trust Company against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, participants of The Depository Trust Company can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to participants of The Depository Trust Company a cross-market transaction will settle no differently than a trade between two participants of The Depository Trust Company.

         Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred from the respective clearing system, through the respective depositary, to a participant of The Depository Trust Company. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the depositary, as appropriate, to deliver the global securities to the account of the participant of The Depository Trust Company against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from participants of The Depository Trust Company for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o Borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         o Borrowing the global securities in the United States from a participant of The Depository Trust Company no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         o Staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the participant of The Depository Trust Company is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN UNITED STATES FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are security owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         United States Federal Income Tax Reporting Procedure. The owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

         The term "U.S. Person" means:

         o   A citizen or resident of the United States;

         o A corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia);

         o An estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

         o A trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

                                 $1,122,789,000

                Student Loan Asset Backed Notes and Certificates

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-2
                            NCF GRANTOR TRUST 2004-2
                                     ISSUERS

                       THE NATIONAL COLLEGIATE FUNDING LLC
                                    DEPOSITOR

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

    DEUTSCHE BANK              GOLDMAN, SACHS & CO.             UBS INVESTMENT
     SECURITIES                 Joint Book-Runner                    BANK
  Joint Book-Runner                                            Joint Book-Runner
                    CITIGROUP                             JPMORGAN

                                   ----------
                 Sole Book-Runner of the Class A-IO Certificates
                            DEUTSCHE BANK SECURITIES
                                   ----------

                                October 26, 2004

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the offered securities in any jurisdiction where the offer is not permitted.

        We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective cover pages.

        Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these offered securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.